UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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RAYONIER ADVANCED MATERIALS INC.

Incorporated in the State of Delaware

I.R.S. Employer Identification No. 46-4559529

1301 RIVERPLACE BOULEVARD, SUITE 2300

JACKSONVILLE, FL 32207

(Principal Executive Office)

Telephone Number: (904) 357-4600

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RAYONIER
Advanced Materials™

2021

ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

DE LYLE W. BLOOMQUIST Chair of the Board	PAUL G. BOYNTON President and Chief Executive Officer

Dear Stockholder:

We are pleased to invite you to attend our Annual Meeting of Stockholders on May 17, 2021, at the DoubleTree Hotel, 1201 Riverplace Boulevard, Jacksonville, Florida, at 5:30 p.m. local time. In the following Notice of 2021 Annual Meeting and Proxy Statement, we describe the matters upon which you will be asked to vote at the meeting.

We are proud of what our team was able to accomplish during what turned out to be a rather tumultuous year for our Company and its many stakeholders. Despite the numerous difficulties confronted during 2020, we solidified our financial position and delivered on our financial commitments, all while maintaining an uncompromising commitment to keeping our employees healthy and safe. Building on our efforts in 2019, robust stockholder outreach and engagement continued to be a strong point of emphasis in 2020 and we took significant steps to more fully align with our stockholders in the areas of executive compensation, governance and sustainability. Our progress and accomplishments over the past year leave us well positioned to capitalize on recent market momentum and aggressively pursue value-creation opportunities in 2021 and beyond.

Please review the proxy/notice card for instructions on how to vote over the Internet, by telephone or by mail to be certain that your shares of stock are represented at the meeting, even if you plan to attend. It is important that all Rayonier Advanced Materials stockholders vote and participate in the affairs and governance of our Company.

The Company continues to closely monitor COVID-19. The 2021 Annual Meeting will be held in keeping with then-applicable guidance from health authorities in addition to any other protocols deemed necessary or advisable by the Company at that time.

		DE LYLE W. BLOOMQUIST Chair of the Board	PAUL G. BOYNTON President and Chief Executive Officer
April 2, 2021

Corporate Headquarters

1301 Riverplace Boulevard

Suite 2300

Jacksonville, Florida 32207

April 2, 2021

Notice of 2021 Annual Meeting

TO OUR STOCKHOLDERS:

Notice is hereby given that the 2021 Annual Meeting of Stockholders of Rayonier Advanced Materials Inc., a Delaware corporation, will be held at the DoubleTree Hotel, 1201 Riverplace Boulevard, Jacksonville, Florida on Monday, May 17, 2021 at 5:30 p.m. local time, to:

1)	Elect the Board’s three nominees for Class I directors for terms expiring in 2024

2)	Recommend, in a non-binding vote, whether future non-binding stockholder votes to approve the compensation of our named executive officers should occur every one, two or three years

3)	Approve, in a non-binding vote, the compensation of our named executive officers as disclosed in the accompanying Proxy Statement

4)	Approve the Rayonier Advanced Materials Inc. 2021 Incentive Stock Plan

5)	Ratify the appointment of Grant Thornton as our independent registered public accounting firm for 2021; and

6)	Act upon such other matters as may properly come before the meeting

All stockholders holding Rayonier Advanced Materials Common Stock of record at the close of business on March 19, 2021 are entitled to vote at the meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE PROMPTLY SUBMIT YOUR PROXY OR VOTING INSTRUCTION. Most stockholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card. Please refer to the enclosed proxy materials or the information forwarded by your bank, broker or other holder of record to determine which voting methods are available to you. We urge you to complete and submit your proxy electronically or by telephone (if those options are available to you) as a means of reducing the Company’s expenses related to the meeting.

Please be aware that, if you own shares in a brokerage account, you must instruct your broker on how to vote your shares. New York Stock Exchange rules do not allow your broker to vote your shares without your instructions on any of the proposals except the ratification of the appointment of the Company’s independent registered public accounting firm. Please exercise your right as a stockholder to vote on all proposals, including the election of directors, by instructing your broker by proxy.

We urge you to vote your stock, by any of the available methods, at your earliest convenience.

By:
R. Colby Slaughter Corporate Secretary

NOTE ABOUT FORWARD-LOOKING STATEMENTS

Certain statements in this Proxy Statement, including statements in the Compensation Discussion and Analysis, (also referred to as CD&A) regarding anticipated financial, business, legal or other outcomes, including business and market conditions, outlook and other similar statements relating to Rayonier Advanced Materials’ future events, developments, or financial or operational performance or results, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “forecast,” “anticipate,” “guidance” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Item 1A-Risk Factors in our Annual Report on Form 10-K for the year ended 2020.

NOTE ABOUT NON-GAAP FINANCIAL MEASURES

A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). This document contains certain non-GAAP financial measures, including Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income, Adjusted Net Income Per Share, Adjusted Net Debt and Adjusted Free Cash Flows. These non-GAAP measures are reconciled to each of their respective most directly comparable GAAP financial measures in Appendix D.

We believe these non-GAAP measures provide useful information to our board of directors, management and investors regarding certain trends relating to our financial condition and results of operations. Our management uses these non-GAAP measures to compare our performance to that of prior periods for trend analyses, for purposes of determining management incentive compensation and for budgeting, forecasting and planning purposes.

We do not consider non-GAAP measures an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is they may exclude significant expense and income items that are required by GAAP to be recognized in our consolidated financial statements. In addition, they reflect the exercise of management’s judgment about which expense and income items are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, reconciliations of the non-GAAP financial measures we use to their most directly comparable GAAP measures are provided. Non-GAAP financial measures should not be relied upon, in whole or part, in evaluating the financial condition, results of operations or future prospects of the Company.

General Information about this Proxy Statement and the Annual Meeting

2021 ANNUAL MEETING OF STOCKHOLDERS OF RAYONIER ADVANCED MATERIALS INC.

MONDAY, MAY 17, 2021

The 2021 Annual Meeting of Stockholders of Rayonier Advanced Materials Inc. (the “Annual Meeting”) will be held on May 17, 2021, for the purposes set forth in the accompanying Notice of 2021 Annual Meeting. This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation by the Board of Directors of proxies to be used at the meeting and at any adjournment of the meeting. We may refer to Rayonier Advanced Materials Inc. in this Proxy Statement as “we,” “us,” “our,” the “Company,” “RYAM” or “Rayonier Advanced Materials.”

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

We are utilizing Securities and Exchange Commission (the SEC) rules that allow companies to furnish proxy materials to stockholders via the Internet. If you received an Important Notice Regarding the Availability of Proxy Materials (the Internet Notice) by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. The Internet Notice tells you how to access and review the Proxy Statement, form of proxy card and our 2021 Annual Report to Stockholders (the Annual Report), which includes our 2020 Annual Report on Form 10-K, as well as instructions for how to submit your proxy over the Internet. If you received the Internet Notice and would still like to receive a printed copy of our proxy materials, simply follow the instructions for requesting printed materials included in the Internet Notice.

The Internet Notice, these proxy solicitation materials and the Annual Report were first made available on the Internet and mailed to certain stockholders on or about April 2, 2021.

The Notice of 2021 Annual Meeting, this Proxy Statement and the Annual Report are available at www.proxyvote.com.

Annual Report

A copy of the Annual Report, which includes the 2020 Annual Report on Form 10-K, is available on the Internet at www.proxyvote.com as set forth in the Internet Notice. However, we will send a copy of our 2020 Annual Report on Form 10-K (with financial statements but without exhibits) to any stockholder without charge upon written request addressed to:

Rayonier Advanced Materials Inc.

Investor Relations

1301 Riverplace Boulevard

Suite 2300

Jacksonville, Florida 32207, USA

Delivery of Materials to Stockholders Sharing an Address

In addition to furnishing proxy materials over the Internet, the Company takes advantage of the SEC’s householding rules to reduce the delivery cost of materials. Under such rules, only one Internet Notice or, if paper copies are requested, only one Proxy Statement and Annual Report, will be delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. If you are a stockholder who resides in the same household with another stockholder and you wish to receive a separate Proxy Statement and Annual Report or Notice of Internet Availability of Proxy Materials for each account, please contact Broadridge, toll free at 1-866-540-7095. You may also write to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Any stockholder making such request will promptly receive a separate copy of the proxy materials, and separate copies of all future proxy materials. Any stockholder currently sharing an address with another stockholder, but nonetheless receiving separate copies of the materials, may request delivery of a single copy in the future by contacting Broadridge Householding Department by telephone or mail as indicated above.

Proxy Statement Summary

This summary highlights selected information that is provided in more detail throughout this Proxy Statement. This summary does not contain all of the information you should consider before voting, and you should read the entire Proxy Statement before casting your vote.

2021 ANNUAL MEETING INFORMATION

Date & Time May 17, 2021 5:30 p.m. local time

Voting

Stockholders holding our Common Stock as of the close of business on the record date, which is the close of business on March 19, 2021 (Record Date), are entitled to vote. Each share of Common Stock is entitled to one vote for each matter to be voted upon.

Location DoubleTree Hotel 1201 Riverplace Boulevard Jacksonville, Florida

Admission

To attend the Annual Meeting, you will need to bring (1) proof of ownership of Common Stock as of the record date and (2) a valid government-issued photo identification. If you do not have proof of ownership together with a valid government-issued photo identification, you will not be admitted to the meeting.

Record Date Record holders of our Common Stock as of March 19, 2021 are entitled to notice of and to vote at, the Annual Meeting	Admission to the Annual Meeting is limited to stockholders holding our Common Stock as of the record date and one immediate family member; one individual properly designated as a stockholder’s authorized proxy holder; or one qualified representative authorized to present a stockholder proposal properly before the meeting.

No cameras, recording equipment, large bags, briefcases, or packages will be permitted in the Annual Meeting. The Company may implement additional security procedures to ensure the safety of the meeting attendees.

Questions and Answers about the Annual Meeting can be found in Appendix A.

PROPOSALS

MATTER		BOARD VOTE RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)
Proposal 1	Elect the Board’s three nominees for Class I directors for terms expiring in 2024	FOR each nominee	17
Proposal 2	Recommend, in a non-binding vote, whether future non-binding stockholder votes to approve the compensation of our named executive officers should occur every one, two or three years (Say-When-on-Pay)	FOR ONE YEAR	30
Proposal 3	Approve, in a non-binding vote, the compensation of our named executive officers as disclosed in this Proxy Statement	FOR the proposal	31
Proposal 4	Approve the Rayonier Advanced Materials Inc. 2021 Incentive Stock Plan	FOR the proposal	63
Proposal 5	Ratify the appointment of Grant Thornton as our independent registered public accounting firm for 2021	FOR the proposal	72

2021 RYAM PROXY STATEMENT	1

COMMITMENT TO BEST PRACTICES IN CORPORATE GOVERNANCE

Commitment to Best Practices in Corporate Governance

CORPORATE GOVERNANCE HIGHLIGHTS

Our corporate governance structure is designed to ensure that the Board of Directors (the Board) effectively exercises its responsibilities and oversight of management’s performance in creating long-term value for our stockholders. The Board also plays a critical role in monitoring adherence to our Core Values and Cultural Cornerstones and promoting the exercise of responsible corporate citizenship. The Board values the feedback we receive from our stockholders and has taken these perspectives into account in implementing actions to broaden stockholder rights and enrich Board composition. Our leading corporate governance practices include:

STOCKHOLDER RIGHTS

Independent, Non-Executive Chair of the Board	On May 19, 2020, we split the roles of Chair and CEO, with Paul Boynton continuing in his role as CEO and De Lyle Bloomquist assuming the role of Independent Non-Executive Chair. See Non-Executive Chair of the Board section.

Single Voting Class	All holders of Rayonier Advanced Materials Common Stock have the same voting rights - one vote per share of stock.

Majority Voting Standard for Director Elections	Our Amended and Restated Bylaws mandate that directors be elected under a majority voting standard in uncontested elections. Each director must receive more votes “For” his or her election than votes “Against” in order to be elected.

Director Resignation	Any incumbent nominee for director who does not receive the affirmative vote of a majority of the votes cast in any uncontested election must promptly offer to resign. The Nominating and Corporate Governance Committee (Nominating Committee) will make a recommendation on the offer and the Board must accept or reject the offer and publicly disclose its decision and rationale.

No Poison Pill	We do not have a stockholder rights plan, also known as a poison pill, in place.
BOARD COMPOSITION AND ACCOUNTABILITY
Independence	Our Corporate Governance Principles (CGPs) require that not less than 75% of our directors be independent. At all times during 2020, 89% (eight of nine) of our directors were independent and each of our Audit, Compensation and Management Development and Nominating and Corporate Governance committees consisted entirely of independent directors. See Director Independence section.
Diversity	The composition of the Board represents a diverse and broad mix of skills, experience, attributes, knowledge and perspectives relevant to our business. Three of our nine directors are women and one of the remaining 6 is racially/ethnically diverse. A summary of relevant director experience and qualifications can be found in the Director Qualifications section.

2

COMMITMENT TO BEST PRACTICES IN CORPORATE GOVERNANCE

BOARD COMPOSITION AND ACCOUNTABILITY

Continuous Board Refreshment	Since 2015, the Board has appointed five new directors, representing refreshment of 55% of the current nine-member Board. Ivona Smith and David Mariano are the Board’s most recent additions, having been appointed in May 2020.

Annual Management Succession Planning Review	The Board conducts an annual review of management development and succession planning for the CEO and Company senior leadership. See Succession Planning section.

Director Tenure	Our CGPs provide that a director is required to submit an offer of resignation for consideration by the Board upon any significant change in the director’s principal employment or personal circumstance that could adversely impact his or her reputation or the reputation of the Company. See Director Qualifications section.

Director Overboarding Limits	Our CGPs contain provisions to ensure that each of our directors is able to dedicate the meaningful amount of time and attention necessary to be a highly effective member of the Board. A director who is not serving as CEO of a public company may serve on no more than three public company boards (in addition to our Board) and a director serving as the CEO of a public company (including our CEO) may serve on no more than one other public company board (in addition to our Board). No director serving on the Company’s Audit Committee may also serve on the Audit Committee of more than two other public companies.

Mandatory Stock Ownership	Each of our directors is required to own Company stock totaling not less than the number of shares constituting the cash portion of his or her annual retainer for the previous five years. See Director Mandatory Stock Ownership and Retention Requirements section.

Limit on Equity Awards	Our Incentive Stock Plan limits annual director equity awards. See Limit on Annual Equity Awards section.

2021 RYAM PROXY STATEMENT	3

COMMITMENT TO BEST PRACTICES IN CORPORATE GOVERNANCE

CORPORATE GOVERNANCE PRINCIPLES

Our Board has adopted Corporate Governance Principles (CGPs) which govern the function, composition and operation of the Board. The CGPs establish, among other things, criteria for determining director independence and filling Board vacancies. Our CGPs are found on the Company’s website at www.rayonieram.com at the “Investors” tab under “Corporate Governance”. The Board, through its Nominating Committee, regularly reviews developments in corporate governance and best practices and modifies the CGPs, committee charters and key practices as necessary or desirable.

DIRECTOR INDEPENDENCE

The Company’s Common Stock is listed on the New York Stock Exchange (NYSE). In accordance with NYSE listing standards, the Board makes affirmative determinations annually as to the independence of each director and nominee for election as a director. To assist in making such determinations, the Board has adopted a set of Director Independence Standards which conform to or, in some cases, are more exacting than, the independence requirements set forth in the NYSE listing standards. Our Director Independence Standards are appended to the Company’s CGPs and are available at www.rayonieram.com at the “Investors” tab under “Corporate Governance”. Based on our Director Independence Standards, the Board has affirmatively determined in its business judgment that all persons who have served as directors of our Company at any time since January 1, 2020, other than Mr. Boynton, are independent (i.e., eight of nine directors in 2020).

NON-EXECUTIVE CHAIR OF THE BOARD

On May 19, 2020, the Board separated the roles of CEO and Chair and elected an independent director, De Lyle Bloomquist, to serve as the Board’s Non-Executive Chair. Our Board believes that the separation of these roles is appropriate and in the best interests of our Company and its stockholders at this time. This separation recognizes the time and effort our CEO is required to devote to the strategy and day-to-day management of our business and allows our Chair to focus on governance and oversight practices that benefit the long-term interests of our stockholders.

The duties of our Non-Executive Chair of the Board include:

Leading the Board’s oversight of the management of the Company

Approving materials and agendas for Board meetings in consultation with other directors and management

Presiding during stockholder meetings, Board meetings and executive sessions of the independent directors

Facilitating communication among directors and the regular flow of information between management and directors

Serving as principal liaison between independent directors and the CEO

Leading independent directors in periodic reviews of the performance of the CEO

If requested by major stockholders, ensuring he or she is available for consultation and direct communication

Recommending independent outside advisors who report directly to the Board on material issues

Assisting the Board and the Company’s officers in adhering to the CGPs

In collaboration with the Nominating Committee, leading the Board’s annual self-assessment, Committee assignment process and recruitment efforts

4

COMMITMENT TO BEST PRACTICES IN CORPORATE GOVERNANCE

INDEPENDENT NON-MANAGEMENT DIRECTOR MEETINGS

Our independent non-management directors met separately (without the CEO or any members of management) during eight regularly scheduled meetings in 2020; these meetings were chaired either by our Independent Lead Director (prior to our 2020 Annual Meeting) or our Non-Executive Chair of the Board (subsequent to our 2020 Annual Meeting). Independent directors also have the opportunity to meet without management present at their respective Board committee meetings.

BOARD DIVERSITY

Our Nominating Committee evaluates the specific personal and professional attributes of each director candidate versus those of the existing Board members to ensure the Board is well-rounded in the terms of competencies, experience, attributes, personal history, background, perspective, skills and expertise. Our Board views diversity as a priority and seeks representation across a range of attributes including gender, race, ethnicity, age and similar factors that can enhance overall Board perspective and effectiveness. Our current Board composition well reflects the Board’s commitment to these principles. The Board has appointed five new directors since 2015, representing a refreshment rate of 55% over that period and an overall average tenure of approximately 5 years. Three of the Board’s 9 directors are women and one is racially/ethnically diverse. The Nominating Committee assesses the Board’s diversity through its annual assessment of Board structure and composition and also through its review of the annual Board and committee performance evaluations.

BOARD EVALUATION AND ASSESSMENT

Annual self-evaluation and assessment of Board performance helps ensure that the Board and its committees function effectively and in the best interest of our stockholders. This process also promotes good governance and helps set expectations about the relationship and interaction of the Board and management. The Board’s annual self-evaluation and assessment process, which was overseen by our Non-Executive Chair of the Board in 2020, is currently structured and carried out as follows:

The Nominating Committee reviews the prior year’s process of self-evaluation and assessment for the Board and Board committees, as well as current trends and best practices.

Under the auspices of the Nominating Committee, the Corporate Secretary facilitates the process agreed upon by the Committee. In 2020, this process consisted of preparation of suggested topics of discussion (including key events that occurred during the prior year), which were disseminated to all directors, followed by confidential interviews of each Board member by the Corporate Secretary.

The feedback generated from the interviews is summarized by the Corporate Secretary and shared with the Non-Executive Chair of the Board.

These results are then communicated in executive session to the full Board and each committee, as well as to individual directors, as appropriate, which fosters robust discussion and consensus on actions to be undertaken.

Changes to policies and practices, as warranted, are implemented as directed by the Board.

The structure of this process is reviewed annually by the Company’s Nominating Committee, which makes changes to the process as it deems appropriate in accordance with good governance practices.

2021 RYAM PROXY STATEMENT	5

COMMITMENT TO BEST PRACTICES IN CORPORATE GOVERNANCE

SUCCESSION PLANNING

One of our Board’s primary responsibilities is to ensure that the Company has a high-performing management team in place. Our full Board has responsibility for management succession planning. The Board manages the succession planning process and, on an annual basis, reviews and approves succession plans for the CEO and other senior executives. This detailed process is designed to maximize the pool of qualified internal candidates who can assume top management positions. Increasing the number of diverse candidates within this pool is a key priority for the Company. To assist with this process, the CEO annually provides our Board with an assessment of senior managers and the potential of each manager to succeed to the CEO position. The CEO also provides the Board with an assessment of persons considered potential successors to senior management positions.

OVERSIGHT OF RISK

We have a robust risk assessment and mitigation process, overseen by our Board, which includes extensive interaction among our Board, CEO and members of senior management.

BOARD OF DIRECTORS	ENTERPRISE RISK MANAGEMENT COMMITTEE	AUDIT COMMITTEE	COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

The Board oversees risk management through a management-led assessment process that involves direct Board committee oversight. The Board annually appoints the members of the Enterprise Risk Management (ERM) Committee, which is chaired by the CEO, who also serves as the Company’s Chief Risk Officer. Senior executives of the Company are members of the ERM Committee.

The ERM Committee appoints the members of business unit and staff function-level Risk Assessment and Mitigation teams, which continually identify and assess the risks facing their respective business or function and submit semi-annual reports to the ERM Committee. These reports form the basis of the ERM Committee’s annual risk assessment. This assessment is used to develop a list of enterprise-level material risks which are reported to the Audit Committee for review and evaluation of mitigation strategies.

		The Audit Committee then assigns ongoing Board-level oversight responsibility for each material risk identified by the ERM Committee to either the full Board or the appropriate Board committee. Presentations and other communications regarding each risk are made to the Board and/or applicable Board committee periodically during the year.	The ERM Committee’s annual risk assessment of the Company’s overall compensation policies and practices is presented to the Compensation and Management Development Committee.

6

COMMITMENT TO BEST PRACTICES IN CORPORATE GOVERNANCE

ENGAGEMENT BY MANAGEMENT AND OUR BOARD WITH OUR STOCKHOLDERS

>300	INVESTMENT COMMUNITY OUTREACH Calls, meetings and other personal engagements

~60%/~35%	STOCKHOLDER ENGAGEMENT Percentage of Common Stock reached out to/spoken with, through calls, meetings and other personal engagements

>85%	ANNUAL MEETING ENGAGEMENT Percentage of Common Stock represented by vote at the 2020 Annual Meeting

Stockholder Engagement Overview

Our Board and management value and rely upon our stockholders’ perspectives. To help ensure we understand and focus on the priorities that matter most to our stockholders, our directors and senior management proactively conduct thorough and extensive investor outreach throughout the year. In addition to discussing business results and initiatives, strategy and capital structure, we engage with investors on various other matters integral to our business and the Company, such as governance practices, executive compensation and sustainability.

Specific Ways We Engaged with Stockholders in 2020

In 2020, we contacted stockholders representing almost 60% of our issued and outstanding shares and we were able to meet and engage directly, in person or telephonically, with approximately 35% of our stockholders. We hosted quarterly earnings calls with all investors, including the analysts covering our Company who we invite to ask questions. We also engaged with the leading proxy advisors who serve our investors. We presented at three industry conferences and held two virtual road shows. Our Board and management carefully considered and evaluated feedback received during these meetings.

Additionally, our independent directors continued to be closely and directly involved in our investor engagement efforts. Specifically, in 2020, our independent directors held outreach discussions with stockholders representing approximately 18% of our outstanding shares.

A key focus of our outreach was to continue our dialogue with investors regarding Say-on-Pay voting outcomes at our 2019 and 2020 Annual Meetings. This is discussed in more detail below and in the CD&A section.

Stockholders and other interested parties who would like to communicate with one or more members of the Board, a Board committee, the Non-Executive Chair of the Board or the independent non-management directors as a group may do so by writing to any such party at Rayonier Advanced Materials Inc., c/o Corporate Secretary, 1301 Riverplace Boulevard, Suite 2300, Jacksonville, Florida 32207. All communications received will be forwarded to the intended recipient(s).

2021 RYAM PROXY STATEMENT	7

COMMITMENT TO BEST PRACTICES IN CORPORATE GOVERNANCE

How We’ve Incorporated Stockholder Feedback Received Over the Past Year

In 2020, investors provided feedback on several governance, strategic and capital structure issues, which the Board and management have carefully evaluated. The feedback we received over the past year has helped guide the Company and influence our thinking and decision-making in several areas, including:

Disclosure regarding the dynamic impact of COVID-19 on the Company and the measures we took to protect our employees and contractors and ensure our continued ability to operate safely and reliably.

Increased oversight and disclosure with respect to Environmental, Social and Governance (ESG) issues. We recently published key metrics aligned with the Sustainability Accounting Standards Board (SASB) standard for our industry and also established a Diversity and Inclusion Advisory Group to help us build on and improve our culture.

Further improvements to help align executive compensation with the stockholder experience. See Compensation Discussion and Analysis.

Continued intense focus on cost reduction and cash generation in response to ongoing business climate headwinds, magnified by the impacts of COVID-19.

The creation by our Board of a new committee, the Finance and Strategic Planning Committee, to closely oversee and advise management on the strategic planning process, growth through innovation and capital structuring priorities and initiatives.

Completion of refinancing of term loans with $500 million senior secured notes and establishing a $200 million ABL credit facility, extending nearest maturity to 2024 and removing financial maintenance covenants.

Strategic investments in sustainable innovation including the commissioning and start-up of a bioenergy plant at our Tartas, France facility and the development in the Temiscaming plant of our TEMSILK ™ to serve the growing Lyocell textile market through strategic investment. In addition, we have recently invested in and partnered with Anomera Inc. (Anomera), an early-stage company based in Montreal whose patented break-through nanocellulose technology is aimed at displacing plastics in the cosmetics and skin care markets and serving as an eco-friendly ingredient in various industrial and other end-market applications.

A continued disciplined approach to evaluation of opportunities with respect to our overall asset portfolio, with an emphasis on those assets not deemed core to our long-term strategy.

The addition of two new directors to our Board. Ivona Smith and David C. Mariano were appointed to our Board on May 19, 2020, replacing retiring directors C. David Brown, II and Mark E. Gaumond. Since 2015, 55% of the Board has been refreshed.

The splitting of the CEO and Chair roles on May 19, 2020, with Paul Boynton continuing to serve as CEO and De Lyle Bloomquist being appointed to the newly created role of independent Non-Executive Chair of the Board.

The submission of separate proposals at our 2020 Annual Meeting of Stockholders wherein our Board and management asked stockholders to vote to declassify our Board and eliminate supermajority voting provisions from our Certificate of Incorporation and Bylaws. For the second year in row, these initiatives received insufficient votes for passage (65% passage against a requirement of 80%).

2020 Say-On-Pay Vote

At our 2020 Annual Meeting, approximately 78% of stockholders expressed support for the compensation of our named executives. We again conducted purposeful investor outreach, as described in our CD&A section, with our investors and proxy advisory firms to review our compensation actions and listen to their feedback. As part of its annual assessment of the Company’s executive compensation programs, the Compensation and Management Development Committee (Compensation Committee) evaluated this investor feedback, confirmed that actions taken in early 2020 were aligned with stockholder feedback and decided to take other various actions to strengthen the alignment between these programs and the interests of the Company’s stockholders. These steps are summarized in detail in the CD&A section.

8

COMMITMENT TO BEST PRACTICES IN CORPORATE GOVERNANCE

STANDARD OF ETHICS AND CODE OF CORPORATE CONDUCT

The Company’s Standard of Ethics and Code of Corporate Conduct (Code of Conduct) is available on the Company’s website at www.rayonieram.com at the “Investors” tab under “Corporate Governance”. Any waivers or amendments to the Code of Conduct will also be available on the Company’s website.

2021 RYAM PROXY STATEMENT	9

COMMITMENT TO BEST PRACTICES IN CORPORATE GOVERNANCE

SUSTAINABILITY – INVESTED IN NATURE, INVESTING IN THE FUTURE

Overview

Throughout our over 90-year history pioneering cellulosics, a sustainable business model has been and remains, absolutely integral to our strategy to maximize long-term stockholder value. Our commitment to sustainability is reflected in our Core Values of Integrity, Accountability, Quality and People and in our Cultural Cornerstones of Safety, Innovation, Customer Focus and Continuous Improvement. Through every stage of our business cycle, we focus on conducting our business in the right way to ensure the sustained financial success of the Company while preserving resources for future generations, enhancing our communities and providing a safe, engaging and inclusive working environment for our colleagues.

Our vision is to further enhance and leverage a very sustainable business model – taking natural, renewable input materials and turning them into remarkable products for our customers. In our high purity cellulose business, we run four bio-refineries. Our goal is to optimize and align these assets to meet the increasing consumer demand for a more sustainable world.

Our Sustainability Council (the Council) works under the close oversight of our full Board to ensure the sustainability issues most critical to our business and stakeholders are identified and prioritized. The Council, a cross-functional team comprised of senior executives and other Company leaders from our sales and marketing, research and development (R&D), finance/accounting, environmental, human resources, legal, supply chain and other functional areas, helps ensure sustainability is approached not merely as an isolated concept, but as a cultural mindset ingrained in all we do. The Council meets regularly to collaborate and track key projects and drive advancement of the Company’s and its customers’ sustainability objectives.

A progress update on our Sustainability program’s key focus areas follows.

Health and Safety

We place intense focus on our vision of every employee coming to work and going home every day injury free. In 2020, we progressed toward this vision, as the Company-wide injury rate decreased by 8% versus the prior year. To drive continuous focus and improvement toward this vision, we have used five leading metrics since 2019: housekeeping, leadership value exchanges, corrective action closure, elevated gas monitor minutes, and life safety programs. We rigorously track these metrics on a monthly basis with a firm belief that continuous improvement in these areas will create a safer work environment with fewer injuries. Five separate subcommittees, comprised of leaders from across the Company, are accountable for each of the respective leading metrics and these subcommittees report to a steering team chaired by our CEO.

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To further reinforce the everyday behaviors critical to fostering a strong culture of safety, our CEO and other Company leaders engage in regular and meaningful safety value exchanges with members of our workforce. While our Board will always have discretion to reduce executive compensation for overall poor safety performance, the Company’s measured performance against its five leading safety metrics is also a financial component of 2021 executive compensation as a strategic metric in the Annual Cash Incentive Program.

Human Rights; Diversity and Inclusion

Respect for People is one of our Core Values and reflects our belief that our success is directly tied to how we value our employees and their diverse backgrounds and experiences. Our published Human Rights and Diversity Policy (the Policy) that can be found at www.rayonieram.com at the “Sustainability” tab under “Resources”, further explains this Core Value to our employees and external stakeholders. As the Policy states, inclusion and diversity are not just words at RYAM – they are ideals ingrained in our Company values and projected through our business practices and human capital management programs.

In recognition of the importance of this principle and the role diversity plays in allowing us to learn and build solutions from different perspectives, the Company commissioned a Diversity and Inclusion Advisory Group (DIAG) in 2020 comprised of approximately a dozen employees that are a representative cross-section of the organization including union leadership. Over the course of 2021, the DIAG will be helping the Company build upon and improve its culture of inclusion and diversity through benchmarking best practices; identifying leading metrics that provide greater insight into the Company’s progress; and reporting progress and actionable recommendations to senior leadership and the Board on at least a quarterly basis.

The Company has production facilities in the United States, Canada and France with sales offices in the United States, Canada, France, United Kingdom, Japan and China. Of our 3,850 employees, approximately 75% belong to unions. We have strong and open relationships with these employee representatives.

Forest Stewardship

Forests serve as the source of our most significant raw material input. They also provide vital wildlife habitat, enhance water quality and provide places for people to enjoy the outdoors. To ensure that forests thrive into the future, we invest in them and employ industry best practices in forestry management. We apply internationally recognized forest certification standards with third-party verification across our operations and we expect our suppliers to do the same. In Canada, we directly manage over 25 million acres of FSC-certified wood and globally, half of our wood is sourced from third-party certified forestlands. We are working with owners of forestlands to increase our share of certified wood over time to support growing customer demand.

During 2020, we worked closely with suppliers in the Southeast U.S. to drive increases in the overall quantity of wood fiber procured by our pulp mills from FSC®-certified lands. This is in addition to mill-level certifications (e.g., FSC and PEFC™ Chain of Custody) already in place which demonstrate fiber traceability to mitigate the risk of using wood from undesirable sources. To help communicate and measure progress in our wood-sourcing practices, we now publish on our website at www.rayonieram.com at the “Sustainability” tab, wood sourcing management metrics in accordance with the requirements of the SASB standard for Pulp & Paper Products.

Also, in 2020, our colleague Marie-Eve Sigouin was awarded the Order of Forest Engineers of Quebec’s 2019 Forest Engineer of the Year Award in recognition for her role in organizing the Detour/Kesagami Cross-Border Woodland Caribou Population Forum, which brought together various stakeholders from Ontario and Quebec to share information on caribou and define joint actions to aid the recovery of the regional caribou population. Ms. Sigouin became the first female recipient of this prestigious engineering award.

Climate Impact

Responsible emissions management is a key part of our operating strategy which is ingrained into our daily operations. To better track and communicate our climate-related performance in 2019, we published our first Company-wide greenhouse gas emissions inventory following the Greenhouse Gas Protocol. In 2020, we took the

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additional step of publishing (on our Company website) key metrics aligned with the Sustainability Accounting Standards Board (SASB) standard for Pulp and Paper Products, including with respect to greenhouse gas emissions, air quality, water management and supply chain management. Utilizing these metrics will help us better understand, assess, manage and provide disclosure with respect to climate-related risks and opportunities and ensure our strategic planning and risk management processes are assigning appropriate weight to such risks and opportunities.

The transition to a low carbon economy, as predicted by many investors and other stakeholders, poses both risks and opportunities for the Company. For example, similar to other manufacturers in our sector, we use biomass, natural gas, liquid fossil fuels and purchased electricity to power our plants. Changes in policy, regulation or technology related to fuels that we use, or our electricity providers use, could materially impact our costs. On the other hand, our products are made from renewable, natural materials with the potential to be used as a high-performing substitute for end markets which currently use fossil fuel-based products. We are seeking to better understand and quantify these and other risks and opportunities, including through our enterprise risk management and strategic planning processes.

Resource Conservation

In addition to our ongoing commitment to achieve full compliance with regulatory and permitting requirements, we continue to seek and invest significant capital in projects that help us more effectively measure and reduce consumption of resources, including wood, water, energy and chemicals. Throughout the process of converting wood into products that meet our customers’ exacting specifications, the Company strives to ensure that no part of the tree goes to waste. For example, the bark is utilized for its fuel value, the wood is milled into lumber and the wood chips are pulped into fibers for paperboard or used as the primary raw material for our high purity cellulose. Even the lignin, the natural glue that holds wood together, is separated, purified and sold for use as a natural chemical in construction, agricultural and other end markets.

We continuously strive to improve our operating efficiency and to maximize energy generated with existing renewable resources. For example, we recently completed several interconnected projects (including recovery boilers and flue gas energy recovery improvements) and installations (biomass dryer, turbine generator) to significantly improve the energy efficiency of our Tartas plant. These installations and improvements qualified under the Commission de régulation de l’énergie CRE biomass programs which aim to identify French biomass-powered cogeneration projects. The Company’s improvement and installation projects were retained under the CRE programs and, as a result, all electrical energy produced by the plant can now be sold at a preferential purchase tariff (based on biomass utilization) under long-term contracts between the plant and the public utility. This green energy project not only yields significant environmental benefits, it helps the plant improve its competitive position by improving its cost profile as a producer of high purity cellulose. We expect to make more of these types of strategic investments in our biorefinery assets as demand for natural solutions grows, including a potential for non-food source ethanol, known as second-generation fuels.

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We constantly pursue the optimization of our systems to help maintain the water quality and availability in the communities where we operate. The Company collects and tracks water usage and discharge data for all of its operations. New projects are undertaken with a full understanding of their water usage implications and our expectation is that those projects should be at least water-usage neutral. The vast majority of water (approximately 91%) used by our facilities is returned to the environment, following multiple reuses, at a quality that meets or exceeds regulatory requirements.

Innovation

Our strength is innovatively converting renewable resources into remarkable products. Among other products, the Company produces a customized high purity cellulose utilized in specialty products for a wide range of applications. High purity cellulose is a remarkable bio-based polymer and natural building block for everyday products. Our customers can substitute renewable cellulose in place of petroleum-based chemicals to make plastics, yarn, fabrics and even LCD screens for televisions or smartphones. Our product is also used for its natural thickening or other properties in paints, plaster, pharmaceuticals, food and beauty products.

Through its R&D initiatives, the Company works with customers and other partners to identify and develop new products and/or end uses. Recent developments include our Biofloc XV20 dissolving wood pulp, which we believe is well positioned to grow and take market share from cotton lint pulp over time, as well as our Envirosmart quick-food-service bag grade developed in our newsprint facility. In addition, our new TEMSILK product is a unique pulp product produced at our Temiscaming, Quebec facility for use in the production of Lyocell, a “green” textile fiber with rapidly growing demand. Lyocell is produced in a closed loop system, which is more environmentally friendly and lower in cost than those used for other textile fibers and which produces a high-quality textile fabric with a silky feel. Only a few producers in the world are capable of making a pulp that works in this process and we have quickly positioned ourselves to become a leading supplier to this growing market.

We also seek out strategic investments and partnerships that help accelerate our innovative focus and positioning to serve an increasing demand for environmentally-friendly products and solutions. For example, we have recently invested in and partnered with Anomera, an early-stage company based in Montreal whose patented break-through nanocellulose technology is aimed at displacing plastics in the cosmetics and skin care markets and serving as an eco- friendly ingredient in various industrial and other end-market applications. It is a natural partnership with multiple synergies. Anomera, which is constructing a launch manufacturing facility at our Temiscaming, Quebec site, utilizes RYAM’s high purity cellulose as the key raw material in its process and will benefit from various RYAM site services during the construction and operational phases of the project.

The information on our website is not and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.

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DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Board considers the significant time commitment and the skills and experience level necessary for directors to fulfill their duties.

The Nominating Committee’s annual compensation review includes a periodic analysis of data, comparing the Company’s director compensation levels against a peer group of publicly held companies. F. W. Cook, the Board’s independent compensation consultant, provides the Nominating Committee with advice and recommendations on the composition of the peer group and competitive data used for benchmarking our director compensation program. The Nominating Committee uses the information provided by F. W. Cook, as well as other data, to reach its recommendation regarding compensation to be paid to our directors. The Nominating Committee’s recommendation is then provided to the full Board for review and final approval.

Our directors are subject to minimum stock ownership and stock retention requirements, as discussed in the Director Mandatory Stock Ownership and Retention Requirements section below.

2020/2021 Cash Compensation

Non-management director compensation is set by the Board after considering the recommendation of the Nominating Committee. For the twelve-month 2020-2021 director compensation period, which ends with the 2021 Annual Stockholders Meeting, each non-management director receives the following cash compensation (which is prorated for partial year service):

Annual cash retainer of $85,000, payable in equal quarterly installments

Additional annual cash retainers for the chairs of the Audit, Compensation, Finance and Nominating Committees of $20,000, $15,000, $15,000 and $10,000, respectively, payable in equal quarterly installments; and

Additional annual cash retainer for the Non-Executive Chair of the Board of $85,000, payable in equal quarterly installments

Annual Equity Awards

For the 2020-2021 period, on or about May 19, 2020, each non-management director received a restricted stock unit award equivalent to $105,000 based on a nominal per share value of $6.00 (which is prorated for partial year service), to vest on May 19, 2021 if the director has not voluntarily left the Board prior to such date (other than due to the director’s death or disability or in the event of other extraordinary circumstances as determined by the Nominating Committee).

Dividends (if any) on the restricted stock unit award accrue in a separate account and are paid upon vesting, together with interest thereon at a rate equal to the Prime Rate as reported in The Wall Street Journal, adjusted and compounded annually as of each December 31 (the Prime Rate).

Limit on Annual Equity Awards

Our Equity Incentive Stock Plan caps annual equity awards to each director at not more than $300,000 per year. As described above, each director’s annual equity award in the 2020-2021 period was valued at $105,000.

Cash Fees Deferral Plan

Directors may defer up to 100% of their cash compensation. Any deferred amounts are paid to the director in a single lump sum on the later of the date the director turns 74, the conclusion of the director’s term, or upon termination as a director, if prior to age 74. Any deferred amounts earn interest at a rate equal to the Prime Rate.

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Director Mandatory Stock Ownership and Retention Requirements

Each of our directors having served on the Board for five years or more, is required to own Company stock valued at not less than the cash portion of his or her annual retainer for the previous five years. Prior to reaching their ownership requirement, a director is required to hold all Company shares received under his or her annual equity retainer. As of March 18, 2021, each of our directors is in compliance with our stock ownership and retention guidelines.

2020 Director Compensation Table

The following table provides compensation information for the one-year period ended December 31, 2020 for all individuals serving on our Board at any time from January 1, 2020 until December 31, 2020.

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(1)	ALL OTHER COMPENSATION ($)(2)	TOTAL ($)
Charles E. Adair	105,000	105,000	967	210,967
De Lyle W. Bloomquist	148,750	105,000	967	254,717
Paul G. Boynton(3)	-	-	-	-
C. David Brown, II(4)	27,500	-	967	28,467
Julie A. Dill	96,250	105,000	967	202,217
Mark E. Gaumond(4)	25,000	-	967	25,967
James F. Kirsch	96,250	105,000	967	202,217
David C. Mariano	63,750	105,000	-	168,750
Thomas I. Morgan	85,000	105,000	967	190,967
Lisa M. Palumbo	95,000	105,000	967	200,967
Ivona Smith	63,750	105,000	-	168,750

(1)

Represents the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC) Topic 718. A discussion of the assumptions used in calculating these values may be found in Note 17 Incentive Stock Plans included in the notes to consolidated financial statements in our 2020 Annual Report on Form 10-K. On May 19, 2020, each non-management director was granted a restricted stock unit award equivalent to $105,000, based on a nominal share price of $6.00 per share. These awards will vest on May 19, 2021.

The aggregate number of restricted stock units outstanding on December 31, 2020 was 140,000.

(2)	Represents accrued dividends and interest on restricted stock awards which vested on May 21, 2020.

(3)	Mr. Boynton, as an executive officer of the Company, was not compensated for service as a director. See the Summary Compensation Table for compensation information relating to Mr. Boynton during 2020.

(4)	Messrs. Brown and Gaumond retired from the Board May 18, 2020.

ANTI-HEDGING/ANTI-PLEDGING POLICY

We have adopted a stringent anti-hedging and anti-pledging policy that applies to all (1) employees of the Company who are officers, (2) directors and (3) immediate family members of employees who are officers and directors and other members of their households, as well as entities controlled by any of them. Under our policy, the Company may also designate, from time to time, in our discretion, other key employees to be subject to our anti-hedging policy.

The policy precludes all hedging or other offsetting of any potential decrease in the market value of the Company’s equity securities as well as pledging of Company securities. Although not limited to these specific types of transactions, under the Company’s policy the following are specifically prohibited:

Short sales

Trading in options

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Hedging transactions of all types, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds

Pledges of Company securities, such as collateral for margin loans or margin accounts

Standing or limit orders, unless under a Rule 10b5-1 plan that meets all requirements of the Company’s applicable policy and is approved by the Company’s Corporate Secretary

RELATED PERSON TRANSACTIONS

Our Board has adopted a written policy designed to minimize potential conflicts of interest in connection with Company transactions with related persons. Our policy defines a “Related Person” to include any director, executive officer or person owning more than five percent of the Company’s stock, any of their immediate family members and any entity with which any of the foregoing persons are employed or affiliated. A “Related Person Transaction” is defined as a transaction, arrangement or relationship in which the Company is a participant, the amount involved exceeds $120,000 and a Related Person has or will have a direct or indirect material interest.

To implement the policy, each year a Related Person list is compiled based on information obtained from our annual Director and Officer Questionnaires and, after review and consolidation by our Corporate Secretary, is provided to business unit, accounts payable, accounts receivable, financial, legal and communications managers and other persons responsible for purchasing or selling goods or services for the Company. Prior to entering into any transaction with a Related Person, the manager responsible for the potential transaction, or the Related Person, must provide notice to the Corporate Secretary setting out the facts and circumstances of the proposed transaction. If the Corporate Secretary determines the transaction would constitute a Related Person Transaction, it is then submitted for consideration by the Audit Committee, which will approve only those transactions determined to be in, or not inconsistent with, the best interests of the Company and its stockholders. In reviewing Related Person Transactions, the Audit Committee considers:

The Related Person’s relationship to the Company and interest in any transaction with the Company

The material terms of a transaction with the Company, including the type and amount

The benefits to the Company of any proposed or actual transaction

The availability of other sources of comparable products and services that are part of a transaction with the Company; and

If applicable, the impact on a director’s independence

In the event we become aware of a completed or ongoing Related Person Transaction that has not been previously approved, it is promptly submitted to the Audit Committee for evaluation and, if deemed appropriate, ratification.

In addition, each year the persons and entities identified as Related Persons are matched against the Company’s accounts payable and accounts receivable records to determine whether any Related Person participated in a transaction with the Company, regardless of the amount involved. A report of all such transactions is prepared by the Corporate Secretary and reviewed with the Audit Committee to determine if any would constitute a Related Person Transaction under our policy or would require Proxy Statement disclosure under applicable SEC rules and regulations. After conclusion of this process, the Audit Committee did not identify any Related Person Transactions occurring in 2020 that would require Proxy Statement disclosure.

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Proposal 1- Election of Directors

Our Board is responsible for establishing overall corporate policy and for overseeing management and the ultimate performance of the Company. Our Board reviews strategy and significant developments affecting the Company and acts on matters requiring Board approval. Our Board held 15 meetings during 2020 and each director attended at least 75% of the combined total of all (i) Board meetings and (ii) meetings of committees of the Board of which the director was a member during his or her tenure as a Board member.

Our Board currently consists of nine directors divided into three classes (I, II and III) serving staggered three-year terms. Directors for each class will be voted on at the annual meeting of stockholders held in the year in which the term for that class expires and after election, will serve for a term of three years. The terms of the Class I directors will expire at the 2021 Annual Meeting of Stockholders and such directors are nominees for election. The terms of the Class II directors will expire at the 2022 Annual Meeting of Stockholders and the terms of the Class III directors are set to expire at the 2023 Annual Meeting of Stockholders.

Accordingly, stockholders are being asked to vote on the election of the three Class I directors, each to serve until their successors are duly elected and qualified at the 2024 Annual Meeting of Stockholders. Each of the nominees has consented to stand for election. Our Board has no reason to believe any nominee will be unable to serve as a director. If, however, a nominee should be unable to serve at the time of the 2021 Annual Meeting of Stockholders, Common Stock properly represented by valid proxies will be voted for a substitute nominee nominated by the Board. Alternatively, our Board may either allow the vacancy to remain unfilled until an appropriate candidate is located or may reduce the authorized number of directors on our Board to eliminate the unfilled seat.

If any incumbent nominee for director should fail to receive the required affirmative vote of a majority of the votes cast with regard to his or her election, then under Delaware law (the Company’s state of incorporation) the director would remain in office as a holdover director until a successor is elected or the director resigns, retires or is otherwise removed. In such a situation, our CGPs require the director to tender his or her resignation to our Board. The Nominating Committee would then consider such resignation and make a recommendation to our Board as to whether to accept or decline the resignation. Our Board would then make a determination and publicly disclose its decision and rationale within 90 days after receipt of the tendered resignation.

DIRECTOR QUALIFICATIONS

In identifying and evaluating potential nominees, our Nominating Committee seeks individuals who have the experience, skills, knowledge, expertise and personal and professional integrity to be effective, in conjunction with our other Board members, in collectively serving the long-term interests of our stockholders. Criteria for Board membership is periodically evaluated by the Nominating Committee taking into account the Company’s strategy, objectives, markets, operations, regulatory environment and other relevant factors, as well as change, if any, in applicable laws and NYSE listing standards.

We believe the members of our Board have the optimal mix of relevant and diverse experience, qualifications, attributes and skills given the Company’s business, together with demonstrated integrity, judgement, leadership and collegiality, to effectively advise and oversee management in executing our strategy.

Each of the directors listed below, including the three nominees for election, has experience as a senior executive and is serving or has served as a director of one or more private or public companies and on a variety of board committees. As such, each has experience in most, if not all the following areas, which are critical to the conduct of the Company’s business: strategy development and implementation; global operations; risk assessment and management; accounting and financial reporting; internal controls; capital markets and corporate finance; the evaluation, compensation, motivation and retention of senior executive talent; public policy as it impacts global industrial companies; compliance program oversight; and corporate governance. Many of the directors also bring

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insights into specific end-markets and geographic regions that are important to the Company. Our directors collectively provide a range of perspectives, experiences and competencies well-suited to providing advice and counsel to management and to overseeing the Company’s business and operations. See Director Skills and Experience Matrix.

A biography of each member of the Company’s Board, including the three nominees for election, is set forth below, along with a statement of each director’s qualifications to serve on the Board.

The Board of Directors recommends that you vote “FOR” each of its three nominees named below for election to the Board of Directors for a term to expire at the 2024 Annual Meeting of Stockholders.

BIOGRAPHICAL AND QUALIFICATIONS INFORMATION OF THE THREE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Class I, Terms to Expire in 2024, if Re-elected

CHARLES E. ADAIR	AGE: 73	DIRECTOR SINCE: 2015

Mr. Adair is the President of Kowaliga Capital, Inc., an investment company, since 1993. Mr. Adair previously worked for Durr-Fillauer Medical, Inc. where he served in various capacities including President and Chief Operating Officer from 1973 to 1992. Mr. Adair has served on the Board of Directors of Globe Life Inc. since 2003. Mr. Adair also served on the Board of Directors of Tech Data Corporation (TECD) from 1995 through June 2020 when TECD was acquired by Apollo Global Management, Inc. and PSS World Medical, Inc. (PSS), from 2002 through February 2013 when PSS was acquired by McKesson Corp. Mr. Adair is a Certified Public Accountant (inactive) and holds a B.S. degree in Accounting from the University of Alabama and is a graduate of the Advanced Management Program from Harvard University.

EXPERIENCE:

Mr. Adair brings significant experience in public company governance as a director, financial management and accounting, as well as extensive distribution and global supply chain expertise. As a result, we believe he is particularly well-suited to contribute to Board oversight of the Company’s governance and overall financial performance, auditing and its external auditors and controls over financial reporting.

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JULIE A. DILL	AGE: 61	DIRECTOR SINCE: 2018

Ms. Dill most recently served as the Chief Communications Officer for Spectra Energy Corp. (Spectra) (which operated in three key areas of the natural gas industry: transmission and storage, distribution, and gathering and processing) from 2013 until Spectra’s merger with Enbridge, Inc. in February 2017. She previously served as the Group Vice President of Strategy for Spectra and the President and CEO of Spectra Energy Partners, LP (NYSE: SEP) from 2012 until 2013 and prior to that served as President of Union Gas Limited from 2007 until 2011. Previously, Ms. Dill served in various financial and operational roles with Duke Energy, Duke Energy International and Shell Oil Company. She serves on the Board of Directors of InterPipeline Ltd. and Southern Star and is on the advisory board of Centuri Construction Group. Ms. Dill is a member of the Advisory Council for the College of Business and Economics at New Mexico State University and sits on the Community Relations Committee of the Health System Board of Memorial Hermann Hospital. Previously, she sat on the Board of Directors of QEP Resources, Inc., from 2013 to March 2021 and Spectra Energy Partners, LP from 2012 to February 2017. Ms. Dill holds a B.B.A. from New Mexico State University, is a graduate of the Advanced Management Program from Harvard University and has received her NACD Directorship Certification.

EXPERIENCE:

As a result of Ms. Dill’s experience as the President and CEO of a publicly-traded energy company, her strong financial background, investor relations and communications experience and her more than 35 years of experience in the energy industry, including in Canada, we believe she provides valuable insight and knowledge to our Board’s oversight of the Company’s internal operations, investor relations and communications strategies.

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JAMES F. KIRSCH	AGE: 63	DIRECTOR SINCE: 2014

Mr. Kirsch served as the Chairman, President and CEO of Ferro Corporation (a leading producer of specialty materials and chemicals) from 2006 to 2012. He joined Ferro in October 2004 as its President and Chief Operating Officer, was appointed CEO and Director in November 2005 and was elected Chairman in December 2006. Prior to that, from 2002 through 2004, he served as President of Quantum Composites, Inc. (a manufacturer of thermoset molding compounds, parts and sub-assemblies for the automotive, aerospace, electrical and HVAC industries). From 2000 through 2002, he served as President and a director of Ballard Generation Systems, Inc. and Vice President for Ballard Power Systems Inc. in Burnaby, British Columbia, Canada. Mr. Kirsch began his career with The Dow Chemical Company, where he spent 19 years and held various positions of increasing responsibility, including global business director of Propylene Oxide and Derivatives and Global Vice President of Electrochemicals. Mr. Kirsch formerly served as a director of GCP Applied Technologies Inc. from 2018 to 2020, as a director of Cleveland-Cliffs, Inc., formerly known as Cliffs Natural Resources, Inc. from March 2010 to August 2014 and as the Executive Chairman from January 2014 to August 2014. He is a graduate of The Ohio State University.

EXPERIENCE:

Mr. Kirsch brings a wealth of senior management experience with major organizations with international operations and has substantial experience in the areas of specialty materials and chemicals. As a former chairman, president and CEO of a NYSE-listed company, he brings considerable senior leadership experience to our Board and the committees thereof on which he serves.

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BIOGRAPHICAL AND QUALIFICATIONS INFORMATION OF OTHER DIRECTORS

Class II, Terms to Expire in 2022

THOMAS I. MORGAN	AGE: 67	DIRECTOR SINCE: 2014

Mr. Morgan is a Senior Advisor to AEA Investors LP (a New York private equity firm). He was formerly a partner and Lead Director of the Advisory Board of BPV Capital Management LLC (an investment manager of mutual funds) from April 2013 to May 2016. Mr. Morgan also served as the Chairman of Baker & Taylor, Inc. (a leading distributor of books, videos and music products to libraries, institutions and retailers) from July 2008 to January 2014 and served as the CEO from 2008 to 2012. Mr. Morgan also served as the CEO of Hughes Supply Inc. (a diversified wholesale distributor of construction, repair and maintenance-related products) from 2003 to 2006, as President from 2001 to 2006 and as Chief Operating Officer from 2001 to 2003. Previously, he served as CEO of Enfotrust Networks, LLC, Value America, Inc. and US Office Products Co. He also served for 22 years at Genuine Parts Company in positions of increasing responsibility from 1975 to 1997. Mr. Morgan formerly served as a director of Tech Data Corporation (2007 to 2020), ITT Educational Services, Inc. (January 2013 to September 2016), Rayonier Inc. (January 2012 to June 2014), Baker & Taylor, Inc. and Waste Management, Inc. Mr. Morgan holds a bachelor’s degree in Business Administration from the University of Tennessee.

EXPERIENCE:

Mr. Morgan brings both public and private company leadership and public company CEO experience and a deep understanding of distribution and global supply chain management. As a result, we believe he is particularly well-suited to contribute to Board oversight of overall management and governance issues and our global high-purity cellulose business.

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LISA M. PALUMBO	AGE: 63	DIRECTOR SINCE: 2014

Ms. Palumbo served as the Senior Vice President, General Counsel and Secretary of Parsons Brinckerhoff Group Inc. (a global consulting firm providing planning, design, construction and program management services for critical infrastructure projects) from 2008 until her retirement in January 2015. Prior to that, Ms. Palumbo served as Senior Vice President, General Counsel and Secretary of EDO Corporation (a defense technology company) from 2002 to 2008. In 2001, Ms. Palumbo served as Senior Vice President, General Counsel and Secretary of Moore Corporation; from 1997 to 2001 she served as Vice President, General Counsel and Secretary of Rayonier Inc. and from 1987 to 1997 she served in positions of increasing responsibility, including Assistant General Counsel and Assistant Secretary for Avnet, Inc. (a global distributor of technology products). Ms. Palumbo holds bachelor’s and juris doctorate degrees from Rutgers University.

EXPERIENCE:

With over 28 years of legal experience with international, public and private companies, Ms. Palumbo brings substantial expertise in the areas of law, corporate governance, mergers and acquisitions, enterprise risk management, health and safety and compliance. We believe this experience and expertise, together with her prior experience as the General Counsel of Rayonier Inc., uniquely qualify her to contribute to our Board regarding the Company’s business and to assist with our Board’s oversight of the Company’s risk management, legal and compliance responsibilities.

IVONA SMITH	AGE: 51	DIRECTOR SINCE: 2020

Ms. Smith is an advisor with Drivetrain LLC, an independent fiduciary services firm, a position she has held since 2016. Prior to joining Drivetrain LLC, she was Managing Director at Fair Oaks Capital LP, an investment advisory firm, from 2014 to 2016, Co-Founder of Restoration Capital Management LLC, an investment advisory firm from 2001-2012 and Co-Portfolio Manager at Tribeca Investments, LLC, the broker/dealer division of Citigroup/Traveler’s from 1999 to 2000. Ms. Smith was also an auditor, analyst and financial consultant at various accounting and investment banking firms, including Kidder Peabody and Ernst & Young. Ms. Smith previously served on the Board of Directors of ITN Networks LLC from 2017 to 2018 and The Weinstein Company from 2018 to present. Ms. Smith holds a bachelor’s degree in finance from Fordham University and an MBA from NYU Stern School of Business.

EXPERIENCE:

Ms. Smith brings significant financial, capital markets, restructuring and accounting experience, working extensively with senior management teams and as a fiduciary to the investment community, including serving as an outside independent director for companies. Additionally, she has over 25 years of experience investing in or advising companies undergoing operational or financial challenges. Ms. Smith is particularly well-suited to contribute to the Board’s oversight of the Company’s capital structure, financial performance, auditing and its external auditors and controls over financial reporting.

22

PROPOSAL 1-ELECTION OF DIRECTORS

Class III, Terms to Expire in 2023

DE LYLE W. BLOOMQUIST	AGE: 62	DIRECTOR SINCE: 2014

Mr. Bloomquist is currently a partner for Windrunner Management Advisors LLC (a management advisory services business). He retired in March 2015 as President, Global Chemical Business of Tata Chemicals Limited (an international inorganic chemical and fertilizer manufacturing company), a position he held since 2009. Previously, he served as President and Chief Executive Officer (CEO) of General Chemical Industrial Products Inc. (which was acquired by Tata Chemicals Limited in 2008) from 2004 to 2009. Prior to that, Mr. Bloomquist served at General Chemical Group Inc. in positions of increasing responsibility from 1991 to 2004, including Division Vice President and General Manager, Industrial Chemicals and Vice President and Chief Operating Officer. Mr. Bloomquist serves on the Board of Directors of Crystal Peak Minerals Inc. (f/k/a EPM Mining Ventures Inc.), Gran Colombia Gold Inc., PDS Biotechnology Corporation (f/k/a Edge Therapeutics Inc.), Ciner Wyoming LLC and Scientia Vascular LLC. He is currently a partner for Ranch Estates LLC (a real estate developer). Mr. Bloomquist also served as a director of Huber Engineered Materials from July 2010 to November 2020, Vivos Therapeautics Inc., from April 2018 to March 2019, Costa Farms, Inc. from July 2016 to July 2017 and a director of PDS Biotechnology Corporation from December 2014 to March 2019. He also serves on the Board of Business Advisors for the Tepper School of Business at Carnegie Mellon University and on the Board of Advisors for Sonoran Capital. Mr. Bloomquist is a graduate of Brigham Young University and holds an MBA from Carnegie Mellon University.

EXPERIENCE:

Mr. Bloomquist has over 25 years of domestic and international experience in the chemicals, minerals and materials industries, including in the areas of finance, sales, logistics, operations, IT, strategy and business development, as well as CEO and other senior leadership experience. We believe Mr. Bloomquist’s depth and breadth of experience and expertise in these industries makes him particularly well-suited to assist the Board with operational and strategic decisions about the Company’s business.

2021 RYAM PROXY STATEMENT	23

PROPOSAL 1-ELECTION OF DIRECTORS

PAUL G. BOYNTON	AGE: 56	DIRECTOR SINCE: 2014

Mr. Boynton is President and CEO of the Company, positions he has held since June 2014. He previously held the position of Chairman of the Board from 2014 to May 2020. Mr. Boynton held a number of positions of increasing responsibility with Rayonier Inc., including Senior Vice President, Performance Fibers from 2002 to 2008, Senior Vice President, Performance Fibers and Wood Products from 2008 to 2009, Executive Vice President, Forest Resources and Real Estate from 2009 to 2010, President and Chief Operating Officer from 2010 to 2011, President and CEO from January 2012 to May 2012 and Chairman, President and CEO from May 2012 to June 2014. Mr. Boynton joined Rayonier Inc. as Director, Specialty Pulp Marketing and Sales in 1999. Prior to joining Rayonier Inc., he held positions with 3M Corporation from 1990 to 1999, including as Global Brand Manager, 3M Home Care Division. Mr. Boynton has served on the Board of Directors of The Brink’s Company since 2010 and is a member of the Board of Governors and Executive Committee of the National Council for Air and Stream Improvement, a member of the Board of Directors of the National Association of Manufacturers and a member of the Board of Directors of the Federal Reserve Bank of Atlanta’s Jacksonville Branch. From 2012 until 2014 Mr. Boynton also served as a director of Rayonier Inc. He holds a bachelor’s degree in Mechanical Engineering from Iowa State University, an MBA from the University of Iowa and graduated from the Harvard University Graduate School of Business Advanced Management Program.

EXPERIENCE:

As a result of Mr. Boynton’s service as the Company’s President and CEO and his prior service as an officer and director of Rayonier Inc., he has developed valuable business, management and leadership experience, as well as extensive knowledge of the Company and long-standing relationships with its major customers. We believe this experience, together with his marketing and engineering background, make Mr. Boynton uniquely well-suited to help lead the Board’s consideration of strategic and operational decisions and manage the Company’s business.

24

PROPOSAL 1-ELECTION OF DIRECTORS

DAVID C. MARIANO	AGE: 58	DIRECTOR SINCE: 2020

Mr. Mariano is currently the Managing Director of DCM Capital, a private investment firm with holdings in the equity and debt of public and private companies, a position he has held since founding DCM in 2011. From 1998 to 2011, Mr. Mariano was Managing Partner of Wellspring Capital Management, a registered investment advisor focusing on turnaround and restructuring opportunities in a range of industries and served as Executive Chairman of the Board of Neucel Specialty Cellulose, a manufacturer and seller of dissolving wood pulp products, including high purity specialty cellulose and viscose pulps, from 2006 to 2011. Mr. Mariano was also a Managing Director at the Blackstone Group and a Senior Manager at Ernst & Young. He holds a bachelor’s degree in economics from Gustavus Adolphus College and an MBA from Duke University.

EXPERIENCE:

Mr. Mariano has 33 years of experience investing in, managing and advising global businesses, with a focus over the past 15 years in the dissolving wood pulp industry, as well as significant experience in capital markets, restructurings and value-creating transactions. He is also a significant stockholder of the Company, currently holding approximately 1.31% of the Company’s Common Stock.

2021 RYAM PROXY STATEMENT	25

PROPOSAL 1-ELECTION OF DIRECTORS

DIRECTOR SKILLS, EXPERIENCE AND DIVERSITY MATRIX

The table below shows the skills, experience and diversity that each director brings to the Board.

26

PROPOSAL 1-ELECTION OF DIRECTORS

DIRECTOR NOMINATION PROCESS

Potential director candidates may come to the attention of the Nominating Committee through current directors, management, business leaders, stockholders and others. The Nominating Committee also has, from time to time, utilized independent third-party search firms to identify potential director candidates and may do so in the future. Our Nominating Committee will consider director nominees submitted by stockholders based on the same criteria used in evaluating candidates for Board membership identified from any other source. The directions for stockholders to submit director nominations for the 2022 Annual Meeting of Stockholders are set forth in Appendix A under When Are Stockholder Proposals for the 2022 Annual Meeting of Stockholders Due?

FORMAL DIRECTOR ONBOARDING PROCESS

Upon joining the Board, new directors receive a comprehensive orientation and formal onboarding process to facilitate their transition onto the Board. Our onboarding process familiarizes new directors with the Company’s businesses, strategic plans, governance program, Board policies and the director’s responsibilities on assigned Board committees. New directors hold meetings with the Company’s senior leadership and key management team members to learn about the Company and its opportunities, challenges and risks and participate in site visits to learn about our manufacturing, quality and supply chain operations. Based on feedback received, we believe this onboarding program, coupled with participation in regular Board and Board committee meetings, provides new directors with a strong foundation in our Company’s business and accelerates their ability to fully engage in Board discussions.

DIRECTOR ATTENDANCE AT ANNUAL MEETING OF STOCKHOLDERS

Directors are encouraged to attend each Annual Meeting of Stockholders. At the 2020 Annual Meeting of Stockholders, all directors were in attendance via conference telephone due to COVID-19 protocols in place in the United States at the time.

2021 RYAM PROXY STATEMENT	27

PROPOSAL 1-ELECTION OF DIRECTORS

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has four standing committees, each of which operates under a written charter available on the Company’s website at www.rayonieram.com at the “Investors” tab under “Corporate Governance”.

AUDIT	NUMBER OF MEETINGS IN 2020: 9

This committee advises the Board concerning the capital structure of the Company and oversees our accounting and financial reporting policies, processes and systems, as well as our systems for internal control, including:

 overseeing financial reporting, controls and audit performance monitoring and oversight of the independence and performance of our independent registered public accounting firm, with responsibility for such firm’s selection, evaluation, compensation and, if applicable, discharge approving, in advance, all of the audit and non-audit services provided to the Company by the independent registered public accounting firm facilitating open communication among the Board, senior management, internal audit and the independent registered public accounting firm overseeing our enterprise risk management, cybersecurity and legal compliance and ethics programs, including our Standard of Ethics and Code of Corporate Conduct

MEMBERS: Charles E. Adair, Chair James F. Kirsch David C. Mariano Lisa M. Palumbo Ivona Smith

COMPENSATION AND MANAGEMENT DEVELOPMENT	NUMBER OF MEETINGS IN 2020: 7

This committee oversees the compensation and benefits of senior-level employees, including:

 evaluating senior management performance, succession planning and development matters establishing executive compensation

 reviewing and approving the Compensation Discussion and Analysis included in the annual Proxy Statement recommending compensation actions regarding our CEO for approval by non-management directors of the Board approving individual compensation actions for all senior executives other than our CEO (which is approved by the Board)

MEMBERS: Julie A. Dill, Chair Charles E. Adair De Lyle W. Bloomquist Thomas I. Morgan

FINANCE AND STRATEGIC PLANNING	NUMBER OF MEETINGS IN 2020: 10

This committee advises the Board with regard to capital strategy, financial matters and strategic planning, including:

 reviewing the Company’s capital structure and capital allocation priorities, policies and guidelines advising management with respect to development of the Company’s strategic planning process providing review and oversight with respect to significant financings and banking relationships reviewing and recommending the registration, issuance and redemption of Company equity securities and evaluating the Company’s dividend policy overseeing our investment policies and financial performance of the assets invested in our pension and savings plans and reviewing employee benefits ensuring robust focus on growth through innovation and new products providing oversight with respect to the Company’s tax strategy, hedging policies and financial aspects of insurance program

MEMBERS: James F. Kirsch, Chair Paul G. Boynton David C. Mariano Ivona Smith

28

PROPOSAL 1-ELECTION OF DIRECTORS

NOMINATING AND CORPORATE GOVERNANCE	NUMBER OF MEETINGS IN 2020: 4

This committee advises the Board with regard to Board structure, composition and governance, including:

 establishing criteria for Board nominees and identifying qualified individuals for nomination to become Board members, including engaging advisors to assist in the search process where appropriate and considering potential nominees recommended by stockholders recommending the structure and composition of Board committees overseeing evaluation of Board and committee effectiveness

 recommending director compensation and benefits programs to the Board overseeing our corporate governance structure and practices, including our CGPs reviewing and approving changes to the charters of the other Board committees

MEMBERS: Lisa M. Palumbo, Chair Julie A. Dill Thomas I. Morgan

The Nominating Committee and Board annually review the Company’s committee structure and may make changes in accordance with best governance practices, the optimal operation of the Board and the best interests of the Company and its stockholders.

2021 RYAM PROXY STATEMENT	29

PROPOSAL 2 – ADVISORY VOTE ON FREQUENCY OF STOCKHOLDER VOTES ON EXECUTIVE COMPENSATION

Proposal 2 – Advisory Vote on Frequency of Future Advisory Votes to Approve the Compensation of Our Named Executive Officers

As required by Section 14A of the Securities Exchange Act of 1934, as amended, stockholders will have an opportunity to cast an advisory, non-binding vote at least once every six years to determine whether a say-on-pay proposal should be included in the proxy materials every one, two, or three years. An advisory vote on frequency will occur at our 2021 Annual Meeting of Stockholders and it is expected that the next vote on a say-on-pay frequency proposal will occur at our 2027 Annual Meeting of Stockholders.

The Board recognizes the value of receiving regular input from our stockholders on important issues, including senior executive compensation. Accordingly, after careful consideration, the Board has concluded that holding an advisory stockholder vote on an annual basis (every one year) is appropriate at this time. Note that stockholders are not being asked to approve or disapprove of the Board’s recommendation, but rather to indicate their own preference among the frequency options.

This proposal provides stockholders with the opportunity to express their preferred voting frequency for future Say-on-Pay votes by choosing the option of one year, two years or three years. The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be considered by the Board as the frequency that has been selected by stockholders for future advisory Say-on-Pay votes. While this vote is not binding on the Board or the Company, the Board values the opinions of our stockholders and will take into account the outcome of the vote when considering the frequency of future advisory Say-on-Pay votes.

The Board of Directors recommends that you vote “FOR” “ONE YEAR” with respect to the frequency of future advisory votes to approve the compensation of our Named Executive Officers.

30

PROPOSAL 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

Proposal 3 – Advisory Vote on Executive Compensation

A LETTER FROM OUR COMPENSATION COMMITTEE CHAIR

Dear Fellow Stockholders:

On behalf of the Compensation and Management Development Committee (the Compensation Committee or the Committee), I am pleased to present an overview of the Company’s compensation programs and the performance-based pay for its Named Executive Officers (NEOs).

Rayonier Advanced Materials understands and values the importance of meaningful engagement with stockholders as we believe that transparency and informed dialogue with them is an important element to assist our Board in guiding the Corporation. We have made it a practice of engaging with our stockholders to better understand their perspectives on important governance and compensation matters and while we were pleased with the improvement in our Say-on-Pay vote in 2020, we recognize that continued engagement will allow us to better align our interests and goals.

Beginning in October 2020 – and specific to the 2020 Say-on-Pay vote – we reached out to the top 25 stockholders that represent approximately 57% of our outstanding shares. Out of those institutions we only received requests for a discussion from 2 parties (holding about 17.5% of our shares). We also received a request for a discussion with a holder outside the top 25 that represents 0.25% of the outstanding shares. Working with members of our management team, specifically the SVP Human Resources, General Counsel, VP Investor Relations and VP Environmental and Sustainability, I led these stockholder engagement meetings, which focused not only on our executive compensation program, but also on the Company’s environmental, social and governance initiatives along with our experiences and learnings from the COVID-19 pandemic. Other than seeking non-financial metrics aligned with environmental, social and governance activities in the short-term plan, the outreach efforts confirmed that the changes that were made in 2020 were well aligned with expectations.

Based on last year’s stockholder outreach, we:

Incorporated Stockholder-Friendly Changes to our 2020 Incentive Programs

Modified the 2020 Annual Cash Incentive Program

For the 2020 Annual Cash Incentive Program, we made changes in response to stockholder feedback and to further align the program with our business strategy. Specifically, we:

•

Removed non-formulaic, qualitative objectives. The 2020 Annual Cash Incentive Program is based 100% on formulaic, quantitative measures of earnings (measured by EBITDA) and working capital, thereby creating a heightened focus on cash generation

•	Removed the Committee’s discretion to increase individual NEO awards by up to 30 percent, but retained the Committee’s negative discretion to reduce awards by up to 100 percent

Modified the 2020 Equity Incentive Program

For the 2020 equity incentive program grants, we made several changes to our program to enhance NEO alignment with our stockholders. Specifically, we:

•	Changed the mix of equity incentive compensation delivered to NEOs for 2020 to be 100% performance share units (PSUs) versus 70% PSUs and 30% restricted share units (RSUs)

2021 RYAM PROXY STATEMENT	31

PROPOSAL 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

•	Incorporated a margin improvement metric to drive profitability

•	Shifted the relative Total Shareholder Return (TSR) metric from a modifier to a weighted metric that measures both relative and absolute TSR improvements over a three-year period

•	Reduced the maximum payout opportunity under the PSU program from 250% to 200% of target

Used a $6.00 Share Price for the 2020 Equity Incentive Program Grant Levels

Our Long Term Incentive Program awards are set in dollars and converted to shares using the average price for the ten trading days before the grant date. In 2020, for purposes of determining the number of shares to be issued in settlement of the grants, we used a $6 share price which is approximately 300% more than the grant date share price. This had the effect of reducing the target value of the LTIP awards by approximately 57% or, said differently, our CEO’s total target compensation for 2020 is 38% lower than in 2019. For our other NEO’s their average compensation decreased 30% for 2020.

Provided specific information regarding objectives in the Annual Cash Incentive Program and the Equity Incentive Program

Effective with the 2020 Annual Cash Incentive Program and the 2020 Equity Incentive Program, we provided specific information relative to the objectives established by the Board, unless these reveal competitive information. This additional disclosure should provide investors and analysts with the necessary information to feel comfortable that our executives are challenged and aligned with our stockholders.

The Compensation Discussion and Analysis (CD&A) set forth in the following pages includes information relevant to your new 2021 vote. It describes our pay-for-performance framework and compensation philosophy and discusses how our executive compensation is aligned with the Company’s performance and with your interests as our stockholders. We encourage you to read this CD&A carefully.

We currently hold our advisory vote to approve the compensation of our NEOs annually. Stockholders have an opportunity to cast an advisory vote on the frequency of Say-on-Pay votes at least every six years and the next advisory vote on frequency will be at our 2021 Annual Meeting of Stockholders.

We greatly value the conversation we have had with our stockholders. We appreciate that this is an ongoing dialogue and look forward to continuing the conversation before, at and after our 2021 Annual Meeting.

Rayonier Advanced Materials is proud to be part of your portfolio and we thank you for your continued support.

JULIE A. DILL

Chair

Compensation and Management Development Committee

32

PROPOSAL 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934, as amended, this proposal seeks a stockholder advisory vote to approve the compensation of our NEOs pursuant to Item 402 of Regulation S-K through the following resolution:

Resolved, that stockholders approve, on an advisory basis, the Company’s compensation of its Named Executive Officers as discussed and disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including in the Compensation Discussion and Analysis, the compensation tables and any related material contained in the Proxy Statement for this meeting.

Because this is an advisory vote, it will not be binding upon the Board of Directors. However, the Compensation and Management Development Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors recommends that you vote “FOR” this advisory resolution to approve the compensation of our Named Executive Officers (NEOs) as disclosed in this Proxy Statement.

2021 RYAM PROXY STATEMENT	33

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

In this section, we describe our philosophy and material elements of our executive compensation program and explain how our Compensation and Management Development Committee (the Committee or the Compensation Committee) makes compensation decisions, including the changes we made based on engagement with our stockholders in 2020.

Our named executive officers, or NEOs, for 2020 are listed below.

Paul G. Boynton	Marcus J. Moeltner	Frank A. Ruperto	William R. Manzer	James L. Posze, Jr.
President and Chief Executive Officer	Chief Financial Officer and Senior Vice President, Finance	Executive Vice President, High Purity and High Yield Cellulose Business(1)	Senior Vice President, Manufacturing Operations	Senior Vice President, Human Resources(2)

EXECUTIVE SUMMARY

Compensation Philosophy and Objectives

The Company’s compensation philosophy is to provide executives with a competitive compensation package that is heavily weighted towards performance-based and at-risk compensation in order to encourage superior business, stock price and financial performance over the short and longer term and to closely align the interests of the Company’s NEOs with those of its stockholders. The Committee oversees the Company’s executive compensation program.

The executive compensation program has four primary objectives:

➣	Align executive compensation with our stockholders’ interests

➣	Attract, engage and retain key executive talent

➣	Reward strong business and individual performance

➣	Maintain a balanced mix of pay elements which focuses participants on creating sustainable long-term value for stockholders

Changes to 2020 Incentive Design

As we previously disclosed in our 2020 proxy statement, we made a number of enhancements to our 2020 Annual Cash Incentive Program and Equity Incentive Program to strengthen the alignment between executives and stockholders, including modifying our:

2020 Annual Cash Incentive Program

➣	Based 100% on quantitative measures of earnings (Adjusted EBITDA(3)) and working capital

➣	Removed the Committee’s discretion to increase awards by up to 30%, but retained the Committee’s negative discretion to reduce awards by up to 100%

2020 Equity Incentive Program

➣	2020 grants to NEOs are 100% in PSUs, as opposed to 70% PSUs and 30% time-based RSUs in recent years

➣	Shifted the relative TSR metric from a modifier to a weighted metric that measures both relative and absolute TSR improvements over a three-year period

➣	Reduced maximum PSU payout opportunity from 250% to 200% of target

(1)	Mr. Ruperto left the Company voluntarily on January 22, 2021.
(2)	Effective February 22, 2021, Mr. Posze was named Chief Administrative Officer and Senior Vice President, Human Resources.
(3)	Reconciliations of GAAP to non-GAAP financial measures are provided in Appendix D.

34

COMPENSATION DISCUSSION AND ANALYSIS

➣

Determined 2020 grant levels set in dollars and then converted to shares using a share price of $6.00 (slightly less than triple the grant date stock price), thereby reducing NEO equity shares granted values by approximately 57%. (This has the effect of reducing our CEO’s total target compensation for 2020 by 38% versus 2019. For our other NEO’s, they have experienced an average compensation decrease of 30% for 2020.)

Stockholder Engagement

The Company’s Say-on-Pay proposal received much improved support at the 2020 Annual Meeting with approval from 78% of our stockholders. While still not receiving the endorsement to our compensation actions that we strive for, the vote indicated that the actions we took in 2020 were indeed responsive to the stockholder feedback provided. We undertook a similar outreach program this year by contacting investors holding almost 60% of our shares. Many of the investors that engaged in 2019 declined discussions in 2020, which we view as a positive indication of their satisfaction with the measures we have taken. For those investors that did engage, their feedback was generally positive regarding the changes made to programs with the principal message being that they expect the Company’s performance to continue to improve relative to executive compensation and a desire to see more environmental, social and governance metrics in the short-term incentive plan.

Our outreach included the top 25 stockholders(1) who held about 57% of our outstanding stock as of May 1, 2020

(1)	As of September 1. 2020.

The feedback was shared with the full Board and changes were made in response. Below is a list of the key themes heard during these conversations with stockholders and the Committee’s actions in response:

What we heard:	What we did:

• Explain the methodology behind peer group choices

•   Explained that one peer group is used for compensation benchmarking purposes and supplemented by broad market data and were necessary because there are no publicly traded US competitors

•   Provided an overview of the use of the S&P SmallCap 600 Capped Materials Index for the TSR peer group and why this is different from the compensation benchmarking groups

• Enhance disclosure of pay programs in the CD&A	• Refined CD&A to clearly explain why we use each pay component and how they operate

• Continue to focus on stockholder alignment in the design of executive pay programs	• Confirmed through investor discussions that the changes made to the programs for 2020 were well received and aligned with their expectations

2021 RYAM PROXY STATEMENT	35

COMPENSATION DISCUSSION AND ANALYSIS

2020: A Better Year Despite Challenges Associated with the COVID-19 Pandemic

At the start of 2020, our financial commitment was to focus on reducing operating and corporate costs, lowering capital expenditures and improving cash flow through working capital. With the emergence of COVID-19, our team took decisive action to meet the challenge head-on, including:

•	Establishing a COVID-19 task force to help us effectively navigate the pandemic and its varied and ever-changing impacts on and disruptions to, our global business and operations

•	Securing “essential operations” status for each of our manufacturing facilities, whether in the U.S., Canada or France

•	Incorporating strict social distancing, sanitization and other new safety protocols into our manufacturing operations and processes

•	Shifting our office workforce to home office environments

•	Adapting quickly to significant shifts in demand for many of our products, including taking downtime in facilities where price and demand were insufficient to meet our goals

•	Driving working capital improvements and restricting capital expenditures as we waited for the full impact of the pandemic to come into better focus

By the end of 2020, lumber markets had recovered and pulp markets were beginning to show signs of recovery. Once again, we adapted quickly, adjusting our production to capitalize on these favorable shifts. The results of our efforts were reflected in our financial results. Through it all, we never lost sight of and ultimately delivered on, our financial commitments. Net Income turned positive and Adjusted EBITDA more than doubled to $153 million. We generated $73 million of Free Cash Flow and reduced Adjusted Net Debt(1) by $23 million.

Additionally, we took significant action to position the Company for success in 2021 and beyond. In December 2020, seizing on an opportunity presented by favorable markets, we refinanced our secured debt. This extended our nearest significant debt maturity to 2024 and removed restrictive covenants, while maintaining solid liquidity for the Company to continue to aggressively pursue value-creation opportunities to benefit its stockholders.

2020 Compensation Overview

The Company’s performance met our targeted financial metrics with a substantial improvement of 125% in Adjusted EBITDA over 2019 and a share price improvement of 70%. However, because of the uncertainty surrounding COVID-19, the Committee still undertook decisive action by freezing pay of all NEO’s for 2020 except for the CFO who was new to his role and adjusted for market purposes. This is the second year in a row without base pay changes for four of the five NEOs.

(1)	Reconciliations of GAAP to non-GAAP financial measures are provided in Appendix D

36

COMPENSATION DISCUSSION AND ANALYSIS

CEO Realizable Compensation/TSR Analysis

The graphic below illustrates the annual realizable compensation of the CEO, compared to his target total direct compensation (TDC) opportunity over the last three years. This demonstrates alignment between the Company’s TSR performance versus the S&P SmallCap 600 Capped Materials Index and annual realizable compensation over these periods.

Note: Target TDC represents base salary, target annual cash incentive opportunity and the grant date fair value of equity incentive awards. Realizable compensation represents the actual base salary received in each year, the actual annual cash incentive paid for each year and the estimated value of all equity incentive awards granted each year (PSUs granted in 2018, 2019 and 2020 are estimated at 60%, 0% and 100% of target, respectively, based on the Company’s historical performance). Equity incentive grants are valued assuming a 12/31/20 stock price of $6.52. The value of the 2018 special equity grant is included in the above graphic.

2021 RYAM PROXY STATEMENT	37

COMPENSATION DISCUSSION AND ANALYSIS

2020 Compensation Program Overview

The Company’s executive compensation program consists of base salary, annual cash incentive and equity incentive program.

PAY ELEMENT	COMPONENT	METRICS	WHAT THE PAY ELEMENT REWARDS

Base Salary	• Cash	• Fixed amount based on responsibilities, experience and market data	• Scope of core responsibilities, years of experience and potential to affect the Company’s overall performance

Annual Cash Incentive	• Cash	• 80% Adjusted EBITDA • 20% Working Capital	• Focus executives on achieving annual financial and strategic objectives that drive stockholder value

Equity Incentive Program	• PSUs (100% of total)	• 75% combination of relative and absolute TSR objectives • 25% Adjusted EBITDA margin(1) goal in 2022	• Drive execution of financial goals that generate long-term stockholder value and support executive retention

(1)

Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Net Sales. Management believes this measure is useful to evaluate the Company’s performance. Adjusted EBITDA is reconciled to its most directly comparable U.S. Generally Accepted Accounting Principles (GAAP) financial measures in Appendix D.

Program Pay Mix

In keeping with our pay-for-performance philosophy, a substantial portion of the 2020 compensation for our NEOs is variable. The illustration below shows the components of their total direct compensation, which consists of annual base salary, annual cash incentive opportunity and equity incentive targets, measured at target.

CEO Compensation	Other NEOs’ Average Compensation

38

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Best Practices

What We Do	What We Don’t Do

✓  Vast majority of pay is at-risk or variable, i.e., performance-based or equity-based or both

✓   Stringent stock ownership guidelines (6x base salary for CEO)

✓   Clawback provisions

✓   Independent compensation consultant reporting to the Compensation and Management Development Committee of the Board

✓  Risk assessment performed annually

✓   Engage with institutional investors regarding our executive compensation program

×  No single trigger change-in-control (CIC) cash payments or equity acceleration

×  No excise tax reimbursement for payments made in connection with a change in control

×  No option or other equity award repricing

×  No hedging or pledging of Company securities by executives

×  No NEO employment agreements

×  No significant perquisites

×  No overlapping performance metrics

COMPENSATION DISCUSSION AND ANALYSIS IN DETAIL

2020 EXECUTIVE COMPENSATION AWARDS

The Compensation Committee approved the following compensation awards for our NEOs for 2020 based on the performance of each individual and the Company’s results against its financial and strategic objectives.

Base Salary

Each of our NEOs has a competitive fixed annual base salary. Every year the Compensation Committee reviews NEO base salaries to determine appropriate adjustments, if any. In making adjustments to base salary levels, the Compensation Committee considers:

•

Budgeted levels for annual salary based on benchmarking of the competitive compensation positioning of our CEO and other executive officers (see discussion below in this CD&A for further information regarding the Committee’s use of benchmarking)

•	The executive’s level of responsibility

•	The executive’s experience and breadth of knowledge

•	The executive’s annual performance review

•	The executive’s role in management continuity and development plans

The base salaries for our NEOs are benchmarked against peers each year and any adjustments are effective on July 1. In 2020, base salaries were frozen for the second year in a row because of the uncertainty of the impact from COVID-19 with the exception of Mr. Moeltner, who was promoted into his position in 2019 and had an additional salary adjustment on January 1, 2020, to continue to move him into market range.

	BASE SALARY ($) 2019 (EOY)(1)	BASE SALARY ($) 2020 (EOY)(1)
Paul G. Boynton	1,005,000	1,005,000
Marcus J. Moeltner	375,000	425,000
William R. Manzer	390,000	390,000
James L. Posze, Jr.	335,000	335,000
Frank A. Ruperto	465,000	465,000

(1)	Reflects End of Year (EOY) base salary rather than actual base earnings through the 12-month period as reflected in the Summary Compensation Table.

2021 RYAM PROXY STATEMENT	39

COMPENSATION DISCUSSION AND ANALYSIS

Annual Cash Incentive

The Annual Cash Incentive Program provides our NEOs the opportunity to earn a performance-based annual cash incentive. For 2020, to address stockholder feedback, the Committee removed qualitative scoring related to strategic objectives and placed the focus solely on financial metrics. Additionally, recognizing that a significant percentage of revenue and Adjusted EBITDA are impacted by commodity price changes, the Committee implemented a commodity price collar of 50%. This collar removes 50% of the positive or negative impact of commodity price changes which places management’s focus on operating results.

Target annual cash incentive opportunities are expressed as a percentage of base salary and established based on the NEO’s level of responsibility and ability to affect overall results. The Compensation Committee also considers market data in setting target award percentages.

In 2020, as shown in the table below, the Company exceeded the financial performance goals established by the Compensation Committee for Adjusted EBITDA (inclusive of a +$9.0 million special item adjustment to reflect key initiatives that the management team was directed to undertake by the Board that were not included in the initial 2020 budget, as well as unbudgeted expenses attributable to COVID, such as newsprint volume loses and expenses associated with increased health and safety measures and operating precautions, offset by reduced travel expenses) and Adjusted Working Capital Improvement. Combined, these two financial goals account for 100% of the annual cash incentive award and the adjusted performance on these metrics resulted in a calculated cash incentive payout at 115% of target.

METRIC	WEIGHTING	2020 TARGET	2020 ADJUSTED RESULTS(1)	2020 PLAN RESULTS(2)
Adjusted EBITDA	70%	177.7M	185.0M	84%
Adjusted Working Capital Improvement(3)	30%	100%	102%	31%

(1)

The Adjusted EBITDA results were adjusted to reflect key initiatives that the management team was directed to undertake by the Board that were not part of the initial budget as well as reflect an adjustment for unbudgeted expenses related to COVID-19. The unadjusted EBITDA results were 65%.

(2)

Adjusted EBITDA threshold is established at 87.5% of target and maximum is established at 120% of target. Working Capital threshold is established at 80.0% of target and maximum is established at 120% of target. Actual performance and results are interpolated.

(3)

Adjusted Working Capital Improvement target was based on a reduction in finished goods inventory based on budget costs, an improvement in days payable outstanding (DPO), improvement in days sales outstanding (DSO) and storeroom inventory.

The cash incentive awards for each NEO are shown in the table below.

	FINANCIAL OBJECTIVES ($)	COMMITTEE ADJUSTMENT ($)	TOTAL BONUS PAID ($)[1]
Paul G. Boynton	1,115,750	0	1,115,000
Marcus J. Moeltner	298,137	0	300,000
William R. Manzer	228,735	0	230,000
James L. Posze, Jr.	196,477	0	200,000
Frank A. Ruperto[2]	326,197	(326,197)	0

(1)	Rounded to nearest $5,000.

(2)	Mr. Ruperto resigned on January 22, 2021, forfeiting his 2020 annual cash incentive award.

The Compensation Committee can only exercise negative discretion with an NEO’s annual cash incentive award. In 2020, Mr. Ruperto’s was modified because of his resignation.

40

COMPENSATION DISCUSSION AND ANALYSIS

2021 Annual Cash Incentive Program

Beginning in 2020, based on input from our stockholder outreach efforts related to the importance of sustainability and governance, we made an enhancement to our 2021 Annual Cash Incentive Program by incorporating an enhancement to our 2021 Annual Cash Incentive Program by incorporating metrics that are strategic in nature which comprise 20% of the opportunity. For 2021, the program has the following elements:

•	Quantitative measures of earnings (Adjusted EBITDA) and adjusted working capital will continue to be used, but rather than representing 100% of the award it will be reduced to 80%

•

The remaining 20% of the award will be based on five forward-looking, safety-related measures that are quantifiable and measurable, along with two other initiatives that will either be achieved or not, and disclosed at a later date due to their business sensitivity

Equity Incentive Program Awards in 2020

Each NEO is eligible to receive long-term equity awards that are earned and vest based on the Company’s long-term financial performance, consistent with our pay-for-performance philosophy. 100% of an executive’s equity award for this grant is in the form of PSUs.

The PSUs vest following the end of the three-year performance period based on the achievement of performance metrics established by the Compensation Committee and are paid contingent upon continued employment.

In addition to changing the program to entirely PSUs, the Compensation Committee determined that the share price at the time of the grant used to determine the number of shares in the program would be held at a floor price of $6.00. As the trading average was below this threshold at the time of the March 1 grant, the actual number of shares granted to each executive was reduced by 57% versus what they otherwise would have received.

The performance metrics for the 2020 grant were based on a TSR matrix comprised of relative and absolute TSR goals (weighted 75%) and a 2022 Adjusted EBITDA Margin goal (weighted 25%). The TSR matrix included a rigorous absolute TSR minimum of 25% from the start of the measurement period (1/1/20) before any awards could be earned. The following tables illustrate these difficult and challenging objectives:

TSR Matrix (75% Weight)

2021 RYAM PROXY STATEMENT	41

COMPENSATION DISCUSSION AND ANALYSIS

Adjusted EBITDA Margin(3) in FY2022 (25% Weight)

	THRESHOLD	TARGET	MAXIMUM
Adjusted EBITDA Margin % Payout Range	30%	100%	200%

The following table shows the target Equity Incentive Program award value granted for 2020 for each NEO along with the actual payout received because of the $6.00 share price floor.

	2020
	TARGET GRANT VALUE ($)(1)	ACTUAL PAYOUT ($)
Paul G. Boynton	3,100,000	1,069,051
Marcus J. Moeltner	425,000	146,626
William R. Manzer	600,000	207,000
James L. Posze, Jr.	425,000	146,626
Frank A. Ruperto	1,000,000	345,001

(1)	The target value of the grant before the reduction due to the $6.00 share price floor.

2021 Equity Incentive Program

The 2021 Equity Incentive Program maintains the same metrics as used in 2020 with the exception of absolute TSR being removed. Further, if RYAM’s absolute three-year TSR is negative, payouts for the TSR component would be capped at 100% unless RYAM’s relative TSR is above the 75th percentile of the peer group at which time the cap would become 150%; however, payouts under the Adjusted EBITDA Margin metric would be measured and scored separately.

The following are the objectives for this program:

Relative TSR (50% Weight)

Adjusted EBITDA Margin(4) in FY2023 (50% Weight)

	THRESHOLD	TARGET	MAXIMUM
Adjusted EBITDA Margin % Payout Range	30%	100%	200%

(3)	Adjusted EBITDA margin goals and results are calculated excluding duties paid and will be disclosed when Program ends in 2023.
(4)	Adjusted EBITDA margin goals and results are calculated excluding duties paid and will be disclosed when Program ends in 2024.

42

COMPENSATION DISCUSSION AND ANALYSIS

•

Performance shares are weighted at 35% of the total award with performance cash using the same metrics to determine the payout weighted at 35% of the total award (i.e., 70% of the LTI grant value is performance-based)

•

Restricted Stock Grant units are being reintroduced with a weighting of 30% of the total award. These awards will cliff vest after three years from the date of grant to maximize their retention effectiveness.

Payout of Previously Awarded Performance Share Units

At the end of 2020, the three-year performance measurement period for PSUs awarded in 2018 concluded. The payout for these awards is measured based on pre-established levels of ROIC over the three-year period as shown in the following table for 60% of the outcome:

2018 PROGRAM
Threshold	7.0%
Target	> 8.5%, but < 9.5%
Maximum	12.5%
Actual Average ROIC(1) Achieved	3.2%

(1)	Return on Invested Capital averaged over the three-year period from 2018 to 2020.

Based on the Company’s ROIC of 1.7% in 2020, -3.7% in 2019 and 11.5% in 2018, the 2018 ROIC component of the PSUs at 3.2% was below threshold and therefore not earned.

The second component of the 2018 PSUs was a synergy objective related to the integration of the Tembec acquisition as shown in the following table for 40% of the outcome:

REALIZED COST SYNERGIES OVER THE THREE-YEAR PROGRAM	ACHIEVEMENT
$90M or greater	Maximum = 200%
$85M – $89M	158.25%, plus 8.35% for each incremental $1M over $85M
$80 – $84M	125%, plus 6.65% for each incremental $1M over $80M
$76M – $80M	100%, plus 5.0% for each incremental $1M over $75M
$75M	Target = 100%
Greater than $50M, but less than $75M	30%, plus 2.8% for each incremental $1M over $50M
$50M	Threshold = 30%
Below $50M	0%

Based on the achievement of integration synergies of $123M over this three-year period, the results of this component were earned at maximum for 80% achieved.

Adding the two components together resulted in a total outcome of 80%; however, the three-year TSR of negative 28.6% was in the bottom quartile of our peer group (S&P SmallCap 600 Capped Materials Index), resulting in a 25% decrease in the 2018 award to 60% of target for the NEOs.

2021 RYAM PROXY STATEMENT	43

COMPENSATION DISCUSSION AND ANALYSIS

DISCIPLINED AND TRANSPARENT EXECUTIVE COMPENSATION PRACTICES

When making compensation recommendations and decisions, the Committee considers the CEO’s assessment of the performance of each NEO other than himself; the performance of the individual and the individual’s respective business unit or function; the scope of the individual’s responsibilities; years of experience with the Company (or in similar positions with other companies); skills and knowledge; market compensation data; market and economic conditions; Company performance; retention considerations; and RYAM’s compensation philosophy (collectively, the “compensation factors”). The Committee considers these compensation factors both subjectively and objectively and no single factor or combination of factors is determinative. With respect to CEO compensation, the Committee uses it’s discretion but generally seeks to set compensation in line with the anticipated market median for our compensation comparison group for a given year.

The Compensation Committee retained Frederic W. Cook & Co., Inc. (F. W. Cook), to provide services. The Committee uses broad market survey data and peer group information provided by its compensation consultant as market reference points. The Committee also considers information the Company learns through recruiting NEOs and the experience levels and responsibilities of NEOs prior to joining the Company as reference points in setting NEO compensation.

Compensation Responsibilities and Process

The Compensation Committee has responsibility for establishing our compensation principles, monitoring executive performance and approving executive compensation levels and programs, as detailed below.

COMPENSATION COMMITTEE RESPONSIBILITIES	TIMING
Review and approve compensation levels for all our executive officers	Annually
Review and approve all compensation-related programs for executive officers

January – Set base salary and Annual Cash Incentive target compensation values for new fiscal year

February – Determine Annual Cash Incentive Program payouts in respect of prior fiscal year performance

December – Set target compensation values, as well as performance measures, weightings and targets, for Equity Incentive Program awards for new fiscal year, with grants to be made in March

Establish annual performance objectives for the CEO	Annually – January
Evaluate CEO accomplishments and performance	Regular meetings and prior fiscal year’s performance review conducted in February
Ensure all major considerations relating to compensation, including metrics used to set compensation targets and awards, are appropriately evaluated and that compensation and benefit programs are properly designed, implemented and monitored	Regular meetings throughout the year, with special meetings held as needed to address matters outside the normal compensation cycle
Confer with external compensation advisor and outside counsel for compensation-related advice and benchmarking	Routinely

44

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee regularly invites members of management to attend its meetings, as the Committee deems necessary or appropriate, to discuss and report on issues within their specific areas of expertise or responsibility. While the CEO recommends other NEOs’ compensation levels to the Compensation Committee for its consideration and approval, the CEO does not participate in the deliberations of the Compensation Committee or the Board regarding his own compensation.

The Compensation Committee has assessed the independence of F. W. Cook against the specific criteria under applicable SEC and NYSE criteria and rules and has determined, in its business judgment, that F. W. Cook is independent and no conflict of interest is raised by F. W. Cook’s work for the Compensation Committee.

Benchmarking to Compensation Peer Groups

Skilled executive-level talent is essential to our success and we compete with global companies in many industries for top people. The Compensation Committee studies market norms across the specialty chemicals industry, as well as the standards within the broader community of general industry U.S. manufacturing companies to assess and understand the competitive environment.

Our compensation comparison peer group is used to assess the competitiveness of the compensation of our CEO and other executive officers. For 2020, the following companies were included in the specialty chemicals industry peer group:

Albemarle Corporation

Ashland Global Holdings Inc.

Ferro Corporation

H.B. Fuller Company

Innospec Inc.

Kraton Corporation

Koppers Holdings

Minerals Technologies Inc.

P.H. Glatfelter Company

PolyOne Corporation (aka Avient)

Quaker Chemical Corporation

Sensient Technologies Corporation

Stepan Company

Tronox Holding Inc.

W.R. Grace & Co.

We seek to include companies that compete with us for executive talent and are similar to us in industry, business model, revenue and/or market capitalization. Our Compensation Committee periodically reviews the composition of this peer group and makes changes it determines are appropriate based on changes to our businesses or to the attributes of companies in the group or the availability of their compensation data. Our independent compensation consultant, our CEO and members of management provided input to our Compensation Committee regarding changes to the attributes of peer companies.

The Committee also considers broad market survey data related to compensation for all publicly traded manufacturing companies from across the general industry with annual revenues between $1 billion and $6 billion.

Executive Officer Stock Ownership and Retention Requirements

We believe that meaningful stock ownership further focuses the senior management team on the long-term success of our business and aligns the interests of our management team with those of our stockholders. All executives at the Vice President level and higher are subject to rigorous stock ownership guidelines that require them, within five years after taking such position, to acquire and hold our stock with a value equal to a designated multiple of their base salary as follows:

TITLE	MULTIPLE OF BASE SALARY
President & CEO	6x
Executive Vice President	3x
Chief Financial Officer	3x
Senior Vice President	2x
Vice President	1x

2021 RYAM PROXY STATEMENT	45

COMPENSATION DISCUSSION AND ANALYSIS

Prior to satisfying the ownership requirement, executives are subject to retention requirements that prohibit them from selling any of our stock, other than stock withheld or sold to satisfy taxes in connection with the vesting of a stock-based award or stock option exercise. The types of securities that count toward satisfaction of the ownership requirements include Common Stock, restricted stock, restricted stock units and vested options, but exclude performance shares and unvested options.

Each year the Compensation Committee reviews each executive’s progress toward meeting the guidelines and has determined that, as of January 1, 2021 each of our executive officers is in compliance with all of our stock ownership and retention guidelines.

Clawback Policy

In addition to the clawback provisions in our Equity Incentive Plan and the Annual Cash Incentive Plan, which provide that any clawbacks shall be determined at the discretion of the Compensation Committee, each year our NEOs sign a Supplemental Agreement in connection with their respective awards describing the types of detrimental conduct that will trigger a clawback. Specific detrimental conduct is defined as committing an illegal act, including but not limited to embezzlement or misappropriation of Company funds and willful failure to comply with the material policies and procedures of the Company as determined by the Compensation Committee.

Risk Assessment

We undertake a thorough risk assessment of our compensation programs annually. The first phase of the assessment is an analysis by the Company’s human resources compensation function, which is reviewed with the Company’s Enterprise Risk Management (ERM) Committee, staffed by members of senior management. The review includes the individual programs and potential and probable risks, along with mitigation efforts established to reduce or eliminate these risks. The results of the ERM assessment are then presented to the Compensation Committee for their review and approval. Based on its assessment of our compensation programs for our employees and executives for 2020, the Compensation Committee determined that our compensation programs and practices do not motivate behavior that is reasonably likely to have a material adverse impact on the Company.

Severance and Change in Control Benefits

Executive Severance Pay Plan-Change in Control

As with all publicly traded companies, it is possible that our Company could face a change in control (CIC) and our business and stockholder value could be negatively affected by the uncertainty created by such a situation. To reduce such potential negative effects, encourage executive retention and foster the continued attention and dedication of senior executives even in the case of threat, rumor or occurrence of a change in control, the Compensation Committee established the Executive Severance Pay Plan, as amended, otherwise known as the Change in Control Severance Plan (CIC Severance Plan). The intent is to align executive and stockholder interests by enabling executives to consider corporate transactions that may be in the best interests of stockholders and other constituents without undue concern over whether a transaction would jeopardize the executives’ employment or significantly disrupt or change the culture or environment of their employment.

The CIC Severance Plan achieves these objectives by providing benefits to our NEOs and other eligible executives designated by the Compensation Committee, in the event of a CIC. Under the plan, if the executive is involuntarily terminated (other than for cause or due to death or disability) or terminates his or her employment for good reason (as defined in the CIC Severance Plan) within 24 months following the CIC, he or she will be entitled to enhanced severance benefits, which depend on the executive’s status and level of responsibility.

The CIC Severance Plan does not provide any tax gross-up protection for our NEOs. It includes a “best net” provision pursuant to which a participant is entitled to the greater of (i) full CIC severance benefits with the participant responsible for payment of the excise tax, or (ii) a capped benefit, with the CIC severance benefits reduced to an amount just below the threshold for triggering the excise tax.

46

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee reviews the CIC Severance Plan annually and generally has discretion to terminate or amend the Plan, or include or exclude any executive, including any NEO, at any time prior to a CIC; however, if a CIC is underway, as defined by the Plan, any changes or amendments are not effective for two years.

Equity Compensation Awards and Change in Control

In the event of a CIC, the governing documents provide that outstanding stock options, time-based restricted stock and RSU awards will not automatically vest upon a CIC, but instead will vest upon the award holder’s involuntary termination of employment by the Company (other than for cause or due to death or disability) or termination for good reason occurring within two years following a CIC transaction (a “double trigger”). Performance shares or PSUs that remain outstanding upon such a qualifying termination will vest at target if the performance period is not more than 50% complete at the time of such termination; if the performance period is more than 50% complete at the time of the qualifying termination, outstanding performance shares or PSUs will vest at the greater of target or actual performance achievement through the time of such termination.

Executive Severance Non-Change in Control Plan

Our Executive Severance Non-Change in Control Plan (Non-CIC Severance Plan) provides enhanced severance benefits to all salaried employees at the level of vice-president (or their internal equivalent) and above, including the NEOs, in the event their employment is terminated other than for cause or other non-qualifying terminations defined in the plan. Benefits may range from nine months to 24 months of base salary plus target Annual Cash Incentive, and the level of benefits depends on the executive’s status and level of responsibility. In the event of an executive termination triggered by a CIC, the executive would receive severance benefits only under the CIC Severance Plan.

The potential payments and other benefits under the CIC Severance Plan and the Non-CIC Severance Plan are calculated in the Potential Payments Upon Termination or Change in Control table which also indicates the individual severance multiple for each NEO. Such potential payments do not affect the Compensation Committee’s decisions regarding executive compensation, including base salary, annual cash incentive and long-term incentive award levels.

Retirement Benefits

The Committee has adopted each of the tax-qualified pension and 401(k) plans and non-qualified excess pension and excess savings/deferred compensation plans described below. Our Compensation Committee undertakes an annual, comprehensive review of these plans, to determine if any modifications are necessary or appropriate in light of current trends and best practices, the nature of our business and competitive factors.

We place great value on the long-term commitment that many of our employees and NEOs have made to the Company and wish to incentivize our employees to remain with the Company and focus on building sustainable value over the long term. Therefore, we have determined that it is appropriate to provide employees with competitive retirement benefits as part of their overall compensation package.

We maintain the following plans and programs to provide retirement benefits to the NEOs:

The Rayonier Advanced Materials Inc. Investment and Savings Plan for Salaried Employees (401(k) Plan)

The Rayonier Advanced Materials Inc. Excess Savings and Deferred Compensation Plan (Excess Savings and Deferred Compensation Plan)

The Retirement Plan for Salaried Employees of Rayonier Advanced Materials Inc. (the Retirement Plan) for those employees hired before January 1, 2006

The Rayonier Advanced Materials Inc. Excess Benefit Plan (Excess Retirement Plan) for employees hired before January 1, 2006

The Rayonier Advanced Materials Inc. Salaried Pre-65 Retiree Medical Plan (the Pre-65 Retiree Medical Plan) for those employees hired before January 1, 2006

For additional information regarding our Excess Savings and Deferred Compensation Plan, see the discussion following the Non-Qualified Deferred Compensation Table.

2021 RYAM PROXY STATEMENT	47

COMPENSATION DISCUSSION AND ANALYSIS

Consistent with the predecessor plans at our former parent company, which were closed to new employees on January 1, 2006, our Retirement Plan, Excess Retirement Plan and the Pre-65 Retiree Medical Plan are closed to any new participants. Therefore, only one of our NEOs, Mr. Boynton, is a participant in these plans. For additional information regarding our Retirement Plan and Excess Retirement Plan, see the discussion following the Pension Benefits Table.

The Pre-65 Retiree Medical Plan benefit is extended on an equivalent basis to all eligible retirees.

These programs are generally not considered in setting the level of key elements of compensation for the NEOs.

Limited Perquisites

We provide our NEOs with limited perquisites, which are reviewed annually by our Compensation Committee. Under our perquisites program, in addition to personal benefits that are available broadly to our employees, our NEOs are eligible to participate in two programs.

Executive Physical Program – Each executive-level employee is encouraged to have a physical examination every other year until age 50 and every year after 50.

Senior Executive Tax and Financial Planning Program-This program provides reimbursement to senior executives, including our NEOs, for expenses incurred for financial and estate planning and for preparation of annual income tax returns. Reimbursements are taxable to the recipient and are not grossed-up for tax purposes. The annual reimbursement limit for 2020 was $25,000 for Mr. Boynton and $10,000 for all other participants.

We do not provide Company cars, pay car allowances, personal club membership dues, or home-security expenses, or provide chartered aircraft for personal use.

Certain Tax Considerations

The exemption from Internal Revenue Code (IRC) Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to any “covered employee” in excess of $1 million will not be deductible, unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. A “covered employee” under Section162(m) is any employee who has served as our CEO, CFO or other NEO for tax years after December 31, 2016. The Committee will continue to monitor issues concerning the deductibility of executive compensation. Since compensation design objectives may not always be consistent with the requirements for tax deductibility, the Committee will in its discretion and when it deems appropriate, enter into compensation arrangements under which payments will not be deductible under Section 162(m).

48

COMPENSATION DISCUSSION AND ANALYSIS

REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

The following report of our Compensation and Management Development Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other previous or future filings by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934,

The Compensation and Management Development Committee of the Rayonier Advanced Materials Inc. Board of Directors (the Compensation Committee) has reviewed and discussed the Compensation Discussion and Analysis as required by Item 402(b) of SEC Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement, which is incorporated by reference into the Company’s 2020 Annual Report on Form 10-K filed with the SEC.

The Compensation and Management Development Committee

Julie A. Dill, Chair

Charles E. Adair

De Lyle W. Bloomquist

Thomas I. Morgan

2021 RYAM PROXY STATEMENT	49

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

2020 Summary Compensation Table

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)(1)	STOCK AWARDS ($)(2)(3)	OPTION AWARDS ($)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(4)	CHANGE IN PENSION VALUE AND NON-QUALIFIED DEFERRED COMPENSATION EARNINGS ($)(5)	ALL OTHER COMPENSATION ($)(6)	TOTAL ($)

Paul G. Boynton President and Chief Executive Officer	2020	1,005,000	-	1,069,501	-	1,155,000	2,284,996	65,327	5,579,824
	2019	1,005,000	357,875	3,186,766	-	195,000	2,540,259	63,493	7,348,393
	2018	988,750	4,587,529	6,697,650	-	1,451,000	-	90,170	13,815,099

Marcus J. Moeltner Chief Financial Officer and Senior Vice President, Finance	2020	425,000	-	146,626	-	300,000	-	32,332	903,958
	2019	310,500	-	331,244	-	35,000	-	26,653	703,397
	-	-	-	-	-	-	-	-

Frank A. Ruperto SVP, High Purity and High Yield Cellulose Business	2020	465,000	-	345,001	-	0	-	35,224	845,225
	2019	465,000	51,133	1,027,994	-	55,000	-	51,873	1,651,000
	2018	455,000	-	1,890,471	-	410,000	-	45,322	2,800,793

William R. Manzer Senior Vice President, Manufacturing Operations	2020	390,000	-	207,000	-	230,000	-	25,909	852,909
	2019	390,000	-	616,797	-	40,000	-	49,386	1,096,183
	2018	377,500	-	540,156	-	320,100	-	62,224	1,299,980

James L. Posze Jr. Senior Vice President, Human Resources(7)	2020	335,000	-	146,626	-	200,000	-	35,995	717,621
	2019	335,000	-	436,919	-	35,000	-	44,869	851,788
	2018	324,500	-	432,137	-	250,000	-	38,807	1,045,444

(1)

The amounts for 2019 represent payments for Mr. Boynton and Mr. Ruperto in connection with the payout of cash-settled performance stock unit awards granted in 2016; the payments are as follows: Mr. Boynton, $357,875 and Mr. Ruperto, $51,133. The amount for 2018 represents the payment of a retention award described in the 2014 Proxy Statement; Mr. Boynton received a $4 million cash payment together with interest at a fixed rate of 3.25%.

(2)

Represents the aggregate grant date fair value of restricted stock units and performance stock units computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in calculating these values may be found in the “Incentive Stock Plans” sections in the notes to our financial statement included in our Annual Reports on Form 10-K for 2020, 2019 and 2018.

The grant date fair value of the 2020 PSU awards is as follows: Mr. Boynton, $1,069,501; Mr. Moeltner, $146,626; Mr. Ruperto, $345,001; Mr. Manzer $207,000; and Mr. Posze, $146,626.

(3)

The grant date fair value of performance stock unit awards as reported in footnote (2), is computed based on the probable outcome of the performance condition as of the grant date for the award. The following amounts reflect the grant date award value assuming maximum performance is achieved under the 2020 performance stock unit awards: Mr. Boynton, $2,139,002; Mr. Moeltner, $293,252; Mr. Ruperto, $690,002; Mr. Manzer, $414,000 and Mr. Posze, $293,252.

(4)	Amounts under the Non-Equity Incentive Plan Compensation column represent annual cash incentive awards under our 2020, 2019 and 2018 Annual Cash Incentive Programs.

(5)

Represents the annual change in actuarial present value of the participant’s pension benefit under the Company’s retirement plans in 2020. The actuarial present values increased in 2020 compared to 2019. The change in pension value for Mr. Boynton was a $2,284,996 increase. There were no above-market earnings on non-qualified deferred compensation.

(6)

The All Other Compensation column in the Summary Compensation Table above includes the following for 2020: financial planning and tax services, 401(k) retirement contribution/enhanced match, Excess Savings Plans and other miscellaneous items.

(7)	Effective February 22, 2021, Mr. Posze was named Chief Administrative Officer and Senior Vice President, Human Resources.

50

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

All Other 2020 Compensation

	PAUL G. BOYNTON	MARCUS J. MOELTNER	FRANK A. RUPERTO	WILLIAM R. MANZER	JAMES L. POSZE JR.
	($)	($)	($)	($)	($)

Tax and Financial Planning services	25,000	0	0	0	10,000

401(k) Plan Company contributions	11,400	11,400	11,400	11,400	11,400

401(k) Retirement contribution/Enhanced Match	0	8,550	8,550	8,550	8,550

Excess Savings Plan Company contributions	23,775	11,729	14,200	5,000	4,810

Miscellaneous	5,152	653	1,074	959	1,235

Total	65,327	32,332	35,224	25,909	35,995

GRANTS OF PLAN BASED AWARDS IN 2020 TABLE

NAME	GRANT DATE	APPROVAL DATE(1)	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(2)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(3)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(4)
			THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)

Paul G. Boynton		1/9/2020	60,300	1,005,000	2,010,000

	3/1/2020	2/18/2020				38,750	516,667	1,033,334		1,069,501

Marcus J. Moeltner		1/9/2020	15,555	259,250	518,500

	3/1/2020	2/18/2020				5,313	70,834	141,668		146,626

Frank A. Ruperto		1/9/2020	17,019	283,650	567,300

	3/1/2020	2/18/2020				12,500	166,667	333,334		345,001

William R. Manzer		1/9/2020	11,934	198,900	397,800

	3/1/2020	2/18/2020				7,500	100,000	200,000		207,000

James L. Posze Jr.		1/9/2020	10,251	170,850	341,700

	3/1/2020	2/18/2020				5,313	70,834	141,668		146,626

(1)

2020 Equity Incentive Program grants were approved February 18, 2020 and the grant date reflects the date on which the Compensation Committee approved the applicable performance measures. Our equity incentive program awards typically are set in dollars and converted to shares using the average price for the ten trading days before the grant date, which was $2.60 per share. However, in 2020, for purposes of determining the number of shares to be issued, we used a $6 share price which had the effect of reducing the grant date value of the equity awards by approximately 57%.

(2)

Reflects potential cash incentive awards under the 2020 Annual Cash Incentive Program. Awards can range from 0% to 200% of the target cash incentive award. See the 2020 Annual Cash Incentive Program section of the CD&A. The actual amount earned by each named executive officer for 2020 is reflected in the Summary Compensation Table under the Non-Equity Incentive Plan Compensation column.

(3)

Reflects potential payouts, in numbers of shares, under the 2020 PSU awards, which are part of the overall 2020 Equity Incentive Program. Awards can range from 0% to 200% of the target award based on TSR (both relative and absolute) and Adjusted EBITDA Margin performance. Please refer to the Equity Incentive Program section of the CD&A.

(4)

Reflects the grant date fair value of each equity award computed in accordance with FASB Topic 718. For performance stock units, the grant date fair value is computed using the Monte Carlo simulation model which utilizes multiple input variables that determine the probability of satisfying the performance conditions stipulated in the award to determine the fair market value.

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EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

OUTSTANDING EQUITY AWARDS AT 2020 FISCAL YEAR END TABLE

NAME	OPTION AWARDS(4)					STOCK AWARDS(4)
	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE(1)	OPTION EXERCISE PRICE ($)	OPTION GRANT DATE	OPTION EXPIRATION DATE	STOCK AWARD GRANT DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(1)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(3)	EQUITY INCENTIVE PLAN AWARDS
									NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(2)	MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(3)

Paul G. Boynton	20,091	0	36.5528	1/2/2014	1/2/2024

	13,986	0	45.2121	1/2/2013	1/2/2023

	13,774	0	38.1593	1/3/2012	1/3/2022

	7,523	0	31.8108	1/3/2011	1/3/2021

						3/6/2018	91,222	$594,767

						3/1/2019	63,482	$413,903

						3/6/2018			212,850	$1,387,782

						3/1/2019			29,625	$193,155

						3/1/2020			1,033,334	$6,737,338

Marcus J. Moeltner	0	0	0	-	-

						3/6/2018	2,453	$15,994

						3/1/2019	3,413	$22,253

						6/17/2019	10,045	$65,493

						3/6/2018			2,453	$15,994

						3/1/2019			683	$4,453

						6/17/2019			4,688	$30,566

						3/1/2020			141,668	$923,675

Frank A. Ruperto	4,173	0	39.4393	3/31/2014	3/31/2024

						3/6/2018	25,748	$167,877

						3/1/2019	20,478	$133,517

						3/6/2018			60,079	$391,715

						3/1/2019			9,557	$62,312

						3/1/2020			333,334	$2,173,338

William R. Manzer	1,390	0	36.5528	1/2/2014	1/2/2024

	1,047	0	45.2121	1/2/2013	1/2/2023

	1,102	0	38.1593	1/3/2012	1/3/2022

	655	0	33.0651	1/24/2011	1/24/2021

						3/6/2018	7,357	$47,968

						3/1/2019	12,287	$80,111

						3/6/2018			17,166	$111,922

						3/1/2019			5,734	$37,386

						3/1/2020			57,338	$373,844

James L. Posze Jr.	2,163	0	36.5528	1/2/2014	1/2/2024

	1,399	0	45.2121	1/2/2013	1/2/2023

	828	0	38.1593	1/3/2012	1/3/2022

	729	0	31.8108	1/3/2011	1/3/2021

						3/6/2018	5,886	$38,377

						3/1/2019	8,704	$56,750

						3/6/2018			13,733	$89,539

						3/1/2019			4,062	$26,484

						3/1/2020			140,768	$917,807

(1)

Option awards vest and become exercisable in one-third increments on the first, second and third anniversaries of the grant date. Restricted stock and restricted stock unit awards vest on the third anniversary of the grant date. For Mr. Moeltner, his June 17, 2019 promotional award vests on March 1, 2022 with other 2019 grants.

(2)

Represents performance share and performance stock unit awards granted in 2018, 2019 and 2020, with a 36-month performance period. These awards are immediately vested following the completion of the performance period upon the determination of the amount earned, if any, based upon performance achievement. Under the terms of our PSU awards, the actual award value can range from zero to 200% of the target. The 2018 and 2019 grants contained a TSR modifier which was measured cumulatively over the three-year performance period and provided the opportunity to earn an additional 25%. See the Long-Term Incentives: Equity section of the CD&A. The amounts reported here for the 2018 PSUs are reflected at target level; actual amounts earned for the performance period ending December 31, 2020 are discussed in the CD&A. The amounts reported here for 2019 are reported at threshold and 2020 awards assume maximum performance achievement, but the amounts actually earned pursuant to these awards, if any, will not be determined until following the end of the respective performance periods on December 31, 2021 and December 31, 2022.

(3)	Value based on the December 31, 2020 closing price of Rayonier Advanced Materials stock of $6.52.

(4)	Share amounts and option exercise prices shown have been adjusted to reflect a June 2014 valuation adjustment due to our spinoff from our former parent company.

52

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

OPTION EXERCISES AND STOCK VESTED IN 2020 TABLE

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)(1)	VALUE REALIZED ON VESTING ($)

Paul G. Boynton	-	-	180,189	$441,463

Marcus J. Moeltner	-	-	4,231	$26,444

Frank A. Ruperto	-	-	57,918	$141,899

William R. Manzer	-	-	40,741	$90,815

James L. Posze Jr.	-	-	24,133	$59,126

(1)

Represents vesting of restricted stock awards and the 75% payout of the 2017 performance share awards which were a part of the overall 2017 Equity Incentive Plan, with value realized on vesting determined by multiplying the number of shares acquired on vesting by the $2.45 closing market price of our Common Stock on March 1, 2020. The number of shares acquired for Messrs. Manzer and Moeltner also include the vesting of restricted stock and restricted stock units which vested in 2020; the value realized was determined by multiplying the number of shares that vested by the closing price of our Common Stock on the applicable vesting date.

PENSION BENEFITS TABLE

The following table illustrates the present value of accumulated benefits payable under the Retirement Plan for Salaried Employees of Rayonier Advanced Materials Inc., a tax qualified retirement plan (the Retirement Plan) and the Rayonier Advanced Materials Inc. Excess Benefit Plan, a non-qualified retirement plan (the Excess Retirement Plan), at the earliest eligible retirement age.

NAME(1)	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE (#)	PRESENT VALUE OF ACCUMULATED BENEFIT ($)(2)	PAYMENTS DURING LAST FISCAL YEAR ($)
Paul G. Boynton	Rayonier Advanced Materials Salaried Plan	21.7	1,419,102	-
	Rayonier Advanced Materials Excess Benefit Plan	21.7	12,162,605	-

(1)	Messrs. Moeltner, Ruperto, Manzer and Posze are not participants in our defined benefit pension plans.

(2)

Actuarial value as of December 31, 2020 is determined using the assumptions that applied for ASC 715-30 disclosure for the Retirement Plan. An interest rate of 2.46% was used and the mortality assumptions were the Pri-2012 mortality tables with a fully generational projection using scale MP-2020; no pre-retirement mortality is assumed. Executives are assumed to retire at the earliest age that they will be eligible for an unreduced pension which is at least age 60 with 15 years of service, or age 65. Benefits are assumed to be paid in the normal form of payment which is a life annuity for single employees and the 90/50 survivor form for married employees, according to the marital status at 12/31/2020. If spousal information is not available, husbands are assumed to be 3 years older than wives.

The Retirement Plan is a tax-qualified retirement plan covering substantially all eligible salaried employees hired prior to January 1, 2006. The Plan provides income replacement following retirement through the payment of monthly pension benefits based upon the employee’s average final compensation and years of service. The costs of benefits under the Retirement Plan are borne entirely by the Company. Consistent with the Company’s desire that salaried employees take a more active role in saving for retirement, this benefit was replaced by an increased retirement contribution under the Rayonier Advanced Materials Investment Savings Plan for Salaried Employees for new salaried employees effective January 1, 2006.

For the period through December 31, 2003, the annual pension amounts to two percent of a member’s average final compensation for each of the first 25 years of benefit service, plus one and one-half percent of a member’s average final compensation for each of the next 15 years of benefit service, reduced by one and one-quarter percent of the member’s primary Social Security benefit for each year of benefit service to a maximum of 40 years, provided that no more than one-half of the member’s primary Social Security benefit is used for such reduction. Effective January 1, 2004, the Retirement Plan was amended so that for future service the annual pension amounts to one and one-half percent of a member’s final average compensation for each year of benefit service to a maximum of 40 years.

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EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

A member is vested in benefits accrued under the Retirement Plan upon completion of five years of eligibility service. Mr. Boynton is vested in his accrued benefits. Normal retirement is at age 65. The Retirement Plan also provides for unreduced early retirement pensions for participants who retire at or after age 60 following completion of 15 years of eligibility service. Reduced benefits are available at age 55 with at least 10 years of service (Standard Early Retirement) or as early as age 50 with age plus eligibility service equal to at least 80, or as early as age 55 with at least 15 years of eligibility service (Special Early Retirement). The plan benefit for a member eligible for Standard Early Retirement will be reduced by 3% for each year of age under 65 (e.g., age 64 would result in 97% of the benefit payable). The Retirement Plan benefit for a member eligible for Special Early Retirement will receive a 5% reduction for each year of age under 60 (e.g., age 59 would result in 95% of the benefit payable).

A member’s average final compensation includes salary and approved annual cash incentive award payments calculated under the Retirement Plan as follows: (1) the member’s average annual base salary for the five calendar years during the member’s last 120 calendar months of service which yield the highest such average, plus (2) the member’s average approved annual cash incentive award payments for the five calendar years during the member’s last 120 calendar months of service which yield the highest such average.

The Excess Plan was adopted to meet the retirement needs of a small segment of its salaried employee population affected by limits imposed under federal law. The Excess Plan was frozen to new participants effective January 1, 2006. Applicable federal law limits the amount of benefits that can be paid and the compensation that may be recognized under a tax-qualified retirement plan. Tax-qualified retirement plan participants whose annual benefit at the time of payment exceeds the IRC Section 415 limitations or whose benefit is limited on account of the IRC Section 401(a)(17) limitation on compensation are participants in the Excess Plan. The practical effect of the Excess Plan is to continue calculation of benefits after retirement to all employees on a uniform basis regardless of compensation levels. All employees covered by the Retirement Plan are eligible under the Excess Plan to the extent their compensation exceeds the IRC limits noted above.

NON-QUALIFIED DEFERRED COMPENSATION TABLE

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY ($)(1)	REGISTRANT CONTRIBUTIONS IN LAST FY ($)(1)	AGGREGATE EARNINGS IN LAST FY ($)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS IN LAST FY ($)	AGGREGATE BALANCE AT LAST FYE ($)(2)
Paul G. Boynton	141,850	23,775	14,250	-	903,123
Marcus J. Moeltner	12,958	11,729	245	-	30,483
Frank A. Ruperto	11,200	14,200	2,856	-	188,909
William R. Manzer	0	5,000	1,099	-	67,540
James L. Posze Jr.	11,075	4,810	3,923	-	210,299

(1)   All Executive and Company contributions in the last fiscal year are reflected in the Summary Compensation Table as 2020 compensation.

(2)   The sum of all contributions and credited earnings, less withdrawals. Of these totals, the following amounts have been included in the Summary Compensation Table in prior years: Mr. Boynton, $573,004; Mr. Moeltner, $10,783; Mr. Ruperto, $139,136; Mr. Manzer, $35,262; and Mr. Posze, $156,851.

The Rayonier Advanced Materials Inc. Excess Savings and Deferred Compensation Plan (the Excess Savings Plan) is a nonqualified, unfunded plan that consists of two components, an Excess Savings component (a supplement to the Rayonier Advanced Materials Investment Savings Plan for Salaried Employees (the Savings Plan)) and an Excess Base Salary and Bonus Deferral component.

The Savings Plan, which is our tax qualified 401(k) plan, is not reflected in the table above which under SEC rules covers only our non-qualified deferred compensation plan. The Savings Plan is designed to encourage salaried employees to save and invest for retirement. Under this Plan, employees may contribute up to the annual IRS limits on a pre-tax basis. The Company matches such contributions at a rate of $.50 for each $1.00 up to 8% of the employee’s base salary. In addition, for 2020, the Company made an annual retirement contribution to each

54

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

participant’s account equal to 3% of base salary and annual cash incentive award for employees hired after January 1, 2006. The retirement contribution was increased and automatic enrollment of all new salaried employees in the Savings Plan implemented, coincident with the closing of the Company’s defined benefit pension plan to new salaried employees effective January 1, 2006. This change reflects the Company’s desire that salaried employees take a more active role in planning, saving and investing for retirement.

The Company contributions to the Savings Plan, both matching and retirement contributions, vest at a rate of 20% per year over the participant’s first five years of employment. These contributions are reflected as compensation in the Summary Compensation Table.

The Excess Savings Plan supplements the Savings Plan by providing employees with Company contributions that are lost due to the IRC regulations limiting employee contributions to tax qualified 401(k) plans. Participants can contribute up to 8% of total base salary. The Company contributes up to 4% of total base salary (reduced by the regular matching contributions made under the Savings Plan). Amounts contributed by participants and the Company match, are unsecured, but earn a return equal to 120% of the applicable federal long-term rate (adjusted monthly). The average interest rate in 2020 was 1.6599%. Excess Savings participants may elect to receive a lump sum or annual installments upon termination of employment.

The Excess Base Salary and Bonus Deferral component of the Excess Savings Plan allows employees with a base salary in excess of $175,000 the opportunity to defer up to 100% of their base salary and all or any portion of their annual cash incentive award. Amounts deferred are unsecured but earn a return equal to the 10-year treasury rate plus 1.50% (adjusted monthly). The average treasury interest rate in 2020 was 0.82%. Excess Base Salary Deferral and Annual Bonus Deferral participants may elect to receive a lump sum or annual installments not to exceed fifteen years upon termination of employment or a specific date.

2021 RYAM PROXY STATEMENT	55

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

NAME	CASH SEVERANCE ($)	ANNUAL CASH INCENTIVE SEVERANCE ($)	PENSION/ 401(K) BENEFITS ($)(3)	MEDICAL/ WELFARE, TAX AND OUTPLACEMENT BENEFITS ($)(4)		ACCELERATION OF EQUITY AWARDS ($)(5)	OTHER
Paul G. Boynton

Voluntary Termination	-	-	-		-	-	-

Terminated for cause	-	-	-		-	-	-

Retirement	-	-	-	-		-	-

Involuntary termination[1]	2,010,000	3,165,000	-		49,527	1,982,549	-

Change in Control	-	-	-		-	6,730,883	-

Involuntary or voluntary termination for good reason after change in control[2]	3,015,000	5,505,000	6,909,807		94,002	6,730,883	-

Marcus Moeltner

Voluntary Termination	-	-	-		-	-	-

Terminated for cause	-	-	-		-	-	-

Retirement	-	-	-		-	-	-

Involuntary termination[1]	637,500	688,875	-		48,516	31,987	-

Change in Control	-	-	-		-	784,227	-

Involuntary or voluntary termination for good reason after change in control[2]	1,275,000	1,200,000	191,183		76,983	784,227	-

Frank A. Ruperto

Voluntary Termination	-	-	-		-	-	-

Terminated for cause	-	-	-		-	-	-

Retirement	-	-	-		-	-	-

Involuntary termination[1]	697,500	425,475	-		53,020	559,592	-

Change in Control	-	-	-		-	2,091,317	-

Involuntary or voluntary termination for good reason after change in control[2]	1,395,000	1,230,000	123,179		85,978	2,091,317	-

William R. Manzer

Voluntary Termination	-	-	-		-	-	-

Terminated for cause	-	-	-		-	-	-

Retirement	-	-	-		-	-	-

Involuntary termination[1]	390,000	428,900	-		42,287	159,890	-

Change in Control	-	-	-		-	1,078,923	-

Involuntary or voluntary termination for good reason after change in control[2]	780,000	870,200	106,701		64,551	1,078,923	-

James L. Posze Jr.

Voluntary Termination	-	-	-		-	-	-

Terminated for cause	-	-	-		-	-	-

Retirement	-	-	-		-	-	-

Involuntary termination[1]	335,000	370,850	-		36,218	127,916	-

Change in Control	-	-	-		-	778,912	-

Involuntary or voluntary termination for good reason after change in control[2]	670,000	700,000	91,727		52,423	778,912	-

(1)

For purposes of calculating the executive’s cash severance entitlement, represents the executive’s base salary and target Annual Cash Incentive pay times the applicable tier multiplier under the Non-CIC Severance Plan (2 times for Tier I, 1.5 times for Tier II and 1 times for Tier III) and pro-rata as of 12/31/20. Mr. Boynton is included in Tier I; Messrs. Moeltner and Ruperto in Tier II; and Messrs. Manzer and Posze are included in Tier III.

(2)

For purposes of calculating the executive’s cash severance entitlement, the executive’s base pay is multiplied by the applicable tier multiplier under the CIC Severance Plan (3 times for Tier I and 2 times for Tier II). Messrs. Boynton, Moeltner, and Ruperto are included in Tier I and Messrs. Manzer and Posze are included in Tier II). For purposes of calculating the Annual Cash Incentive Severance, the applicable tier multiplier is applied to the greater of: (i) the

56

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

highest annual cash incentive award received over the three years preceding the termination of employment; (ii) the target Annual Cash Incentive for the year in which the CIC occurred; or (iii) the target Annual Cash Incentive in the year of termination, which is the full-year cash incentive for termination as of December 31, 2020.

(3)

Represents the actuarial value of an additional two or three years, based upon the applicable tier multiplier, of eligibility service and age under the Company’s retirement plans and additional years participation in the Savings Plan at the executive’s current contribution levels.

(4)

Represents: (i) the present value of the annual Company contribution to health and welfare plans times the applicable tier multiplier; (ii) the value of the executive’s annual tax and financial planning allowance of $25,000 for Mr. Boynton and $10,000 for the other NEOs; and (iii) up to $30,000 in outplacement services.

(5)

For stock option awards, the value was calculated as the difference between the closing price of the Company’s stock on December 31, 2020 and the option exercise price. Performance unit awards (reflected here at 100% target) and restricted stock unit awards were valued using the closing price of the Company’s stock on December 31, 2020. Any payout of the performance shares or performance units is subject to any common stock share cap under the Equity Incentive Plan in effect at the time of grant. Under the CIC Severance Plan, outstanding performance shares or units for which the performance period is not more that 50% complete will vest at target upon a change in control. Outstanding performance shares or units for which the performance period is more than 50% complete at the time of the change in control will vest at the greater of target or actual performance achievement as determined pursuant to CIC Severance Plan terms.

As discussed in the CD&A under Severance Pay and Change in Control Benefits, under our CIC Severance Plan, there are no excise tax reimbursements made for our executives. They are instead subject to a net best provision whereby the executive would be entitled to the greater after-tax benefit of either (i) full CIC payments and benefits, for which the executive is responsible for the payment of any applicable 208G excise tax or (ii) CIC payments and benefits cut back to the amount that would result in no 280G excise tax for the executive.

Our Non-CIC Severance Plan provides severance benefits to employees at the level of vice president and above, including the NEOs, in the event their employment is terminated (other than for cause or other non-qualifying terminations defined in the plan). This Non-CIC Severance Plan replaces the Severance Pay Plan for Salaried Employees for the executive level group of employees. Benefits may range from 9 months to 24 months of base salary plus target annual incentive. The individual severance multiplier for the NEOs are noted in the footnotes to the table above.

The amounts shown in the table above do not include payments and benefits to the extent that they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, including accrued salary, vacation pay, regular pension benefits, welfare benefits and 401(k) distributions. Amounts that would be distributed pursuant to the Company’s nonqualified deferred compensation plans are indicated in the Nonqualified Deferred Compensation table. Other than as reflected in the table and footnote (3) above, amounts that would be distributed pursuant to the Company’s tax-qualified and non-qualified retirement plans are indicated in the Pension Benefits table.

A termination by an executive within two years after a change in control would generally be for good reason if it results from: (i) a significant diminution in the executive’s position or the assignment to the executive of any duties inconsistent in any respect with his or her position (including status, offices, titles and reporting requirements), authority, duties, or responsibilities immediately before the change in control; (ii) any material reduction in the executive’s salary, annual cash incentive award opportunities, benefits, or other compensation; (iii) the relocation of the executive’s principal place of business by more than 50 miles from his or her previous place of business; or (iv) any termination of the CIC Severance Plan (or the executive’s participation therein) other than by its express terms. Regardless of whether a change in control had occurred, an executive would not be entitled to payments under the CIC Severance Plan if he or she was terminated for cause. A termination of an executive generally would be for cause if it was due to (i) the willful and continued refusal of the executive to substantially perform his or her employment duties following written notification by Rayonier Advanced Materials’ Board of Directors; or (ii) engagement of the executive in illegal conduct or gross misconduct that is demonstrably injurious to the Company, including an indictment or charge by any prosecuting agency with the commission of a felony.

The Company may condition payment of a portion of an executive’s severance benefits under the CIC Severance Plan upon his or her agreement to adhere to confidentiality covenants, as well as to refrain from disparaging the Company (subject to certain limitations as required by law) or its products; competing directly with the Company; or inducing certain employees to terminate employment or service with the Company. These covenants would generally remain in effect for the shorter of one year from the executive’s termination or two years following a

2021 RYAM PROXY STATEMENT	57

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

change of control, except that the confidentiality covenants would remain in effect for the longer of two years from the executive’s termination or three years following a change in control. By accepting the conditioned payments, an executive will be deemed to have consented to the issuance of a temporary restraining order to maintain the status quo pending the outcome of any equitable proceeding that may be brought by Rayonier Advanced Materials to enforce such covenants.

Unless otherwise indicated, all cash payments would be made by the Company in a lump sum, although the timing of some payments and benefits may be delayed by six months after termination in accordance with IRC Section 409A, which regulates deferred compensation. The Company has established two rabbi trusts related to the CIC Severance Plan. One is designed to defray the legal costs incurred by the executives in enforcing their rights under the CIC Severance Plan if the Company does not meet its obligations. The Company has funded $3,029,089.47 to this trust. If there is a change in control at the Company, the Company would transfer to the second trust an amount sufficient to satisfy the cash payments that would be required to be paid in the event of a qualifying termination of executives covered under the CIC Severance Plan.

CEO PAY RATIO

The annual total compensation of our median-paid employee on a worldwide basis for 2020 was $136,303. The annual total compensation of our CEO for 2020, as reported in the Summary Compensation table, was $5,579,824. The ratio of our CEO’s total compensation to our median employee’s total compensation is 41 to 1, which is calculated by dividing the CEO’s annual total compensation by that of our median-paid employee. In accordance with SEC rules, we have used the same median employee that was identified for the 2018 disclosure. An analysis was conducted using payroll records to confirm that there would not have been a significant impact on the median pay calculation due to sale of the Matane and Huntsville mills.

There have been no changes to compensation arrangements the Company reasonably believes would result in a significant change to its pay ratio disclosure. A re-calculation of the median employee’s 2020 annual total compensation was conducted as required. We believe the CEO pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The pay ratio reported by other companies may not be comparable to ours, as other companies may have different employment and compensation practices and may use different methodologies in calculating their pay ratios.

58

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table shows the Common Stock beneficially owned as of March 18, 2021 by each of the Company’s directors, each of the NEOs and all directors and executive officers as a group. Unless otherwise indicated, all Common Stock listed below is owned directly by the named individual:

	BENEFICIAL OWNERSHIP
NAME OF BENEFICIAL OWNER	COMMON STOCK BENEFICIALLY OWNED(1)		EXERCISABLE STOCK OPTIONS(2)	TOTAL COMMON STOCK AND EXERCISABLE STOCK OPTIONS	PERCENT OF CLASS
Charles E. Adair	40,839		-	40,839	*

De Lyle W. Bloomquist	62,017		-	62,017	*

Paul G. Boynton	986,531	(3)	47,851	1,034,382	1.63%

Julie A. Dill	20,509		-	20,509	*

James F. Kirsch	41,313		-	41,313	*

David C. Mariano	830,000		-	830,000	1.31%

Thomas I. Morgan	41,657		-	41,657	*

Lisa M. Palumbo	66,150		-	66,150	*

Ivona Smith	-		-	-	*

William R. Manzer	99,247	(3)	3,539	102,786	*

Marcus J. Moeltner	7,994		-	7,994	*

James L. Posze, Jr.	112,371	(3)	4,390	116,761	*

Directors and executive officers as a group (16 persons)(4)	2,369,056	(3)	57,644	2,426,700	3.82%

*	Indicates that the percentage of beneficial ownership of the director or executive officer does not exceed one percent of the class.

(1)

Does not include outstanding unvested restricted stock unit awards as follows: Messrs. Adair, Bloomquist, Kirsch, Mariano and Morgan and Ms. Dill, Ms. Palumbo and Ms. Smith, 17,500 shares each; Mr. Boynton, 170,625 shares; Mr. Manzer, 33,025 shares; Mr. Moeltner, 37,652; Mr. Posze, 23,393 shares; and all directors and executive officers as a group, 471,847 shares. These awards will not vest and become beneficially owned within 60 days.

(2)

Pursuant to SEC regulations, stock receivable through the exercise of employee stock options that are exercisable within 60 days after March 18, 2021 are deemed to be beneficially owned as of March 18, 2021.

(3)

Includes the following shares allocated under the 401(k) Plan to the accounts of Mr. Boynton, 3,884 shares; Mr. Manzer, 5,827 shares; Mr. Posze, 955 shares; and all directors and executive officers as a group, 11, 893 shares.

(4)	Directors and executive officers are not permitted to pledge any shares of our Common Stock under our policies; to our knowledge, none have done so.

2021 RYAM PROXY STATEMENT	59

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

EXECUTIVE OFFICERS

Our executive officers are elected by the Board of Directors and hold office as determined by the Board. The information set forth below includes the name, age, position held with us and principal occupation and employment during at least the past five years for each of our current executive officers who are not also serving as directors, as of March 18, 2021. (Mr. Boynton’s biography appears in the Biographical and Qualifications Information of Other Directors section.) There is no family relationship between any of our executive officers or directors. There are no arrangements or understandings between any of our executive officers or directors and any other person pursuant to which any of them was appointed or elected as an officer or director, other than arrangements or understandings with our directors or officers acting solely in their capacities as such.

Chris Black, 62, Senior Vice President, Forest Products and Board Business–Mr. Black joined the Company in 2017 as Senior Vice President, Forest Products, Paper and Board Business, following the acquisition of Tembec. Prior to the acquisition, Mr. Black was Executive Vice President, Forest Products, Pulp and Paper at Tembec. Mr. Black began his career in 1983 with Kimberly-Clark Corporation where, over a ten-year period, he held increasingly senior positions in finance and marketing. In 1992, he joined Navistar as Director of Marketing and continued in the heavy truck industry in several sales and general management roles until joining Tembec in 2000. Mr. Black joined Tembec as Vice President, Sales and Marketing, Newsprint Division and was appointed Executive Vice President, Forest Products, Pulp and Paper in 2013. He holds a B.A. in Economics and a M.B.A. (Finance) from York University in Toronto.

Gabriela Garcia, 46, Chief Accounting Officer and Vice President, Corporate Controller–Ms. Garcia joined the Company in March 2020 as Vice President, Corporate Controller and was promoted to her current position on September 1, 2020. Prior to joining the Company, Ms. Garcia was the Controller for Nexeo Plastics Parent Inc. located in Houston, TX, a position she held from July 2019 to February 2020. Previously, she was the Assistant Controller and Controller for Nexeo Solutions Inc. from July 2012 to June 2019. Ms. Garcia also has approximately 23 years of progressive accounting experience working for firms such as Harken Energy Corporation, Reliant Energy, Inc., Air Liquide USA, LLC, Marathon Oil Company and Geokinetics, Inc. Ms. Garcia is a Certified Public Accountant with an undergraduate degree from the University of Texas at Arlington in marketing, a MS degree in accounting from the University of St. Thomas in Houston, Texas and an MBA from Houston Baptist University.

William R. Manzer, 63, Senior Vice President, Manufacturing Operations–Mr. Manzer joined Rayonier Inc. as Vice President, Manufacturing Operations in January 2011, a position he held until June 2014. Following our 2014 spinoff from Rayonier Inc., Mr. Manzer was elected to his current position for the Company. Prior to joining Rayonier Inc., from September 2001 to December 2010, he was employed in various senior manufacturing roles for Fraser Papers (a manufacturer of specialized printing, publishing and converting papers) and most recently served as their Senior Vice President, Business Strategy and Projects. Previously, Mr. Manzer worked from January 1991 to August 2001 for Champion International and from June 1980 until December 1991 for Fraser Papers in various pulp and paper manufacturing roles. His responsibilities have included various roles at pulp and paper mills in the US and Canada. Mr. Manzer holds a bachelor’s degree in chemical engineering from the University of Maine, Orono.

Anthony R. Matthews, 41, Vice President-Supply Chain–Mr. Matthews joined Rayonier Inc. as Accounting Analyst and Purchasing Coordinator in October 2003 and held various financial roles of increasing responsibility, including Controller, Jesup Mill, a position he held from October 2011 until June 2014, when the Company was spun-off from Rayonier Inc. In June 2014, Mr. Matthews was appointed Controller, Performance Fibers. In March 2017, he was appointed Senior Director, Finance and in February 2019, he was elected to his current position. Mr. Matthews holds a B.S in Business Administration, Accounting from the University of Central Florida.

Marcus J. Moeltner, 57, Chief Financial Officer and Senior Vice President, Finance–Mr. Moeltner joined the Company in November of 2017 at its headquarters in Jacksonville, Florida, as Vice President, Corporate Development and Planning, in connection with the Company’s acquisition of Tembec Inc. and was promoted to his current position on July 8, 2019. He had rejoined Tembec Inc. in May 2008 as Vice President, Corporate Development. From 2005 to 2008, Mr. Moeltner was Vice President, Finance for Grant Forest Products Inc., a Canadian forest products producer, where he was responsible for leading a team responsible for financial analysis, treasury, cost accounting, risk management and taxation across its business operations. From 2000 to 2004, Mr. Moeltner held various roles at Tembec Inc., including Director, Business Planning and Vice President, Business Analysis and Control. Mr. Moeltner began his professional career with Kimberly-Clark Corporation in 1987 and,

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EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

during his tenure there, held various finance positions of increasing responsibility in Canada, France, England and the United States. Mr. Moeltner holds an Honors Bachelor of Commerce degree from Laurentian University, Sudbury, Ontario. He is also a CPA, CMA receiving his accreditation in Ontario.

James L. Posze, Jr., 56, Chief Administrative Officer and Senior Vice President, Human Resources–From October 2010 to March 2013, Mr. Posze was Vice President, Human Resources at Rayonier Inc. and was promoted to Senior Vice President, Human Resources in March 2013, a position he held until June 2014. Following our 2014 spinoff, he was elected Senior Vice President, Human Resources for the Company, a position he held from June 2014 to February 2021. Effective February 22, 2021, Mr. Posze was elected to his current position. Prior to joining Rayonier Inc., Mr. Posze was with Albemarle Corporation (a manufacturer of polymers and fine chemicals), where he served as Global Director, Human Resources for more than eight years. Mr. Posze holds a bachelors degree in management from Western Kentucky University.

R. Colby Slaughter, 43, Vice President, General Counsel and Corporate Secretary–Mr. Slaughter joined Rayonier Inc. in January 2013 as Senior Counsel, a position he held until June 2014. Following our 2014 spinoff from Rayonier Inc., he was appointed to the same position at the Company. From May 2016 to March 2019, he was Assistant General Counsel and, effective March 21, 2020, he was elected Vice President, General Counsel and Corporate Secretary of the Company. Prior to joining Rayonier Inc., Mr. Slaughter was an Associate with the law firm of K&L Gates LLP from 2007 to 2013. Mr. Slaughter holds a B.S. in Business Management from Brigham Young University and a JD from the University of Virginia School of Law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows the holdings of persons known to us to beneficially own more than five percent of the Company’s outstanding Common Stock as of December 31, 2020.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP		PERCENT OF CLASS
BlackRock, Inc.	9,414,433	(1)	14.90%
55 East 52nd Street
New York, NY 10055
Renaissance Technologies LLC	4,244,034	(2)	6.70%
800 Third Avenue
New York, NY 10022
DDD Partners, LLC d/b/a Tschetter Group	4,258,532	(3)	6.07%
305 108th Ave NE #102
Bellevue, WA 98004
The Vanguard Group	3,625,623	(4)	5.72%
100 Vanguard Blvd.
Malvern, PA 19355
Dimensional Fund Advisors LP	3,153,519	(5)	5.00%
6300 Bee Cave Road, Building One
Austin, TX 78746

(1)

Aggregated holdings and percent of class as of December 31, 2020 as reported to the SEC on Schedule 13G/A on January 26, 2021, indicating sole voting power over 9,351,142 shares of Common Stock; and sole dispositive power over 9,414,433 shares of Common Stock.

(2)

Aggregated holdings and percent of class as of December 31, 2020 as reported to the SEC on Schedule 13G/A on February 11, 2021, indicating sole voting power and dispositive power over 4,244,034 shares of Common Stock.

(3)

Aggregated holdings and percent of class as of December 31, 2020 as reported to the SEC on Schedule 13G on February 16, 2021, indicating sole voting power over 4,246,793 shares of Common Stock; and sole dispositive power over 4,258,532 shares of Common Stock.

(4)

Aggregated holdings and percent of class as of December 31, 2020 as reported to the SEC on Schedule 13G/A on February 10, 2021, indicating aggregated shared voting power over 46,026 shares of Common Stock; sole dispositive power over 3,551,921 shares of Common Stock; and shared dispositive power over 73,702 shares of Common Stock.

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EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

(5)

Aggregated holdings and percent of class as of December 31, 2020 as reported to the SEC on Schedule 13G/A on February 12, 2021, indicating aggregated sole voting power over 2,985,387 shares of Common Stock; and sole dispositive power over 3,153,519 shares of Common Stock.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than 10% of a registered class of our securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of our Company. Based solely on a review of copies of such forms filed with respect to fiscal year 2020 and the written representations received from certain reporting persons that no other reports were required, we believe that all directors, executive officers and persons who own more than 10% of the Company’s outstanding Common Stock have complied with the reporting requirements of Section 16(a), except with respect to one Form 4 that was filed one day late for Mr. Black on December 17, 2020 reporting the vesting of 10,313 restricted stock units and one Form 4 that was filed one day late for Mr. Moeltner on December 17, 2020 reporting the vesting of 4,231 restricted stock units and the withholding by the Company of 931 shares of Common Stock for personal tax liability upon the vesting of a restricted stock unit award.

COMPENSATION COMMITTEE INDEPENDENCE; COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Ms. Dill, Ms. Palumbo and each of Messrs. Adair, Brown, Bloomquist, Gaumond and Morgan served as a member of our Compensation and Management Development Committee (the Compensation Committee) during the fiscal year ended December 31, 2020. The Board has determined in its business judgment that each member of the Compensation Committee is independent within the meaning of the SEC and NYSE rules and the Director Independence Standards adopted by the Board as part of the CGPs. No member of the Compensation Committee served as one of our officers or employees at any time during 2020 or engaged in any related person transaction or relationship required to be disclosed in this Proxy Statement. None of our executive officers serve, or served during 2020, as a member of the board of directors or compensation committee of a public company that has at least one of its executive officers serving on the Board or Compensation Committee.

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PROPOSAL 4 – ADVISORY VOTE TO APPROVE THE RAYONIER ADVANCED MATERIALS INC. 2021 INCENTIVE STOCK PLAN

Proposal 4 – Advisory Vote to Approve the Rayonier Advanced Materials Inc. 2021 Incentive Stock Plan

Stockholders are being asked to approve the Rayonier Advanced Materials Inc. 2021 Incentive Stock Plan, as approved by our Board of Directors on March 19, 2021 (the 2021 Plan), subject to stockholder approval.

We currently maintain our Rayonier Advanced Materials Inc. 2017 Incentive Stock Plan (the Prior Plan). The number of shares remaining available under the Prior Plan is insufficient to meet the Company’s compensation goals in the coming years. To ensure that the Company has an adequate number of shares available for compensation to its directors, executive officers and other employees, we are asking our stockholders to approve the 2021 Plan. Under the 2021 Plan, the number of shares of common stock available for issuance to eligible directors, officers and employees will be 4,500,000 shares less one share for every share subject to an award granted under the Prior Plan between December 31, 2020 and the date of stockholder approval of the 2021 Plan and subject to stockholder approval of the 2021 Plan. The Board and Compensation and Management Development Committee (the Compensation Committee) approved this share reserve based on the considerations outlined below. The terms of the 2021 Plan remain generally consistent with those of the Prior Plan but incorporate certain new features, included in the summary of key governance highlights below and provide increased flexibility in terms of the types of awards that may be granted.

The 2021 Plan will be effective upon its approval by the Company’s stockholders at our Annual Meeting on May 17, 2021. We will not grant any new awards under the Prior Plan after the effective date of the 2021 Plan.

Outstanding Awards under the Prior Plan and Determination of Share Reserve for the 2021 Plan

The following table presents information about the number of shares that were subject to various outstanding equity awards under the Prior Plan and the shares remaining available for issuance under the Prior Plan. On December 31, 2020, the total number of shares outstanding was 63,359,839. All remaining available shares will be cancelled and no new shares will be available to grant out of the prior plan upon the effective date of the 2021 Plan. Each share granted after December 31, 2020 will reduce the new share request by one share.

Number of outstanding stock options as of December 31, 2020	152,281
Weighted average exercise price of the outstanding stock options as of December 31, 2020	$38.26
Weighted average remaining contractual term of the outstanding stock options as of December 31, 2020	1.9 years
Number of outstanding shares of restricted stock and stock units as of December 31, 2020	828,955
Number of outstanding performance shares (at target) as of December 31, 2020(1)	1,821,402
Proposed number of shares available for issuance under the 2021 Plan(2)	4,500,000

(1)	Represents the number of performance shares that would be received based on target performance.

(2)

As may be increased as a result of awards granted under the Prior Plan or that are forfeited, terminated, expire unexercised, settled in cash in lieu of stock or released from a reserve for failure to meet maximum payout after the effective date of the 2021 Plan.

In determining whether to approve the 2021 Plan, including the share reserve under the 2021 Plan, the Board and the Compensation Committee considered the following:

•

If the 2021 Plan is not approved, we expect that in less than one year we will have an insufficient number of shares available under the Prior Plan to make equity-based compensation a meaningful part of the overall compensation of our directors and executive officers.

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PROPOSAL 4 – ADVISORY VOTE TO APPROVE THE RAYONIER ADVANCED MATERIALS INC. 2021 INCENTIVE STOCK PLAN

•

We expect the proposed share reserve under the 2021 Plan to provide us with enough shares for awards for approximately six years. This expectation assumes that we continue to grant awards consistent with our current practices and historical usage as reflected in our historical burn rate and is dependent on our stock price and hiring activity during the next few years and forfeitures of outstanding awards under the Prior Plan. We cannot predict our future equity grant practices, the future price of our stock or future hiring activity with any degree of certainty at this time, so the share reserve under the 2021 Plan could last for a shorter or longer time.

•

The potential dilution to our stockholders that may result from the issuance of shares of common stock pursuant to outstanding awards and awards to be issued under the 2021 Plan: Our fully-diluted overhang rate as of December 31, 2020 (calculated by dividing (x) the number of shares of common stock subject to equity awards outstanding plus shares of common stock remaining available for issuance for future awards by (y) the number of shares of common stock outstanding plus x (the sum of the number of shares of common stock subject to equity awards outstanding plus the remaining shares available for issuance) was 7.5%. Our overhang rate as of December 31, 2020, on a pro forma basis, assuming that the 4,500,000 share reserve under the 2021 Plan was authorized as of that date and shares remaining available for future issuance under the Prior Plan were cancelled, would have been 10.7%.

•

Analysis by our compensation consultant, which was based on generally accepted evaluation methodologies used by proxy advisory firms, that the number of shares to be reserved under the 2021 Plan is within generally accepted standards as measured by an analysis of the 2021 Plan cost relative to industry standards.

In light of the factors described above and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain highly qualified executives and employees, the Board has determined that the size of the share reserve under the 2021 Plan is reasonable and appropriate at this time.

Key Governance Highlights of the 2021 Plan

•	No automatic vesting of equity-based awards upon a change in control (so-called “single trigger” vesting) unless outstanding awards are not assumed by the surviving entity

•

Recycling of shares back into the share reserve only occurs in the event of forfeiture or cancellations of outstanding awards and other similar events listed below under “Key Terms of the 2021 Plan – Share Reserve”

•	Minimum one-year vesting period for all awards subject to certain limited carve-outs

•	Prohibition on payment of dividends while an award is unvested

•	Awards are subject to potential reduction, cancellation, forfeiture or other clawback in certain circumstances

•	No repricing of stock options or stock appreciation rights without stockholder approval

•	No discounted options may be granted

•	Limitations apply to the number of awards an individual participant may receive in a given calendar year

•	Stockholder approval is required for all material amendments

•	Provides for administration by our independent Compensation Committee

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PROPOSAL 4 – ADVISORY VOTE TO APPROVE THE RAYONIER ADVANCED MATERIALS INC. 2021 INCENTIVE STOCK PLAN

Key Terms of the 2021 Plan

The following is a summary of the provisions of the 2021 Plan. Some of these provisions are described in greater detail below and the summary and descriptions are qualified in their entirety by reference to the full text of the 2021 Plan included in Appendix B attached hereto.

Purpose

Attract and retain highly qualified employees and directors; motivate and reward performance that will lead to sustained increases in stockholder value; increase participants’ interest in our long-term success and commitment to creating stockholder value

Eligible Participants	Any individual who is an employee or non-employee director of the Company
Award Types	Stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (RSUs), cash-based awards, and performance shares
Proposed Share Reserve

4,500,000 shares, as may be increased by any shares of common stock subject to awards under the 2021 Plan or the Prior Plan that, in whole or in part, are:

•  Forfeited (including for failure to meet performance), terminated, or expire unexercised

•  Settled in cash in lieu of stock, or

•  Upon effectiveness of the 2021 Plan, no further awards will be granted under the Prior Plan

Director Award Limit Per Calendar Year	Awards with a grant date fair value of no more than $300,000
Plan Term	The 2021 Plan will expire on the tenth anniversary of the effective date.

Stockholder Approval Requirement

In general, stockholder approval of the 2021 Plan is necessary in order for the Company to meet the stockholder approval requirements of the New York Stock Exchange (NYSE) and grant stock options that qualify as incentive stock options under IRC Section 422.

SUMMARY OF THE 2021 PLAN

Administration

The Committee, or such other committee as designated by the Board, will administer the 2021 Plan with the authority to, among other things, interpret the plan, determine eligibility for, grant and determine the terms of awards and to do all things necessary or appropriate to carry out the provisions and purposes of the 2021 Plan. Awards granted under the 2021 Plan will be subject to a minimum vesting period of at least one year subject to limited carve-outs. Awards to non-employee directors, which may include stock options, restricted shares or RSUs, will be administered by the Board. The Compensation Committee may delegate certain of its powers and authority, as it deems appropriate, with respect to awards to participants who are not executive officers or non-employee directors of the Company.

Types of Awards

Restricted Stock and RSUs. Restricted stock is one or more shares of common stock awarded to grantees subject to restrictions determined by the Compensation Committee. An RSU is a contractual right that entitles the grantee to receive shares of common stock (or cash, in the Compensation Committee’s discretion) at a future date subject to terms and conditions determined by the Compensation Committee. The restriction period and vesting restrictions, which may include time-based and/or performance-based vesting criteria, will be determined by the Compensation Committee for each such award. Shares of restricted stock carry voting rights; RSUs do not.

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PROPOSAL 4 – ADVISORY VOTE TO APPROVE THE RAYONIER ADVANCED MATERIALS INC. 2021 INCENTIVE STOCK PLAN

The Compensation Committee may provide that restricted stock and RSU awards earn dividends or dividend equivalents. Any such dividends or dividend equivalents will be accumulated and credited to an account for the participant, settled in cash or stock as determined by the Compensation Committee upon or following vesting of the award and will be subject to the same terms and conditions, including vesting restrictions, as the underlying award.

Except as provided otherwise in the award agreement or by the Compensation Committee, if a grantee terminates employment for any reason, any unvested restricted stock and RSUs held by the grantee will be forfeited. In the event of death, disability, retirement or other special circumstances, the Compensation Committee may determine to waive the restrictions with respect to unvested awards.

Stock Options and SARs. Options granted under the 2021 Plan may be either non-qualified stock options or incentive stock options qualifying for special tax treatment under IRC Section 422. The exercise price of any stock option may not be less than the fair market value of the Company’s common stock on the date of grant. The term of non-qualified stock options and incentive stock options may not exceed ten years from the date of grant.

SARs may be granted to employees on a stand-alone basis or in tandem with stock options. The exercise of a SAR will entitle the holder to receive cash or shares of common stock (or a combination of cash and stock) having a value equal to the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price of the SAR.

Unless otherwise determined by the Compensation Committee, options and SARs are treated as follows upon termination of a participant’s employment: Upon retirement or termination due to disability, all unvested options/SARs held by a participant vest and remain exercisable for a period of five years or until any earlier expiration. Upon a participant’s death, unvested options/SARs are forfeited and vested options/SARs remain exercisable for a period of five years or until any earlier expiration. Upon a participant’s termination for cause, all options/SARs held by the participant are forfeited. Upon termination for any other reason, all unvested options/SARs are forfeited and vested options/SARs remain exercisable for a period of six months or until any earlier expiration.

Cash-Based Awards. The Compensation Committee is authorized to grant awards denominated in cash, subject to such terms and conditions as it may determine. Each cash-based award will specify a payment amount, payment range or a value determined with respect to the fair market value of our stock, as determined by the Compensation Committee.

Performance Shares. The Compensation Committee is authorized to award under the 2021 Plan performance-based RSUs (or “performance shares”) that vest subject to the satisfaction of performance-based criteria as determined by the Compensation Committee. Any dividends or dividend equivalents accumulated and credited with respect to a performance-based award will be subject to the same terms and conditions, including vesting restrictions, as the underlying award and no dividends or dividend equivalents will be paid on unvested awards.

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PROPOSAL 4 – ADVISORY VOTE TO APPROVE THE RAYONIER ADVANCED MATERIALS INC. 2021 INCENTIVE STOCK PLAN

The performance objectives of performance shares will be determined by the Compensation Committee in writing prior to, or reasonably promptly following the inception of, a Performance Period. The performance objectives for performance shares will be based on the achievement of one or more of the following business criteria measured over the specified performance period:

•	net income or net earnings (before or after taxes)

•	earnings per share

•	operating income

•	operating cash flow

•	free cash flow

•	cash available for distribution

•	revenue growth

•	earnings before income taxes and depreciation

•	earnings before interest, taxes, depreciation and amortization

•	margins (including but not limited to gross or operating margins)

•	reductions in operating expenses

•	sales or return on sales
•	stock price (including, but not limited to, growth measures and total stockholder return)

•	return measures (including but not limited to return on equity, return on total capital, return on invested capital and return on assets)

•	economic value added

•	expense targets

•	cost reductions and savings

•	attainment of budget goals

•	increase in surplus

•	productivity improvements

•	attainment of strategic or operational initiatives

•	any other objective or subjective criteria determined by the Compensation Committee

A performance goal may also be based on an employee’s attainment of personal objectives with respect to the foregoing criteria or other criteria, measured as objective goals, such as growth and profitability, customer satisfaction, market share, leadership effectiveness, business development, operational efficiency or operational improvement, strategic or operational initiatives, negotiating transactions and sales or developing long term business goals. Performance goals may be measured on a periodic, annual, cumulative or average basis; established on a corporate-wide basis or with respect to one or more operating units; or established in absolute terms, relative to performance in prior periods, compared to the performance of one or more peer companies or an index, or otherwise as the Compensation Committee may determine.

When establishing the performance objectives for an award, the Compensation Committee may provide that the evaluation of the objectives will exclude or otherwise equitably adjust for any specified circumstance or event that occurs during a performance period, including but not limited to, asset write-downs or impairment charges; reorganization and restructuring; acquisitions or divestitures; foreign exchange gains and losses; or any other unusual or infrequently occurring items or any other special or designated items, events or circumstances as the Compensation Committee may determine.

Following the completion of the performance period, the Compensation Committee will certify in writing as to whether the performance objectives and other material terms of the performance award have been achieved. The Compensation Committee may reduce or eliminate performance awards for any reason at any time. To the extent necessary to preserve the intended economic effects of the 2021 Plan, the Compensation Committee may also adjust the performance goals or awards to take into account a change in corporate capitalization, a corporate transaction, a partial or complete liquidation of the Company or a subsidiary, or a change in accounting or other relevant rules or regulations.

Except as otherwise provided in the award agreement or under a severance plan covering the participant, upon a participant’s termination of employment during a performance period due to death, disability, retirement, or under other circumstances where the Compensation Committee finds that a waiver would be in the best interests of the Company, that participant may be entitled to payment of a performance-based award based on actual achievement of performance objectives during the full performance period, which award may be maintained

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PROPOSAL 4 – ADVISORY VOTE TO APPROVE THE RAYONIER ADVANCED MATERIALS INC. 2021 INCENTIVE STOCK PLAN

without change or reduced and prorated. The Compensation Committee may also provide for an earlier payment in settlement of such performance-based award in such amount and under such terms and conditions as the Compensation Committee deems appropriate. If a participant terminates employment for any other reason, then the participant’s outstanding performance-based award will be forfeited unless otherwise determined by the Compensation Committee.

Change in Control

In the event of a change in control (CIC), if the surviving entity assumes or otherwise equitably converts or substitutes outstanding equity awards under the 2021 Plan, then those awards will then be subject to “double trigger” vesting. In other words, those awards will remain outstanding and vesting will accelerate only upon a qualifying termination event within two years following the CIC. Under the 2021 Plan, a qualifying termination is a termination without cause, other than for cause or due to death or disability, or for executives who participate in the executive CIC severance plan, any termination event specified under that plan.

In the event of a qualifying termination, a participant’s outstanding stock options/SARs will vest in full and all restrictions on time-based restricted stock and RSUs will lapse. For performance-based awards where the performance period is more than half complete at the time of the CIC, the awards will be paid out at the greater of payout based on actual performance achievement; if applicable, based on the share price at the time of CIC; or the award at 100% of target. For performance-based awards where the performance period is less than half complete, the award would vest at 100% of target.

If outstanding awards under the 2021 Plan are not assumed or otherwise equitably converted or substituted by the surviving entity, then the awards will vest in the same manner as described above upon the occurrence of the CIC.

Under the 2021 Plan, “change in control” is generally defined as occurring when (i) an individual, entity or group acquires 30% or more of the Company’s Stock or voting power, or (ii) when the Board’s incumbent members cease to make up a majority of the Board, or (iii) upon consummation of a reorganization, merger, asset sale or other transaction, unless after such transaction, (A) the Company’s stockholders prior to the transaction hold more than 50% of the ownership or voting power in the post-transaction entity and (B) no person or group owns 30% or more of the post-transaction entity and (C) at least 50% of the members of the board after the transaction were members of the Board before the transaction, or (iv) upon approval by the Company’s stockholders of a complete liquidation or dissolution of the Company.

Adjustments for Certain Events

In connection with any equity restructuring, including a stock dividend, stock split, spin-off or recapitalization, the Compensation Committee will equitably adjust the terms of the Plan, including the share reserve and individual award limits and each outstanding Award as it deems appropriate.

In the event of certain corporate transactions or events, including merger, consolidation, repurchase, the disposition of all or substantially all of the assets of the Company, a CIC or other unusual or nonrecurring transaction or event, or any change in any applicable law or accounting principles, the Compensation Committee is authorized to take any of the following actions as it deems appropriate to: (i) provide for the cancellation of any awards in exchange for cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such award (unless the amount that could have been obtained is equal to or less than zero, then the award may be terminated without payment); (ii) provide that awards will vest and, to the extent applicable, be exercisable; (iii) provide that awards be assumed or substituted by the surviving entity; (iv) make adjustments in the number and type of shares of stock and/or in the terms and conditions of outstanding awards; (v) replace awards with other rights or property selected by the Compensation Committee; and/or (vi) provide that awards will terminate.

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PROPOSAL 4 – ADVISORY VOTE TO APPROVE THE RAYONIER ADVANCED MATERIALS INC. 2021 INCENTIVE STOCK PLAN

Amendment or Termination

The Board may at any time amend, modify, suspend or terminate the 2021 Plan, in whole or in part. Any such amendment, however, will be subject to stockholder approval if such approval is required under NYSE rules or applicable law, including any increase in the number of shares available for issuance under the 2021 Plan or any option repricing. No amendment, modification or termination of the 2021 Plan may in any manner adversely affect any previously granted award without the consent of the participant.

Restrictive Covenants; Clawback

Except after a CIC, the exercise of any option or right and the receipt of any award is subject to the employee refraining from competitive activity for a specified period and refraining from acting in a manner contrary to the best interests of the Company.

Except following a CIC, if the employee terminates employment in breach of any covenants under the 2021 Plan and becomes employed by a competitor within one year after the date of exercise of any option or the receipt of any award, the employee must pay to the Company an amount equal to any gain from the exercise of the option or the value of the award, in each case measured by the amount reported as taxable compensation to the employee by the Company for federal income tax purposes.

CERTAIN U.S. FEDERAL TAX CONSEQUENCES

The following summary is intended as a general guide to the U.S. federal income tax consequences relating to the awards granted under the 2021 Plan based on applicable statutory provisions as of the date of this Proxy Statement, which are subject to change at any time and may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the federal income tax consequences but does not attempt to describe all possible federal or other tax consequences of such grants or tax consequences based on particular circumstances. State, local, estate and other tax consequences are not addressed below.

Restricted Stock, RSUs and Performance Shares. With respect to restricted stock and RSUs, including performance-based RSUs (or “performance shares”), in general, no income is realized by the grantee at the time of grant.

When restrictions on restricted stock lapse, the grantee will be subject to tax at ordinary income rates on the amount by which the fair market value of the restricted stock at such time exceeds the amount (if any) paid for the award by the grantee. However, a grantee may elect under IRC Section 83(b) within 30 days after the date of receipt of the restricted stock to be taxed differently. In such a case (1) income is realized by the grantee at the time of grant in an amount equal to the excess of the fair market value of such shares of restricted stock at such time (determined without regard to any restrictions which apply to the shares of restricted stock) over the purchase price, if any, of the shares of common stock and (2) when the underlying shares of common stock are sold, the grantee will recognize capital gain or loss measured by the difference between the amount realized on the disposition and the basis of the restricted stock, which will equal the sum of the purchase price and the amount included in gross income under IRC Section 83(b).

With respect to RSUs and performance shares, the grantee will be subject to tax at ordinary income tax rates when the shares of common stock underlying the RSUs or performance shares are delivered to the grantee. Federal income tax will be calculated on the amount by which the fair market value of the stock at the time of delivery exceeds the amount (if any) paid for the award by the grantee. A grantee may not make an election under IRC Section 83(b) with respect to RSUs or performance shares.

With respect to a sale of restricted stock after the forfeiture period has expired, the holding period to determine whether the grantee has long-term or short-term capital gain or loss generally begins when the restrictions expire and the tax basis for such shares of stock will generally be based on the fair market value of such shares of stock

2021 RYAM PROXY STATEMENT	69

PROPOSAL 4 – ADVISORY VOTE TO APPROVE THE RAYONIER ADVANCED MATERIALS INC. 2021 INCENTIVE STOCK PLAN

on such date (except that an IRC Section 83(b) election will cause the holding period commencement and the tax basis to be determined as of the grant date). With respect to a sale of stock acquired under RSUs or performance shares, the holding period to determine whether the grantee has long-term or short-term capital gain or loss generally begins when the shares of stock were delivered to the grantee. For restricted stock, RSUs and performance shares, the Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the grantee.

Non-Qualified Stock Options. On the exercise of a non-qualified stock option, the optionee will recognize ordinary income for federal income tax purposes on the amount by which the fair market value of the stock on the date of exercise exceeds the exercise price of the option. The optionee will be taxed on this amount in the year of exercise and the Company generally will be allowed a deduction in this amount for federal income tax purposes in the same year. When the optionee disposes of shares of common stock acquired on the exercise of a non-qualified stock option, any amount received in excess of the fair market value of such shares on the date of exercise will be treated as either a long- or short-term capital gain to the optionee, depending on the holding period of such shares. If the amount received is less than the market value of the shares of common stock on the date of exercise, the loss will be treated as either a long- or short-term capital loss, depending on the holding period of such shares.

Incentive Stock Options. On the exercise of an incentive stock option, no ordinary income will be recognized by the optionee, although the spread between the fair market value of the stock on the date of exercise over the exercise price of the option is an item of tax preference for purposes of the calculation of the optionee’s alternative minimum tax. If the optionee holds the shares of stock for over one year after the date of exercise and two years from the date of grant, then on the sale of the shares of stock (i) the excess of the sale proceeds over the aggregate exercise price of the option will be long-term capital gain to the optionee and (ii) the Company will not be entitled to a tax deduction under such circumstances. Generally if the optionee sells or otherwise disposes of the shares of stock within one year after the date of exercise, the excess of the fair market value of such shares at the time of exercise over the aggregate exercise price (but generally not more than the amount of gain realized on the disposition) will be ordinary income to the optionee at the time of such disposition. This is sometimes referred to as a “disqualifying disposition.” The Company generally will be entitled to a federal tax deduction equal to the amount of ordinary income recognized by the optionee upon a disqualifying disposition.

Stock Appreciation Rights. With respect to SARs, in general, no income is realized by the grantee at the time the SAR is granted. Generally, at exercise, the grantee will be required to include as ordinary income an amount equal to the fair market value of any shares of stock received on the exercise and the Company may be entitled to a federal income tax deduction equal to the amount of income taxed to the grantee.

Cash-Based Awards. A grantee will not recognize income and the Company will not be allowed a tax deduction, at the time a cash-based award is granted (for example, when the performance goals are established). Upon receipt of cash in settlement of the award, a grantee will recognize ordinary income equal to the cash received and the Company will be allowed a corresponding federal income tax deduction at that time.

PLAN BENEFITS

There were approximately 3,800 employees, including 8 executive officers and 8 non-employee directors of the Company and its subsidiaries as of March 18, 2021. Because the Compensation Committee has full discretion to determine who is a participant in the 2021 Plan, there is no way to predict how many employees may ultimately receive awards under the 2021 Plan. Further, because the Compensation Committee (or Board, as applicable) has discretion to determine the amount and form of awards, subject to 2021 Plan terms, there is no way to determine in advance the benefits or amounts that will be received in the future by or allocated to specific officers or employees, or groups thereof, or to non-employee directors under the 2021 Plan.

70

PROPOSAL 4 – ADVISORY VOTE TO APPROVE THE RAYONIER ADVANCED MATERIALS INC. 2021 INCENTIVE STOCK PLAN

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2020 regarding all compensation plans under which equity securities of the Company are authorized for issuance. See above in this proposal under “Outstanding Awards under the Prior Plan and Determination of Share Reserve for the 2021 Plan” for additional information regarding outstanding awards and remaining share reserve under our Prior Plan as of December 31, 2020.

PLAN CATEGORY	(A) NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		(B) WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		(C) NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A))
Equity compensation plans approved by security holders	5,003,772	(1)	$38.26	(2)	268,395	(3)
Equity compensation plans not approved by security holders	N/A		N/A		N/A
Total	5,003,772		$38.26		268,395

(1)

Consists of 152,281 outstanding stock options, 828,955 outstanding shares of restricted stock units and 1,821,402 outstanding performance shares (assuming target payout) under the Prior Plan [and the Rayonier Advanced Materials Incentive Stock Plan]. An additional 2,201,134 performance shares are contingently held in reserve in the event of a maximum payout.

(2)	The weighted-average exercise price in column (B) does not take performance shares into account.

(3)

Consists of shares available for future issuance under the Prior Plan. All remaining available shares will be cancelled and no new shares will be available to grant out of the prior plan upon the effective date of the 2021 Plan. Each share granted after December 31, 2020 will reduce the new share request by one share.

BOARD RECOMMENDATION

The Board believes that the stock-based compensation and other performance-based awards that may be granted under the 2021 Plan align the interests of recipients with those of our stockholders, encourage decisions and reward performance that contributes to the long-term growth of the Company’s business and enhances stockholder value. For this reason and those described above in this proposal, the Board believes that it is in the best interests of the Company and its stockholders to approve the 2021 Plan.

The Board of Directors recommends that you vote “FOR” this proposal to approve the Rayonier Advanced Materials Inc. 2021 Incentive Stock Plan.

2021 RYAM PROXY STATEMENT	71

PROPOSAL 5 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal 5 – Ratification of the Appointment of Independent Registered Public Accounting Firm

APPOINTMENT OF GRANT THORNTON AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2021

On February 16, 2021, the Audit Committee appointed Grant Thornton as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2021. Although submission of the appointment for ratification by the stockholders is not legally required, the Board believes that it is consistent with best practices and is an opportunity for stockholders to provide direct feedback to the Board on this important issue of corporate governance. If the stockholders do not ratify the selection of Grant Thornton, the Audit Committee will reconsider the selection of the independent registered public accounting firm for the Company for 2021.

Representatives of Grant Thornton will be present at the 2021 Annual Meeting of Stockholders to respond to appropriate questions and they will have an opportunity to make a statement if they desire to do so.

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for 2021.

REPORT OF THE AUDIT COMMITTEE

Management has primary responsibility for the Company’s financial statements and its reporting process, including the Company’s internal control system. Its independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to the conformity of such statements with accounting principles generally accepted in the United States of America as well as auditing the Company’s internal control over financial reporting.

The Audit Committee’s role is to assist the Board of Directors in oversight of the Company’s financial reporting process, including oversight of annual audits and quarterly reviews of the Company’s financial statement filings and audits of internal control over financial reporting. The Audit Committee has sole responsibility for the appointment, compensation and oversight of the Company’s independent registered public accounting firm. The Audit Committee is currently composed of five directors, all of whom have been determined by the Board of Directors in its business judgment to be independent within the meaning of the Company’s Director Independence Standards and independent and financially literate as defined under applicable securities laws and rules of the NYSE and operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee charter can be found on the Company’s website at www.rayonieram.com at the “Investors” tab under “Corporate Governance”.

The Audit Committee has reviewed the audited financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and has discussed these audited financial statements with management and with the Company’s independent registered public accounting firm. In addition, the Audit Committee has held discussions with the Company’s independent registered public accounting firm

72

PROPOSAL 5 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

covering the matters required by the Public Company Accounting Oversight Board’s (PCAOB) Auditing Standard No. 1301, Communications with Audit Committees. The Audit Committee has also received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB for independent auditor communications with audit committees concerning independence, and has held discussions with the Company’s independent registered public accounting firm regarding their independence.

The Audit Committee met with the Company’s chief internal audit executive and with the Company’s independent registered public accounting firm representatives to discuss, the overall scope and plans for each of their respective audits, the results of their examinations, their evaluations of the adequacy of the Company’s internal control over financial reporting and disclosure controls and procedures and the overall quality of the Company’s financial reporting. Separate private meetings without management present were also held with the Company’s chief internal audit executive at five meetings of the Audit Committee in 2020 and with representatives of the Company’s independent registered public accounting firm at five meetings of the Audit Committee in 2020. The Audit Committee also held five regularly scheduled private meetings with the Company Ombudsman in 2020. The Ombudsman is responsible for handling concerns and inquiries regarding compliance matters, including any submissions regarding the Company’s accounting, internal controls and auditing, as required by the Sarbanes-Oxley Act of 2002.

Based on the Audit Committee’s reviews and discussions with management and the independent registered public accounting firm as discussed above, the Audit Committee recommended to the Board of Directors and the Board of Directors has approved that the audited financial statements of the Company be included in the Company’s 2020 Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC. The Audit Committee has also appointed, and has requested stockholder ratification of the appointment of Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

This report is furnished by the members of the Audit Committee.

Charles E. Adair, Chair

James F. Kirsch

David C. Mariano

Lisa M. Palumbo

Ivona Smith

AUDIT COMMITTEE FINANCIAL EXPERTS

The Board has evaluated whether at least one Audit Committee member meets the qualifications to serve as an audit committee financial expert in accordance with SEC rules. Based on its evaluation, the Board has determined that Messrs. Adair, Kirsch and Mariano and Ms. Smith are each independent of management and qualify as audit committee financial experts.

2021 RYAM PROXY STATEMENT	73

PROPOSAL 5 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INFORMATION REGARDING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Grant Thornton has served as the Company’s independent registered public accounting firm since March 9, 2016. The Audit Committee may change the appointment of the independent registered public accounting firm at any time if it determines, in its discretion, that such a change is in the best interests of the Company and its stockholders.

Grant Thornton billed the Company the following fees and expenses for services performed in fiscal years ended December 31, 2020 and 2019, respectively:

FEES ($ THOUSANDS)	2020	2019
Audit Fees(1)	$2,000	$2,000
Audit Related Fees(2)	350	-
Tax Fees	-	-
All Other Fees	-	-
Total	$2,350	$2,000

(1)

Audit fees include amounts for the annual audits of the financial statements and internal controls over financial reporting, as well as, the reviews of Forms 10-Q, accounting research and consents for SEC filings. The 2020 amount reflects an estimate of fees not yet billed for the 2020 audit.

(2)	Audit-related services include services such as internal control reviews and transaction-related fees.

There were no other fees billed by Grant Thornton for services rendered to us, other than the services described above, for fiscal years ended December 31, 2020 and 2019. The independent registered public accountants are prohibited by Company policy from providing professional services to Company executives for personal income tax return preparation or for financial or estate tax planning.

All services provided by the independent registered public accountant as set forth above were pre-approved in accordance with the Audit Committee’s pre-approval policies and procedures set forth on the attached Appendix C. Pursuant to such policies and procedures, the Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve, when the Audit Committee is not in session, audit-related services and allowable non-audit services and associated fees for any individual engagement for which fees are less than $10,000. Any such pre-approval of services and fees by the Chair are reported to the full Audit Committee at its next regular meeting.

Questions and Answers about the 2021 Annual Meeting of Stockholders can be found in Appendix A.

BY ORDER OF THE BOARD OF DIRECTORS

By:
R. Colby Slaughter Corporate Secretary

74

APPENDIX A QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Appendix A

Questions and Answers About the Annual Meeting

Q: WHAT AM I VOTING ON?

A: You are being asked by the Company to vote on five matters: (1) the election of three Class I directors: Charles E. Adair, Julie A. Dill and James F. Kirsch (information about each nominee is included in the Biographical and Qualification Information of the Three Nominees for Election to the Board of Directors section); (2) the recommendation, in a non-binding vote, of whether a non-binding stockholder vote to approve the compensation of our named executive officers as disclosed in the Company’s proxy statement should occur every one, two or three years (referred to herein as Say-on-Frequency, information can be found in Proposal 2); (3) approval, in a non-binding vote, of the compensation of our named executive officers as disclosed in this Proxy Statement (referred to herein as Say-on-Pay, information can be found in Proposal 3); (4) approval, of the Rayonier Advanced Materials Inc. 2021 Incentive Stock Plan (information can be found in Proposal 4); and (5) ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2021 (information can be found in Proposal 5). The Board of Directors recommends that you vote “FOR” each of the director nominees listed above, “ F O R “ “ONE YEAR” for the Say-on-Frequency proposal and “FOR” each of the other proposals.

Q: WHO IS ENTITLED TO VOTE?

A: The record holder of each of the 63,582,652 shares of Rayonier Advanced Materials common stock (Common Stock) outstanding at the close of business on March 19, 2021 is entitled to one vote for each share of stock owned.

Q: HOW DO I VOTE?

A: You can vote in any one of the following ways:

You can vote on the Internet by following the Vote by Internet instructions on your Notice of Internet Availability (Internet Notice) or proxy card.

You can vote by telephone by following the Vote by Phone instructions on the www.proxyvote.com website referred to in the Internet Notice, or, if you receive hard copies of the proxy solicitation materials, by following the Vote by Phone instructions referred to in your proxy card.

If you receive hard copies of the proxy solicitation materials, you can vote by mail by signing and dating your proxy card and mailing it in the provided prepaid envelope. If you mark your voting instructions on the proxy card, your stock will be voted as you instruct. If you return a signed and dated card but do not provide voting instructions, your stock will be voted in accordance with the recommendations of the Board of Directors.

You can vote in person at the Annual Meeting by delivering a completed proxy card or by completing a ballot available upon request at the meeting. However, if you hold your stock in a bank or brokerage account rather than in your own name, you must obtain a legal proxy from your broker, bank or other holder of record in order to vote at the meeting.

Regardless of how you choose to vote, your vote is important and we encourage you to vote promptly.

Q: HOW DO I VOTE STOCK THAT I HOLD THROUGH AN EMPLOYEE BENEFIT PLAN SPONSORED BY THE COMPANY?

A: If you hold Common Stock of the Company through any of the following employee benefit plans, you can vote them by following the instructions above:

Rayonier Advanced Materials Inc. Investment and Savings Plan for Salaried Employees

Rayonier Advanced Materials Inc. Jesup Plant Savings Plan for Hourly Employees

2021 RYAM PROXY STATEMENT	A-1

APPENDIX A QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Rayonier Advanced Materials Inc. Fernandina Plant Savings Plan for Hourly Employees

Note that if you do not vote your stock held in any of these Company employee benefit plans or do not specify your voting instructions on your proxy card, the trustee of the employee benefit plans will vote your plan stock in the same proportion as the stock for which voting instructions have been received. To allow sufficient time for voting by the trustee, your voting instructions for stock held in the above employee benefit plans must be received by May 12, 2021.

Q: WHAT DO I NEED TO DO TO ATTEND THE ANNUAL MEETING?

A: To attend the Annual Meeting, you will need to bring (1) proof of ownership of Common Stock as of the record date, which is the close of business on March 19, 2021 and (2) a valid government-issued photo identification. If you are a stockholder of record, proof of ownership can include your proxy card or the Internet Notice. If your stock is held in the name of a broker, bank or other holder of record, you must present proof of your beneficial ownership, such as a proxy obtained from your street name nominee (particularly if you want to vote your stock at the Annual Meeting) or a bank or brokerage account statement (in which case you will not be able to vote your stock at the Annual Meeting), reflecting your ownership of Common Stock as of the record date. If you do not have proof of ownership together with a valid government-issued photo identification, you will not be admitted to the meeting.

Admission to the Annual Meeting is limited to stockholders as of the record date and one immediate family member; one individual properly designated as a stockholder’s authorized proxy holder; or one qualified representative authorized to present a stockholder proposal properly before the meeting.

No cameras, recording equipment, large bags, briefcases, or packages will be permitted in the Annual Meeting. The Company may implement additional security procedures to ensure the safety of the meeting attendees.

Q: IS MY VOTE CONFIDENTIAL?

A: Proxy cards, ballots and reports of Internet and telephone voting results that identify individual stockholders are mailed or returned directly to Broadridge Financial Services, Inc. (Broadridge), our vote tabulator and handled in a manner that protects your privacy. Your vote will not be disclosed except:

As needed to permit Broadridge and our inspector of elections to tabulate and certify the vote

As required by law

If we determine that a genuine dispute exists as to the accuracy or authenticity of a proxy, ballot or vote; or

In the event of a proxy contest where all parties to the contest do not agree to follow our confidentiality policy

Q: WHAT STOCK IS COVERED BY MY INTERNET NOTICE OR PROXY CARD?

A: You should have been provided an Internet Notice or proxy card for each account in which you own Common Stock either:

Directly with Computershare, our transfer agent, as a stockholder of record, which includes stock purchased through any of our employee benefit plans; or

Indirectly through a broker, bank or other holder of record.

Q: WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR PROXY CARD?

A: It means that you have multiple accounts in which you own Common Stock. Please vote all stock in each account for which you receive an Internet Notice or proxy card to ensure that all your stock is voted. However, for your convenience we recommend that you contact your broker, bank or our transfer agent to consolidate as many accounts as possible under a single name and address. Our transfer agent is Computershare. All communications concerning stock you hold in your name, including address changes, name changes, requests to transfer stock and similar issues, can be handled by making a toll-free call to Computershare at 1-866-246-0322. From outside the U.S. you may call Computershare at 201-680-6578.

A-2

APPENDIX A QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q: HOW CAN I CHANGE MY VOTE?

A: You can revoke your proxy and change your vote by:

Voting on the Internet or by telephone before 11:59 p.m. Eastern Daylight Time on the day before the Annual Meeting or, for employee benefit plan stock, the cut off date noted above (only your most recent Internet or telephone proxy is counted)

Signing and submitting another proxy card with a later date at any time before the polls close at the Annual Meeting

Giving timely written notice of revocation of your proxy to our Corporate Secretary at 1301 Riverplace Boulevard, Suite 2300, Jacksonville, Florida 32207; or

Voting again in person before the polls close at the Annual Meeting

Q: HOW MANY VOTES ARE NEEDED TO HOLD THE MEETING?

A: In order to conduct the Annual Meeting, a majority of the Common Stock outstanding as of the close of business on March 19, 2021 must be present, either in person or represented by proxy. All stock voted pursuant to properly submitted proxies and ballots, as well as abstentions and stock voted on a discretionary basis by banks, brokers or other holders of record in the absence of voting instructions from their customers, will be counted as present and entitled to vote for purposes of satisfying this requirement.

Q: HOW MANY VOTES ARE NEEDED TO ELECT THE NOMINEES FOR DIRECTOR?

A: The affirmative vote of a majority of the votes cast with respect to each nominee at the Annual Meeting is required to elect that nominee as a director. For this proposal, a majority of the votes cast means that the number of votes “FOR” a nominee must exceed the number of votes “AGAINST” a nominee. Abstentions will therefore not affect the outcome of director elections.

Please note that under NYSE rules, banks and brokers are not permitted to vote the uninstructed stock of their customers on a discretionary basis (referred to as broker non-votes) in the election of directors. As a result, if you hold your stock through an account with a bank or broker and you do not instruct your bank or broker how to vote your stock in the election of directors, no votes will be cast on your behalf in the election of directors. Because broker non-votes will have no effect on the outcome of the vote, it is critical that you instruct your bank or broker if you want your vote to be counted in the election of directors.

Q: HOW MANY VOTES ARE NEEDED TO APPROVE A PARTICULAR FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-FREQUENCY PROPOSAL”)?

A: The affirmative vote of a majority of shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote is required for approval, on an advisory basis, of any particular frequency of future advisory votes to approve the compensation of our named executive officers. Because the vote on this proposal is non-binding, advisory and intended to indicate the preference of our stockholders, if no particular frequency receives a majority vote, then the particular frequency receiving the greatest number of votes will be deemed the preference of our stockholders.

The vote on the Say-on-Frequency Proposal is advisory only and non-binding on the Company or our Board of Directors. The Company will report the results of the vote and will announce when the next Say-on-Frequency Proposal will be presented for a stockholder vote. Abstentions will have the same effect as a vote “AGAINST” each particular frequency under this proposal. Broker non-votes will not effect the outcome of the proposal.

Banks and brokers are not permitted to vote uninstructed stock for any company proposals relating to executive compensation, which includes this Say-on-Frequency vote. As a result, if you hold your stock through an account with a bank or broker and you do not instruct your bank or broker how to vote your stock on the Say-on-Frequency Proposal, no votes will be cast on your behalf on the recommendation of whether a stockholder vote to approve the compensation of our named executed officers as disclosed in the Company’s proxy statement should occur every one, two or three years. Because broker non-votes will have no effect on the outcome of the vote, it is critical that you instruct your bank or broker if you want your vote to be counted in the recommendation of a frequency under the Say-on-Frequency Proposal.

2021 RYAM PROXY STATEMENT	A-3

APPENDIX A QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q: HOW MANY VOTES ARE NEEDED TO APPROVE THE SAY-ON-PAY PROPOSAL?

A: The affirmative vote of a majority of shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote is required for approval, on an advisory basis, of the Say-on-Pay proposal. Abstentions will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will not affect the outcome of the proposal.

Banks and brokers are not permitted to vote uninstructed stock for any Company proposals relating to executive compensation. As a result, if you hold your stock through an account with a bank or broker and you do not instruct your bank or broker how to vote your stock on this proposal, no votes will be cast on your behalf with regard to approval of the proposal. Because broker non-votes will have no effect on the outcome of the vote, it is critical that you instruct your bank or broker if you want your vote to be counted in the approval of the proposal.

Q: HOW MANY VOTES ARE NEEDED TO APPROVE THE RAYONIER ADVANCED MATERIALS INC. 2021 INCENTIVE STOCK PLAN?

A: The affirmative vote of a majority of shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote is required to approve the proposal to approve, the Rayonier Advanced Materials Inc. 2021 Incentive Stock Plan. Abstentions will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will not affect the outcome of the proposal.

Banks and brokers are not permitted to vote uninstructed stock for any Company proposals relating to executive compensation. As a result, if you hold your stock through an account with a bank or broker and you do not instruct your bank or broker how to vote your stock on this proposal, no votes will be cast on your behalf with regard to approval of the proposal. Because broker non-votes will have no effect on the outcome of the vote, it is critical that you instruct your bank or broker if you want your vote to be counted in the approval of the proposal.

Q: HOW MANY VOTES ARE NEEDED TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM?

A: The affirmative vote of a majority of shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of the Company’s independent registered public accounting firm. Abstentions will have the same effect as a vote “AGAINST” this proposal. Any broker non-votes will have no effect on the ratification of the appointment of our independent registered public accounting firm; however, because brokers, banks and other nominees are permitted under NYSE rules to vote on this routine proposal even if such broker, bank or other nominee does not receive voting instructions, we do not expect broker non-votes on this routine proposal.

Q: WILL ANY OTHER MATTERS BE VOTED ON?

A: We do not expect any other matters to be considered at the Annual Meeting. However, if a matter not listed on the Internet Notice or proxy card is legally and properly brought before the Annual Meeting, the persons named as proxies in our proxy materials intend to vote the shares for which we have received proxies in accordance with their best judgment. Under the Company’s Bylaws, all stockholder proposals must have been received by December 9, 2020 to be considered for inclusion in this Proxy Statement and all other stockholder proposals and director nominations must have been received between January 20, 2021 and February 19, 2021 to be otherwise properly brought before the Annual Meeting. We have not received any stockholder proposals or director nominations from stockholders to be acted upon at the Annual Meeting.

Q: WHO WILL COUNT THE VOTES?

A: Representatives of Broadridge will count the votes, however submitted. A Company representative will act as inspector of elections.

A-4

APPENDIX A QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q: HOW WILL I LEARN THE RESULTS OF THE VOTING?

A: We intend to announce the preliminary voting results of the proposals at the Annual Meeting and to disclose final voting results in a Form 8-K to be filed with the SEC no later than four business days following the Annual Meeting (or, if final results are not available at the time, within four business days of the date on which final results become available).

Q: WHO PAYS THE COST OF THIS PROXY SOLICITATION?

A: The Company pays the costs of soliciting proxies and has retained Morrow Sodali LLC to assist in the solicitation of proxies and provide related advice and informational support. For these services, the Company will pay Morrow Sodali LLC a services fee of $15,000, plus reimbursement of customary expenses. The Company will also reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of the Common Stock. Additionally, directors, officers and employees may solicit proxies on behalf of the Company by mail, telephone, facsimile, email and personal solicitation. Directors, officers and employees will not be paid additional compensation for such services.

Q: WHEN ARE STOCKHOLDER PROPOSALS FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS DUE?

A: For a stockholder proposal to be considered for inclusion in the Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders (the 2022 Annual Meeting), the Company’s Corporate Secretary must receive the written proposal at our principal executive offices no later than the close of business on December 3, 2021. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. The submission of a proposal in accordance with these requirements does not guarantee we will include the proposal in our Proxy Statement or on our proxy card. Proposals should be addressed to:

Corporate Secretary

Rayonier Advanced Materials Inc.

1301 Riverplace Boulevard, Suite 2300

Jacksonville, Florida 32207

For a stockholder proposal (including a director nomination) to be properly brought before the stockholders at the 2022 Annual Meeting outside of the Company’s Proxy Statement, the stockholder must comply with the requirements of the Company’s Bylaws and give timely notice in accordance with such Bylaws, which, in general, require the notice be received by the Corporate Secretary: (i) no earlier than the close of business on January 17, 2022; and (ii) no later than the close of business on February 16, 2022.

If the date of the 2022 Annual Meeting is moved more than 30 days before or more than 60 days after May 17, 2022, then notice of a stockholder proposal that is not intended to be included in the Company’s Proxy Statement must be received no earlier than the close of business 120 days prior to the meeting and not later than the close of business on the later of: (a) 90 days prior to the meeting; or (b) if the first public announcement of the date of the 2022 Annual Meeting is less than 100 days prior to the date of such meeting, 10 days after public announcement of the meeting date.

We strongly encourage any stockholder interested in submitting a proposal for the 2022 Annual Meeting to contact our Corporate Secretary at (904) 357-4600 prior to submission in order to discuss the proposal.

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APPENDIX B RAYONIER ADVANCED MATERIALS INC. 2021 INCENTIVE STOCK PLAN

Appendix B

Rayonier Advanced Materials Inc.

2021 Incentive Stock Plan

1.	Purpose

The purpose of the Rayonier Advanced Materials Inc. 2021 Incentive Stock Plan is to attract and retain highly qualified employees and directors and to motivate and reward performance that will lead to sustained increases in stockholder value. The Plan furthers opportunities for share ownership by our employees in order to increase their proprietary interest in Rayonier Advanced Materials Inc. and, as a result, their interest in our long-term success and their commitment to creating stockholder value.

2.	Definitions

When used herein, the following terms shall have the indicated meaning:

“Applicable Law” means any applicable law, including without limitation, provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether U.S. or non-U.S. federal, provincial, state or local; and rules of any securities exchange or automated quotation system on which the Stock is listed, quoted or traded.

“Award” means an award granted to any Participant in accordance with the provisions of the Plan, including Options, Rights, Restricted Stock, Restricted Stock Units, Cash-Based Awards, Performance-Based Awards or any combination of the foregoing.

“Award Agreement” means the written agreement or document, including electronic communication, evidencing each Award granted to a Participant under the Plan.

“Beneficiary” means the estate of a Participant.

“Board” means the Board of Directors of the Company.

“Change in Control” has the meaning set forth in Section 10.

“Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. (All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.)

“Committee” means the Compensation and Management Development Committee of the Board or such other committee as may be designated by the Board to administer the Plan.

“Company” means Rayonier Advanced Materials Inc. and its subsidiaries, successors and assigns.

“Director” means a Board member.

“Effective Date” has the meaning set forth in Section 19.

“Eligible Individual” means any individual who is a Non-Employee Director or an employee (including officer) of a Participating Company.

“Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split (including a reverse stock split), spin-off or recapitalization through a large, nonrecurring

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cash dividend, that affects the number or kind of shares of Stock (or other Company securities) or the share price of Stock (or other Company securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Severance Plan” means the Rayonier Advanced Materials Inc. Executive Severance Pay Plan as currently in effect or as may be amended or replaced from time to time.

“Fair Market Value” means, unless otherwise determined by the Committee, on any date, the price of the last trade, regular way, in the Common Stock on such date on the New York Stock Exchange (“NYSE”), or if at the relevant time, the Common Stock is not listed to trade on the NYSE, on such other exchange or recognized quotation system on which the trading prices of the Stock are then quoted, or with respect to Restricted Stock and Restricted Stock Units, such other price determined by reasonable application of a reasonable valuation method selected by the Committee. In the event that there are no Stock transactions on the NYSE or applicable exchange or quotation system on any relevant date, Fair Market Value for such date shall mean the closing price on the immediately preceding date on which Stock transactions were so reported.

“Incentive Stock Option” means a stock option qualified under Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not otherwise an employee of the Company.

“Option” means an Incentive Stock Option or a non-qualified stock option awarded under Section 5 of the Plan.

“Participants” are those Eligible Individuals designated from time to time by the affirmative action of the Committee (or its delegate) to participate in the Plan.

“Participating Company” means the Company or any subsidiary or other affiliate of the Company; provided, however, for Incentive Stock Options only, “Participating Company” means the Company or any corporation that at the time such Option is granted qualifies as a “subsidiary” of the Company under Section 424(f) of the Code.

“Performance-Based Award” means any Award that is intended to constitute performance-based compensation, as determined by the Committee.

“Performance Goals” means or may be expressed in terms of any of the following business criteria measured on an absolute or relative basis, in each case measurable as objective goals: (i) net income or net earnings (before or after taxes), (ii) earnings per share, (iii) operating income, (iv) operating cash flow, (v) free cash flow, (vi) cash available for distribution, (vii) revenue growth, (viii) earnings before income taxes and depreciation, (ix) earnings before interest, taxes, depreciation and amortization, (x) margins (including but not limited to gross or operating margins), (xi) reductions in operating expenses, (xii) sales or return on sales, (xiii) stock price (including, but not limited to, growth measures and total stockholder return), (xiv) return measures (including but not limited to return on equity, return on total capital, return on invested capital and return on assets), (xv) economic value added, (xvi) expense targets, (xvii) cost reductions and savings, (xviii) attainment of budget goals, (xix) increase in surplus, (xx) productivity improvements, (xxi) attainment of strategic or operational initiatives, (xxii) an executive’s attainment of personal objectives with respect to any of the foregoing criteria or other criteria such as growth and profitability, customer satisfaction, market share, leadership effectiveness, business development, operational efficiency or operational improvement, strategic or operational initiatives, negotiating transactions and sales or developing long term business goals, (xxiii) any other objective or subjective criteria determined by the Committee. A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures.

“Performance Objective” means the level or levels of performance required to be attained with respect to a specified performance goal or goals, including Performance Goals, in order that a Participant shall become entitled to specified rights in connection with a Performance-Based Award or other performance-based Award. The level or levels of performance specified with respect to a performance goal may be established in absolute

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terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more peer or comparable or other companies or an index covering multiple companies, in each case that the Committee, in its sole discretion, deems appropriate. Performance Objectives need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses or decreases (measured, in each case, by reference to particular business criteria).

“Performance Period” means the period designated by the Committee, during which performance will be measured for purposes of determining a Participant’s entitlement to receive payment of a Performance-Based Award or other performance-based Award.

“Plan” means this Rayonier Advanced Materials Inc. 2021 Incentive Stock Plan, as it may be amended, administered or interpreted from time to time.

“Prior Plan” means the Rayonier Advanced Materials Incentive Stock Plan and/or the Rayonier Advanced Materials 2017 Incentive Stock Plan.

“Plan Year” means the calendar year.

“Qualifying Termination” has the meaning set forth in Section 10(c)(ii).

“Restricted Stock” means Stock awarded under Section 6 of the Plan subject to such restrictions as the Committee deems appropriate or desirable. Shares of Restricted Stock shall carry voting rights.

“Restricted Stock Unit” means a contractual right pursuant to an Award Agreement that entitles a Participant to receive shares of Stock at a future date subject to such terms and conditions as are set by the Committee, including the attainment of time vesting criteria and/or Performance Objectives and other performance-based vesting criteria, as provided in Section 6 of the Plan. Restricted Stock Units may be settled in cash or a combination of shares of Stock and cash in the discretion of the Committee, as provided in the Award Agreement.

“Restriction Period” has the meaning set forth in Section 6 of the Plan.

“Retirement” means, unless otherwise determined by the Committee, an employee’s separation from service having met the age and service requirements that would have resulted in the employee being eligible to receive immediate retirement benefits under a Participating Company qualified defined benefit pension plan, but without regard to whether or not such employee participates in such pension plan.

“Right” means a stock appreciation right awarded alone or in tandem with an Option under Section 5 of the Plan.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock” means the common stock of the Company.

“Total Disability” means a determination that a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of at least twelve (12) months, as determined by the Committee upon the basis of such evidence as the Committee deems appropriate or necessary. A determination that the Participant is eligible for full long-term disability payments under the Company’s long-term disability plan, as may be in effect from time to time, shall be conclusive evidence of Total Disability.

3.	Shares Subject to the Plan

(a) From and after the Effective Date, the total number of shares of Stock that may be issued pursuant to Awards under the Plan shall not exceed 4,500,000, subject to adjustment as provided in Section 14 of the Plan. No more than 1,000,000 shares of Stock may be cumulatively available for Awards of Incentive Stock Options under the Plan.

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(b) The maximum number of Shares subject to Awards granted during a single fiscal year to any non-employee Director, taken together with any cash fees paid during the fiscal year to the non-employee Director, in respect of the Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not exceed $300,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes). The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation. Any Awards granted to an individual while he or she is an employee but not a Non-Employee Director shall not count against the foregoing limitation.

(c) Subject to the above limitations, shares of Stock to be issued under the Plan may be made available from the authorized but unissued shares or from reacquired shares purchased in the open market or otherwise. For the purpose of computing the total number of shares of Stock available for future Awards under the Plan, shares of Stock shall be reserved for issuance under outstanding performance-based Award programs at the maximum award level and counted against the foregoing limitations. If any Awards under the Plan, or under the Prior Plan, in whole or in part, are forfeited, terminated, expire unexercised, are settled in cash in lieu of Stock, are exchanged for other Awards or are released from a reserve for failure to meet the maximum payout under a program, the shares of Stock that were theretofore subject to or reserved for such Awards shall again be available for Awards under the Plan to the extent of such forfeiture or expiration of such Awards or so released from a reserve. If any shares subject to an Award are not delivered to a Participant because such shares are withheld for the payment of taxes, the number of shares that are not delivered to the Participant shall not be available for subsequent issuance under the Plan. If the exercise price of any Award or any tax arising upon vesting is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall not be available for subsequent issuance under the Plan.

(d) In connection with an entity’s merger or consolidation with any Participating Company or any Participating Company’s direct or indirect acquisition of an entity’s property or stock, the Committee may grant Awards in substitution or exchange, for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute awards may be granted on such terms and conditions as the Committee deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute awards will not count against the aggregate share limit in Section 3(a) (nor shall shares of Stock subject to a substitute award be added to the shares of Stock available for Awards under the Plan under Section 3(c)), except that shares of Stock acquired by exercise of substitute incentive stock option will count against the maximum number of shares that may be issued pursuant to the exercise of incentive stock options under the Plan. Additionally, in the event that a company acquired by any Participating Company or with which any Participating Company combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and shares subject to such Awards (which, for the avoidance of doubt, excludes substitute awards) may again become available for Awards under the Plan as provided under Section 3(c) above); provided that Awards using such available shares (or any shares of Stock that again become available for issuance under the Plan under Section 3(c) above) shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination and shall only be made to individuals who were not employees or directors of any Participating Companies prior to such acquisition or combination.

4.	Grant of Awards and Award Agreements

(a) Subject to the provisions of the Plan, the Committee shall have all of the powers vested in it by the terms of the Plan set forth herein, such powers to include the authority to determine and designate from time to time those Eligible Individuals or groups of Eligible Individuals to whom Awards are to be granted; determine the form or forms of Awards to be granted to any Participant; determine the amount or number of shares of Stock subject to each Award; and determine the terms and conditions of each Award.

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APPENDIX B RAYONIER ADVANCED MATERIALS INC. 2021 INCENTIVE STOCK PLAN

(b) The Board shall serve to administer and interpret the Plan with respect to any grants of Awards made to Non-Employee Directors. Non-Employee Directors shall only be eligible for Awards in the form of Options, Restricted Stock and/or Restricted Stock Units, subject to any vesting conditions determined by the Board in its discretion. Any such Awards and all duties, powers and authority given to the Committee in this Plan, including those provided for in this Section 4, in Section 12 and elsewhere in the Plan, in connection with Awards to Participants shall be deemed to be given to the Board in its sole discretion in connection with Awards to Non-Employee Directors. The Board may request of the Committee, the Nominating and Corporate Governance Committee or of any other Board committee, its recommendation on the level of Awards for this purpose. Except as may be specifically provided by the Board at the time of grant or in the applicable Award Agreement, the provisions of Sections 10, 15 and 16 shall not apply in respect of Awards made to Non-Employee Directors. Except as otherwise determined by the Board, a Non-Employee Director’s ceasing to be a director of the Company shall be treated in the same manner as a voluntary termination of employment by a Participant on such date.

(c) Each Award granted under the Plan shall be evidenced by a written Award Agreement, which may be electronic. Such agreement shall be subject to and incorporate the express terms and conditions, if any, required under the Plan or required by the Committee, including such covenants and agreements with respect to the subject matter of Sections 15 and 16 as the Committee may determine in its sole discretion.

(d) Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan (other than cash-based awards) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) substitute Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries, (ii) Shares delivered in lieu of fully vested cash obligations, (iii) Awards to Non-Employee Directors that vest on earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting and (iv) any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 3(a) (subject to adjustment under Section 14); and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, Disability or a Change in Control, in the terms of the Award Agreement or otherwise

5.	Stock Options and Stock Appreciation Rights

(a) With respect to Options and Rights, the Committee shall (i) authorize the granting of Incentive Stock Options, nonqualified stock options, or any combination thereof; (ii) authorize the granting of Rights either alone or in connection with all or part of any Option granted under this Plan, either concurrently with the grant of the Option or at any time thereafter during the term of the Option; (iii) determine the number of shares of Stock subject to each Option or Right; and (iv) determine the time or times when and the manner in which each Option or Right shall be exercisable and the duration of the exercise period. No dividends or dividend equivalents may be granted in respect of any Option or Right and holders of Options and Rights carry no voting rights.

(b) Any Option issued hereunder that is intended to qualify as an Incentive Stock Option shall be subject to such limitations or requirements as may be necessary for the purposes of Section 422 of the Code, or any successor provision, or any regulations and rulings thereunder, to the extent and in such form as determined by the Committee in its discretion.

(c) The Committee shall establish in its discretion the expiration date of an Option or Right, provided that in no event shall the expiration date be later than ten years from the date of grant of the Option or Right. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option or Right (x) the exercise of the Option or Right is prohibited by applicable law or (y) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the Committee may provide

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APPENDIX B RAYONIER ADVANCED MATERIALS INC. 2021 INCENTIVE STOCK PLAN

that the term of the Option or Right shall be extended but not beyond a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement and provided further that no extension will be made if the grant price of such Option or Right at the date the initial term would otherwise expire is above the Fair Market Value.

(d) The purchase price per share of an Option or Right shall be determined by the Committee at the time any Option or Right is granted and shall be not less than the Fair Market Value of one share of Stock on the date of grant (except with respect to substitute Options or Rights assumed in connection with a merger or other acquisition).

(e) No part of any Option or Right may be exercised until the Participant who has been granted the Award shall have remained in the employ of a Participating Company for such period after the date of grant as the Committee may specify, subject to Section 4(d) and the Committee may further require exercisability in installments.

(f) The Option purchase price shall be paid to the Company at the time of exercise either in cash or Stock already owned by the Participant, or any combination thereof, having a total Fair Market Value on the date of exercise equal to the purchase price. The Committee shall determine acceptable methods for tendering Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Stock to exercise an Option as it deems appropriate. The holder of an Option or Right may be permitted, in the Committee’s discretion, to satisfy the purchase price, if applicable and/or any amounts required to be withheld by the Company under applicable federal, provincial, state and local tax laws in effect from time to time, by electing to have the Company withhold a portion of the underlying shares of Stock to be delivered for the payment of such purchase price and/or taxes.

(g) In case of termination of employment and except as may be provided in the applicable Award Agreement or under a severance plan covering the Participant, or as may be required by Applicable Law, the following provisions shall apply:

(i) If a Participant who has been granted an Option shall die before such Option has expired, his or her vested Option may be exercised in full by the person or persons to whom the Participant’s rights under the Option pass by will, or if no such person has such right, by his or her executors or administrators, at any time, or from time to time, in each such case, such heir, executor or administrator may exercise the Option within five years after the date of the Participant’s death or within such other period and subject to such terms and conditions as the Committee may specify, but in all events not later than the expiration date applicable to such Options. Unless the Committee or the Award Agreement shall specify otherwise, unvested Options shall be forfeited as of the date of the Participant’s death.

(ii) If the Participant’s employment by any Participating Company terminates because of his or her Retirement or Total Disability, he or she may exercise his or her Options in full at any time, or from time to time, within five years after the date of the termination of his or her employment or within such other period and subject to such terms and conditions as the Committee may specify, but not later than the expiration date applicable to such Option. Any such Options not fully exercisable immediately prior to such Participant’s Retirement or termination due to Total Disability shall become fully exercisable upon such Retirement or termination due to Total Disability unless the Committee, in its sole discretion, shall otherwise determine.

(iii) If the Participant is terminated for cause as determined by the Committee, the Options that he or she holds, whether vested or unvested, shall be cancelled as of the effective date of the termination of employment.

(iv) If the Participant’s employment terminates for any reason other than as specified above in this Section 5(g), he or she may exercise his or her Options, to the extent that he or she shall have been entitled to do so at the date of the termination of his or her employment, at any time, or from time to time, within six months after the date of the termination of his or her employment or within such other period and subject to such terms and conditions as the Committee may specify, but not later than the expiration date of the Option.

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(h) Except as otherwise provided in Section 17(f), (i) no Option or Right granted under the Plan shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of, other than by will or by the laws of descent and distribution and (ii) during the lifetime of the Participant, an Option or Right shall be exercisable only by the Participant to whom the Option or Right is granted.

(i) Stock Appreciation Rights.

(i) Rights may be granted in tandem with an Option or on a freestanding basis not related to any other Award. A grant of Rights shall be evidenced in an Award Agreement, which may be included as part of the Award Agreement governing the terms of any Option granted in tandem with such Rights, or pursuant to a separate Award Agreement. The terms and conditions of any Rights granted in tandem with an Option shall be substantially identical to the tandem Option, to the extent possible taking into account the differences related to the character of Rights versus Options.

(ii) Upon exercise of a Right, subject to such terms and conditions as the Committee may specify, the Participant shall be entitled to receive payment of an amount determined by multiplying: (x) the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise over the per share purchase price of the Rights by (y) the number of shares of Stock with respect to which the Rights are then being exercised. Upon exercise of a Right, payment shall be made in whole shares of Stock based on Fair Market Value at such time, in cash, or in a combination thereof as determined by the Committee. The Company will not issue a fractional share of Stock and, if a fractional share would otherwise be issuable, the Company shall pay cash equal to the Fair Market Value of the fractional share of Stock at such time.

(iii) The provisions above in Section 5(g) with respect to treatment of Options upon termination of employment shall apply equally in respect of Rights.

(iv) In the event of the exercise of a Right granted in tandem with an Option, whether in connection with a termination of employment under Section 5(g) or otherwise, the Company’s obligation in respect of any related Option or such portion thereof will be discharged by payment of the Right so exercised.

(j) Notwithstanding any provision of the Plan to the contrary, other than pursuant to Section 14, the Committee shall not without the approval of the Company’s stockholders (i) reduce the purchase price per share of an Option or Right after it is granted, (ii) cancel an Option or Right when the purchase price per share exceeds the Fair Market Value of one share of Stock in exchange for cash or another Award (other than in connection with a merger, acquisition or similar transaction), or (iii) take any other action with respect to an Option or Right that would be treated as a repricing under the rules and regulations of the national securities exchange on which the Stock is then listed.

6.	Restricted Stock and Restricted Stock Units

(a) Subject to the provisions of the Plan, the Committee shall: (i) determine and designate from time to time those Participants or groups of Participants to whom Awards of Restricted Stock or Restricted Stock Units are to be made, (ii) determine the restrictions applicable to such Awards, including the attainment of time vesting criteria and/or performance-based criteria, (iii) subject to Section 4(d), determine a restriction period or performance period (after which restrictions will lapse), which shall mean a period commencing on the date the Award is granted and ending on such date as the Committee shall determine (the “Restriction Period”), (iv) determine the form of settlement of a Restricted Stock Unit and (v) generally determine the terms and conditions of each Award of Restricted Stock and Restricted Stock Units. Subject to Section 4(d), the Committee may provide for the lapse of restrictions in installments where deemed appropriate. If, at the time of grant, the Committee intends a Restricted Stock Award or Restricted Stock Unit Award to be a Performance-Based Award, the Award must satisfy the requirements of Section 8 to the extent applicable.

(b) Except as may be provided in the applicable Award Agreement or under a severance plan covering the Participant, or as may be required by Applicable Law, or when the Committee determines otherwise pursuant to

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this Section 6(b), if a Participant terminates employment with all Participating Companies for any reason before the expiration of the Restriction Period, all shares of Restricted Stock and Restricted Stock Units still subject to restriction shall be forfeited by the Participant upon the effective date of termination. In cases of death, Total Disability or Retirement or in cases of special circumstances, the Committee may, in its sole discretion, subject to Section 4(d), elect to waive any or all remaining restrictions with respect to such Participant’s Restricted Stock or Restricted Stock Units.

(c) Except as otherwise provided in this Section 6 or Section 17(f), Restricted Stock and Restricted Stock Units shall not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

(d) The Committee may require, under such terms and conditions as it deems appropriate or desirable, that any certificates for Stock delivered under the Plan may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the Restriction Period expires or until restrictions thereon otherwise lapse and may require, as a condition of any Award of Restricted Stock that the Participant shall have delivered a stock power endorsed in blank relating to the Restricted Stock.

(e) Restricted Stock Units are contractual rights only and no Stock will be issued in respect of Restricted Stock Units unless and until the terms and conditions established by the Committee are obtained or satisfied. Restricted Stock Units do not carry any rights of a stockholder, including voting rights and subject to Section 6(f), do not carry a right to receive an amount in respect of dividends.

(f) The Committee may, in its sole discretion, provide that Awards of Restricted Stock or Restricted Stock Units earn dividends or dividend equivalents. Any such dividends or dividend equivalents shall be accumulated and credited to an account for the Participant, settled in cash or shares of Stock as determined by the Committee and shall be subject to the same terms and conditions, including vesting restrictions, as the Award with respect to which the dividends or dividend equivalents are credited. The Committee may determine that any dividends or dividend equivalents so credited to a Participant’s account shall accrue interest at a rate per annum specified by the Committee. Any credited dividends or dividend equivalents and accrued interest if any, shall be paid as soon as administratively practicable following the time the related shares of Restricted Stock or the related Restricted Stock Units vest and are paid to the Participant. For the avoidance of doubt, to the extent an Award of Restricted Stock or Restricted Stock Units is terminated, cancelled or forfeited in whole or in part, due to failure to meet performance conditions or otherwise, any dividends or dividend equivalents and accrued interest if any, credited with respect to such Award shall be terminated, cancelled or forfeited at the same time and to the same extent as such Award.

7.	Cash-Based Awards

The Committee is hereby authorized to grant Awards to Participants denominated in cash in such amounts and subject to such terms and conditions as the Committee may determine. Each such Cash-Based Award shall specify a payment amount, payment range or a value determined with respect to the Fair Market Value of shares of Stock, as determined by the Committee. If, at the time of grant, the Committee intends a Cash-Based Award to be a Performance-Based Award, the Award shall be subject to the requirements of Section 8 to the extent applicable.

8.	Performance-Based Awards

(a) Performance-Based Awards. The Committee is authorized to design any Award under this Plan, including Restricted Stock, Restricted Stock Units and Cash-Based Awards, to constitute a Performance-Based Award in accordance with this Section 8.

(b) Performance Objectives. The Committee shall determine the Performance Objectives of Performance-Based Awards. Such Performance Objectives shall be based on the achievement of performance goals established by the Committee based on one or more of the Performance Goals and measured over the specified Performance Period. Performance Objectives may vary from Participant to Participant and between groups of Participants.

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(c) Performance Period. The Committee shall determine a Performance Period of not less than six (6) months (subject to any further vesting requirements in accordance with Section 4(d)) with respect to any Performance-Based Award.

(d) Establishment of Performance Objectives. For Performance-Based Awards, (i) the Performance Objectives stated in terms of an objective formula or standard, including any inclusions or exclusions under Section 8(e) below, (ii) the method for computing the amount of compensation payable to the Participant if such Performance Objectives are obtained and (iii) the Participants or class of Participants to which such Performance Objectives apply shall be established by the Committee in writing prior to, or reasonably promptly following the inception of, a Performance Period.

(e) Permitted Exclusions/Adjustments. When establishing the Performance Objectives for an Award, the Committee may provide with respect to any such Award that the evaluation of Performance Objectives shall exclude or otherwise equitably adjust for any specified circumstance or event that occurs during a Performance Period, including by way of example, but not limited to, the following: (i) asset write-downs or impairment charges; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (iv) reorganization and restructuring; (v) acquisitions or divestitures and expenses related thereto; (vi) foreign exchange gains and losses; or (vii) any other unusual or infrequently occurring items or any other special or designated items, events or circumstances as the Committee may in its discretion determine. With respect to any Performance-Based Award, such exclusions and adjustments will apply only to the extent the Committee specifies in writing (not later than the time Performance Objectives are required to be established) which exclusions and adjustments the Committee will apply to determine whether a Performance Objective has been satisfied, as well as an objective manner for applying them.

(f) Adjustment of Performance-Based Awards. The Committee is authorized at any time during or after a Performance Period to exercise negative discretion to reduce or eliminate any Performance-Based Award of any Participant, whether or not earned, vested or payable, for any reason in its discretion, including evaluation of performance or any changes in the position or duties of any Participant with the Participating Company during or after a Performance Period, whether due to any termination of employment (including death, disability, retirement, voluntary termination or termination with or without cause) or otherwise. Performance-Based Awards may not be adjusted upward. In addition, to the extent necessary to preserve the intended economic effects of the Plan to the Participating Company and the Participant, the Committee shall adjust performance-based Awards and the related Performance Objectives to take into account: (i) a change in corporate capitalization, (ii) a corporate transaction, such as any merger of the Company or any subsidiary into another entity, any consolidation of the Company or any subsidiary into another entity, any separation of the Company or any subsidiary (including a spin-off or the distribution of stock or property of the Company or any subsidiary), any reorganization of the Company or any subsidiary or a large, special and non-recurring dividend paid or distributed by the Company (whether or not such reorganization comes within the definition of Section 368 of the Code), (iii) any partial or complete liquidation of the Company or any subsidiary or (iv) a change in accounting or other relevant rules or regulations.

(g) Certification of Performance. Any payment of a Performance-Based Award shall be conditioned on the written certification of the Committee, following the completion of the Performance Period, that the Performance Objectives and any other material terms for paying amounts in respect of such Performance-Based Award related to that Performance Period have been satisfied.

(h) Termination of Employment. Notwithstanding anything to the contrary in this Section 8 and except as may be provided in the applicable Award Agreement or under a severance plan covering the Participant, or as may be required by Applicable Law, upon a Participant’s termination of employment during a Performance Period due to death, Total Disability, Retirement, or under other circumstances where the Committee in its sole discretion finds that a waiver would be in the best interests of the Company, subject to Section 4(d)), that the Participant may, as determined by the Committee, be entitled to payment of a Performance-Based Award based upon the

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extent to which the Performance Objectives were satisfied during the full Performance Period, which Award, in the discretion of the Committee, may be maintained without change or reduced and prorated for the portion of the Performance Period during which the Participant was employed by any Participating Company; provided, however, the Committee may provide for an earlier payment in settlement of such performance-based Award in such amount and under such terms and conditions as the Committee deems appropriate or desirable. If a Participant terminates service with all Participating Companies during a Performance Period for any reason other than as specified above in this Section 8(h), then such Participant shall forfeit entitlement to any outstanding Performance-Based Award unless otherwise determined by the Committee in the Award Agreement or otherwise. References to “Performance Shares” in the Executive Severance Plan shall be deemed to refer to share-based Performance-Based Awards granted under this Plan.

9.	Certificates for Awards of Stock

(a) The Company shall not be required to issue or deliver any shares of Stock prior to (i) the listing of such shares on any stock exchange on which the Stock may then be listed and (ii) the completion of any registration or qualification of such shares under any federal, provincial or state law, or any ruling or regulation of any government body that the Company shall, in its sole discretion, determine to be necessary or advisable.

(b) All certificates for shares of Stock delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal, provincial or state securities laws and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The foregoing provisions of this Section 9(b) shall not be effective if and to the extent that the shares of Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act, or if and so long as the Committee determines that application of such provisions is no longer required or desirable. In making such determination, the Committee may rely upon an opinion of counsel for the Company. The rules applicable to certificates hereunder shall apply equally to non-certificated shares of Stock held pursuant to any electronic, book entry or other means or record of ownership and transfer.

10.	Change in Control

Notwithstanding any provisions in this Plan to the contrary, the provisions of this Section 10 shall apply in the event of a Change in Control of the Company, unless otherwise provided by the Committee in the Award Agreement.

(a) Awards Assumed or Substituted by Surviving Entity. With respect to Awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change in Control, if within two years after the effective date of the Change in Control, a Participant’s employment is terminated and such termination is a Qualifying Termination, then:

(i) each outstanding Option and Right shall become fully vested and exercisable and shall remain exercisable for the remainder of its term;

(ii) all time-based vesting restrictions on outstanding Awards, other than Options and Rights, shall lapse, and payout shall be made within ninety (90) days following the date of the Qualifying Termination;

(iii) with respect to all Awards subject to performance-based vesting restrictions:

(1) for any Award as to which the applicable Performance Period is more than 50% completed at the date of the Qualifying Termination, the Performance Period shall be deemed to end as of the date of the Qualifying Termination and the Participant shall receive, within ninety (90) days following the date of the Qualifying Termination, the greater of: (x) payout of the Award based on actual performance achievement during the Performance Period through the date of Qualifying Termination, (y) if applicable, the result obtained by

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applying the share price at the closing of the Change in Control for purposes of measuring Company performance with that of the comparison group at that time under the applicable program and (z) the Award at 100% of target performance under the applicable program; and

(2) for any Award as to which the applicable Performance Period is not more than 50% completed at the date of the Qualifying Termination, the Participant shall receive within ninety (90) days following the date of the Qualifying Termination, the Award at 100% of target performance under the applicable program.

(b) Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change in Control, except with respect to any Awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control: (i) outstanding Options and Rights shall become fully vested (and may be cancelled to the extent not exercised as of the Change in Control, (ii) time-based vesting restrictions on outstanding Awards other than Options and Rights shall lapse and payout shall be made within ninety (90) days following the date of the Change in Control and (iii) with respect to all Awards subject to performance-based vesting restrictions: (1) for any Award as to which the applicable Performance Period is more than 50% completed at the date of the Change in Control, the Performance Period shall be deemed to end as of the date of the Change in Control and the Participant shall receive, within ninety (90) days following the date of the Change in Control, the greater of: (x) payout of the Award based on actual performance achievement during the Performance Period through the date of the Change in Control, (y) if applicable, the result obtained by applying the share price at the closing of the Change in Control for purposes of measuring Company performance with that of the comparison group at that time under the applicable program and (z) the Award at 100% of target performance under the applicable program; and (2) for any Award as to which the applicable Performance Period is not more than 50% completed at the date of the Change in Control, the Participant shall receive, within ninety (90) days following the date of the Change in Control, the Award at 100% of target performance under the applicable program.

(c) Other Change in Control Provisions.

(i) A surviving entity will be deemed to have “assumed or otherwise equitably converted or substituted” an Award under this Plan if the surviving entity substitutes an Award under this Plan with an award, stock option or right under a plan of the surviving entity having equivalent value to and terms and conditions no less favorable than the original Award in all material respects, or otherwise assumes the obligations under and/or equitably adjusts such original Award. The Committee or the Board shall have sole and complete authority and discretion to determine whether the proposed assumption of an Award by a surviving entity meets the requirements provided for in this Section 10(c)(i).

(ii) A “Qualifying Termination” shall mean the participant’s involuntary termination of employment by the Company without cause, excluding any termination by the Company for cause, as determined by the Committee, or termination as a result of death or Total Disability; provided, however, if a Participant is covered under the Executive Severance Plan as then in effect, then (1) the term “Qualifying Termination” in this Plan shall have the meaning as may be set forth in the Executive Severance Plan and (2) in the event that a Qualifying Termination occurs under this Plan and the Executive Severance Plan, then the participant shall be afforded the benefits under the plan which provides for the most favorable treatment of participant’s outstanding equity as determined by the Committee in its sole discretion.

(iii) “Change in Control” means any one or more of the following events occurring on or after the Effective Date:

(1) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d 3 promulgated under the Exchange Act) of 30% or more of either (A) the then-outstanding shares of Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this paragraph, the following acquisitions shall not constitute a Change in Control: (i) any acquisition

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directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated Company or (iv) any acquisition pursuant to a transaction that complies with subparagraphs (3)(A), (3)(B) and (3)(C) of this definition;

(2) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(3) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(4) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

11.	Beneficiary

Subject to Applicable Law, the Beneficiary of a Participant shall be the Participant’s estate, which shall be entitled to receive the Award, if any, payable under the Plan upon his or her death.

12.	Administration of the Plan

(a) Each member of the Committee shall be both a member of the Board and a “non-employee director” within the meaning of Rule 16b-3(b)(3)(i) under the Exchange Act.

(b) All decisions, determinations or actions of the Committee made or taken pursuant to grants of authority under the Plan shall be made or taken in the sole discretion of the Committee and shall be final, conclusive and binding on all persons for all purposes. No member of the Committee or the Board shall be personally liable for

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APPENDIX B RAYONIER ADVANCED MATERIALS INC. 2021 INCENTIVE STOCK PLAN

any action, omission, determination or interpretation made in good faith with respect to the Plan or Awards, and all members of the Committee and of the Board shall be fully indemnified by the Company with respect to any such action, omission, determination or interpretation.

(c) The Committee shall have full power, discretion and authority to interpret, construe and administer the Plan and any part thereof and any Awards granted under the Plan and its interpretations and constructions thereof, including the adoption of rules, modifications, procedures and subplans as may be necessary or desirable for administration of the Plan, including for purposes of granting awards to Participants in foreign countries and qualifying any such awards for preferential tax treatment under Applicable Law. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any action or decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and, except as otherwise determined by the Board, shall be final, conclusive and binding on all parties concerned.

(d) The Committee’s decisions and determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.

(e) The Committee may, in its sole discretion, delegate such of its powers as it deems appropriate; provided, however, that the Committee may not delegate its responsibility (i) to make Awards to executive officers of the Company; or (ii) to certify the satisfaction of Performance Objectives. The Committee may also appoint agents to assist in the day-to-day administration of the Plan and may delegate the authority to execute and deliver documents under the Plan or to take any other action on behalf of the Committee with respect to Awards made or to be made to Participants to one or more members of the Committee or to one or more officers of the Company, subject to the requirements of Applicable Law and the limitations in this Section 12(e). For purposes of the Plan, references to the Committee shall include any such person to whom the Committee has delegated its authority pursuant to this Section 12(e).

(f) If a Change in Control has not occurred and if the Committee determines that a Participant has taken action inimical to the best interests of any Participating Company, the Committee may, in its sole discretion, terminate in whole or in part such portion of any Option or Right as has not yet become exercisable at the time of termination, terminate any performance-based Award which has not yet been paid or for which the Performance Period has not been completed, or terminate any Award of Restricted Stock or Restricted Stock Unit for which the Restriction Period has not lapsed.

13.	Amendment or Termination

(a) The Board may, at any time and from time to time, alter, amend, modify, suspend or terminate the Plan in whole or in part; provided, however, no amendment shall be effective until approved by the Company’s stockholders if such approval is required under Applicable Law, including listing or other requirements of the national securities exchange upon which the Stock is then listed, including amendments that: (i) increase the total number of shares of Stock available for issuance under the Plan, except as provided in Section 14 or (ii) cause Options or Rights issued under the Plan to be repriced or otherwise modified in a manner contemplated under Section 5(j) of the Plan. No amendment, modification or termination of the Plan shall in any manner materially and adversely affect any Award previously granted under the Plan without the consent of the Participant unless such amendment is required to comply with Applicable Law; provided, however, for the avoidance of doubt, that (x) any change pursuant to and in accordance with the requirements of Section 10, (y) any acceleration of payments of amounts accrued under the Plan by action of the Committee or by operation of the Plan’s terms, or (z) any decision by the Committee to limit participation or other features of the Plan prospectively under the Plan shall not be deemed to violate this provision.

(b) No Awards shall be granted under this Plan after it has terminated. The termination of the Plan, however, shall not alter or impair any of the rights or obligations of any Participant without consent under any Award

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previously granted under the Plan. After the termination of the Plan, any previously granted Awards shall remain in effect and shall continue to be governed by the terms of the Plan and the applicable Award Agreement.

14.	Adjustments in Event of Change in Common Stock and Change in Control

(a) In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Section 14, the Committee shall equitably adjust the terms of the Plan and each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include (i) adjusting the number and type of securities subject to each outstanding Award and/or with respect to which Awards may be granted under the Plan; (ii) adjusting the terms and conditions of (including the grant or exercise price) and the performance goals or other criteria included in, outstanding Awards; and (iii) granting new Awards or making cash payments to Participants. The adjustments provided under this Section 14(a) will be final and binding on all interested parties, including the affected Participant and the Company; provided that the Committee will determine whether an adjustment is equitable.

(b) In the event of any dividend or other distribution (whether in the form of cash (other than customary cash dividends in the ordinary course), Stock, other securities, or other property), reorganization, merger, consolidation, split-up, spin off, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Stock or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Stock or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Law or accounting principles, the Committee, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change), is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, to facilitate such transaction or event, give effect to such changes in Applicable Laws or accounting principles, or otherwise:

(i) To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;

(ii) To provide that such Award shall vest and, to the extent applicable, be exercisable, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

(iii) To provide that such Award be assumed by the successor or survivor corporation or entity, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation or entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Committee;

(iv) To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the aggregate number of shares of Stock that may be issued under Section 3(a)) and/or in the terms and conditions of (including the grant or purchase price) and the criteria included in, outstanding Awards;

(v) To replace such Award with other rights or property selected by the Committee; and/or

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(vi) To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.

In taking any action permitted under this Section 14(b), the Committee will not be required to treat all Awards similarly in the transaction.

15.	Forfeiture of Gains on Exercise

Except following a Change in Control, if the Participant terminates employment in breach of any covenants and conditions subsequent set forth in Section 16 and becomes employed by a competitor of the Company within one year after the date of exercise of any Option or the receipt or payment of any Award, the Participant shall pay to the Company an amount equal to any gain from the exercise of the Option or the value of the Award other than Options, in each case measured by the amount reported as taxable compensation to the Participant by the Company for federal and/or provincial income tax purposes and in the case of Options that are incentive stock options, in an amount equal to the amount that would have been reported as taxable income were such Options not incentive stock options and in each case without regard to any subsequent fluctuation in the market price of the shares of Stock. Any such amount due hereunder shall be paid by the Participant within thirty days of becoming employed by a competitor upon demand presented by the authorized agents of the Company. By accepting an Option or other Award hereunder, the Participant is authorizing the Company to withhold, to the extent permitted by law, the amount owed to the Company hereunder from any amounts that the Company may owe to the Participant in any capacity whatsoever.

16.	Conditions Subsequent

Except after a Change in Control, the exercise of any Option or Right and the receipt or payment of any Award shall be subject to the satisfaction of the following conditions subsequent which shall apply while the Participant is employed by a Participating Company and for a period of one (1) year after termination of employment with the Participating Companies: (i) that the Participant refrain from engaging in any activity that in the opinion of the Committee is competitive with any activity of the Company or any Subsidiary, excluding any activity undertaken upon the written approval or request of the Company, (ii) that the Participant refrain from otherwise acting in a manner inimical or in any way contrary to the best interests of the Company and (iii) that the Participant furnish the Company such information with respect to the satisfaction of the foregoing conditions subsequent as the Committee shall reasonably request.

17.	Miscellaneous

(a) Nothing in this Plan or any Award granted hereunder shall confer upon any employee any right to continue in the employ of any Participating Company or interfere in any way with the right of any Participating Company to terminate his or her employment at any time. No Award payable under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of any Participating Company for the benefit of its employees unless the Company shall determine otherwise. No Participant shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as provided in Section 6(d) with respect to Restricted Stock.

(b) The Committee may cause to be made, as a condition precedent to the payment of any Award, or otherwise, appropriate arrangements with the Participant or his or her Beneficiary, for the withholding of any federal, provincial, state, local or foreign taxes. The Company or any other Participating Company shall have the right and power to deduct from all payments or distributions hereunder, or require a Participant to remit to the

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Company promptly upon notification of the amount due, an amount (which may include shares of Stock) to satisfy any federal, provincial, state, local or foreign taxes or other obligations required by law to be withheld with respect thereto with respect to any Award. The Company may defer payments of cash or issuance or delivery of Stock until such withholding requirements are satisfied. The Committee may, in its discretion, require a Participant or permit a Participant to elect, subject to such conditions as the Committee shall impose, (i) to have shares of Stock otherwise issuable under the Plan withheld by the Company or (ii) to deliver to the Company previously acquired shares of Common Stock (through actual tender or attestation), in either case for the greatest number of whole shares having a Fair Market Value on the date immediately preceding the date of exercise or vesting not in excess of the amount to be used for tax withholding, in the Committee’s discretion.

(c) The Plan and the grant of Awards shall be subject to all Applicable Law and to such approvals by any government or regulatory agency as may be required.

(d) The terms of the Plan shall be binding upon the Company and its successors and assigns.

(e) Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

(f) An Award and a Participant’s rights and interest under the Award, may not be sold, assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a participant’s death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided, however, that the Committee may allow a participant to assign or transfer without consideration an Award to one or more members of his immediate family, to a partnership of which the only partners are the Participant or members of the Participant’s immediate family, to a trust established by the Participant for the exclusive benefit of the Participant or one or more members of his immediate family.

18.	Provisions Related to Code Section 409A

(a) To the extent applicable, the Plan and Awards granted hereunder are intended to be compliant with (or exempt from) the requirements of Section 409A of the Code and the Plan and Award Agreements shall be interpreted and administered accordingly, though no guarantee or warranty of such compliance is made to any individual.

(b) Notwithstanding anything in the Plan or in any Award Agreement to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under the Plan or any Award Agreement by reason of the occurrence of a Change in Control, or the Participant’s Total Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless (i) the circumstances giving rise to such Change in Control, Total Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service,” as the case may be, in Code Section 409A and applicable regulations (without giving effect to any elective provisions that may be available under such definition), or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Code Section 409A by reason of the short-term deferral exemption or otherwise. This provision does not prohibit the vesting of any Award. If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in the Award Agreement that is permissible under Code Section 409A.

(c) Notwithstanding anything in the Plan or in any Award Agreement to the contrary, if any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Code Section 409A would otherwise be payable or distributable under this Plan or any Award Agreement by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any

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permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i) if the payment or distribution is payable in a lump sum, the Participant’s right to receive payment or distribution of such non-exempt deferred compensation will be delayed until the earlier of the Participant’s death or the first day of the seventh month following the Participant’s separation from service; and

(ii) if the payment or distribution is payable over time, the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated and the Participant’s right to receive payment or distribution of such accumulated amount will be delayed until the earlier of the Participant’s death or the first day of the seventh month following the Participant’s separation from service, whereupon the accumulated amount will be paid or distributed to the Participant and the normal payment or distribution schedule for any remaining payments or distributions will resume.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with any rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

(d) If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company shall determine which Awards or portions thereof will be subject to such exemptions.

(e) If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).

(f) Notwithstanding anything in the Plan or any Award Agreement to the contrary, each Participant shall be solely responsible for the tax consequences of Awards and in no event shall the Company have any responsibility or liability if an Award does not meet any applicable requirements of Section 409A. Although the Company intends to administer the Plan to prevent taxation under Section 409A, the Company does not represent or warrant that the Plan or any Award complies with Section 409A or any other provision of federal, state, local or other tax law.

19.	Effective Date, Term of Plan and Stockholder Approval

The effective date of the Plan, as amended, is the date of stockholder approval at the Company’s 2021 annual meeting (the “Effective Date”). Upon the Effective Date, no further awards shall be granted under the Prior Plan. The Plan shall terminate upon the tenth anniversary of the Effective Date or, if earlier, upon the adoption of a resolution of the Board terminating the Plan.

2021 RYAM PROXY STATEMENT	B–17

APPENDIX C RAYONIER ADVANCED MATERIALS INC. AUDIT COMMITTEE POLICIES AND PROCEDURES

Appendix C

Rayonier Advanced Materials Inc.

Audit Committee Policies and Procedures

PRE-APPROVAL OF SERVICES PROVIDED BY THE INDEPENDENT AUDITOR

To ensure the Audit Committee (the “Committee”) approves all services to be provided by the Company’s independent auditors and maintains appropriate oversight, the following policies and procedures have been established.

Policies and Procedures

1.	The Committee will approve the fees for the annual audit of the Company’s financial statements and reviews of quarterly financial statements.

2.

The Committee will also approve at one of its regularly scheduled meetings an annual plan of all permissible services to be provided by the independent auditors as well as unanticipated projects that arise.

3.

When the timing of the services does not allow for pre-approval in regularly scheduled Committee meetings, the Chair of the Committee (or another member of the Committee so designated) may approve any audit or allowable non-audit services provided that such approved services are reported to the full Committee at the next regularly scheduled meeting. Approval must be received prior to commencement of the service, unless the service is one of the specific services listed below (see No. 4) that is permitted to be performed on a pre-approval basis.

4.	The following audit-related services are pre-approved as they become required and need commencement before notifying the Chair:

a.	Required audits of wholly-owned subsidiaries of the Company

b.	Consent letters

c.	Audits of statutory financial statements in countries where audited financial statements must be filed with government bodies

d.	Annual audits of the Company’s defined benefit and savings plans

e.	Agreed-upon procedures or other special report engagements performed in connection with requirements under debt agreements or environmental laws; and

f.	Subscription services for technical accounting resources and updates

This pre-approval (prior to notifying the Committee) is for audit services or allowable audit-related services engagements for which fees are less than $10,000.

Any services performed in these pre-approved services categories that were not anticipated will be reported to the Committee at the next regularly scheduled meeting after commencement of the services. The requirements, scope and objectives of the service as well as estimated fees and timing will be reported to the Committee.

Any other services, such as for tax services unrelated to the audit, will require the explicit approval of the Chair or the Committee prior to engaging the independent auditor.

2021 RYAM PROXY STATEMENT	C-1

APPENDIX D NON-GAAP FINANCIAL MEASURES

Appendix D

Non-GAAP Financial Measures

Rayonier Advanced Materials Inc.

Reconciliation of Non-GAAP Measures

December 31, 2020 (Unaudited)

EBITDA BY SEGMENT(a):	THREE MONTHS ENDED DECEMBER 31, 2020
	FOREST PRODUCTS	PAPERBOARD	PULP & NEWSPRINT	HIGH PURITY CELLULOSE	CORPORATE & OTHER	TOTAL
Income (loss) from continuing operations	$60	$4	$(6)	$(4)	$(45)	$9
Depreciation and amortization	3	4	1	32	1	41
Interest expense, net	-	-	-	-	17	17
Income tax expense (benefit)	-	-	-	-	1	1
EBITDA	$63	$8	$(5)	$28	$(26)	$68
Loss on debt extinguishment	-	-	-	-	8	8
Pension settlement (gain) loss	-	-	(1)	-	(2)	(3)
Duties reversal	(21)	-	-	-	-	(21)
Adjusted EBITDA	$42	$8	$(6)	$28	$(20)	$53

	THREE MONTHS ENDED DECEMBER 31, 2019
	FOREST PRODUCTS	PAPERBOARD	PULP & NEWSPRINT	HIGH PURITY CELLULOSE	CORPORATE & OTHER	TOTAL
Income (loss) from continuing operations	$(4)	$4	$(12)	$(7)	$(39)	$(58)
Depreciation and amortization	3	4	1	34	-	42
Interest expense, net	-	-	-	-	18	18
Income tax expense (benefit)	-	-	-	-	(4)	(4)
EBITDA	(1)	8	(11)	27	(25)	(2)
Pension settlement (gain) loss	-	-	11	-	(2)	9
Severance expense	-	-	-	-	1	1
Loan amendment costs	-	-	-	-	1	1
Adjusted EBITDA	$(1)	$8	$-	$27	$(25)	$9

2021 RYAM PROXY STATEMENT	D-1

APPENDIX D NON-GAAP FINANCIAL MEASURES

Rayonier Advanced Materials Inc.

Reconciliation of Non-GAAP Measures  (Continued)

December 31, 2020 (Unaudited)

(millions of dollars, except per share information)

EBITDA BY SEGMENT(a):	YEAR ENDED DECEMBER 31, 2020
	FOREST PRODUCTS	PAPERBOARD	PULP & NEWSPRINT	HIGH PURITY CELLULOSE	CORPORATE & OTHER	TOTAL
Income (loss) from continuing operations	$80	$18	$(20)	$5	$(83)	$-
Depreciation and amortization	12	16	4	116	4	152
Interest expense, net	-	-	-	-	64	64
Income tax expense (benefit)	-	-	-	-	(47)	(47)
EBITDA	$92	$34	$(16)	$121	$(62)	$169
Loss on debt extinguishment	-	-	-	-	8	8
Pension settlement (gain) loss	-	-	(1)	-	(2)	(3)
Duties reversal	(21)	-	-	-	-	(21)
Adjusted EBITDA	$71	$34	$(17)	$121	$(56)	$153

	YEAR ENDED DECEMBER 31, 2019
	FOREST PRODUCTS	PAPERBOARD	PULP & NEWSPRINT	HIGH PURITY CELLULOSE	CORPORATE & OTHER	TOTAL
Income (loss) from continuing operations	$(31)	$6	$(3)	$4	$(94)	$(118)
Depreciation and amortization	9	16	4	123	1	153
Interest expense, net	-	-	-	-	60	60
Income tax expense (benefit)	-	-	-	-	(30)	(30)
EBITDA	$(22)	$22	$1	$127	$(63)	$65
Pension settlement (gain) loss	-	-	11	-	(2)	9
Severance expense	-	-	-	-	1	1
Non-recurring expense(b)	-	-	-	-	1	1
Loan amendment costs	-	-	-	-	4	4
Insurance recovery	-	-	-	-	(4)	(4)
Adjusted EBITDA	$(22)	$22	$12	$127	$(63)	$76

(a)

EBITDA is defined as income (loss) from continuing operations before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP measure used by our Chief Operating Decision Maker, existing stockholders and potential stockholders to measure how the Company is performing relative to the assets under management. Adjusted EBITDA is defined as EBITDA adjusted for items management believes do not represent core operations. Management believes this measure is useful to evaluate the Company’s performance.

(b)	Non-recurring expenses are related to the Company’s review of its commodity asset portfolio.

D-2

APPENDIX D NON-GAAP FINANCIAL MEASURES

Rayonier Advanced Materials Inc.

Reconciliation of Non-GAAP Measures  (Continued)

December 31, 2020 (Unaudited)

(millions of dollars, except per share information)

ADJUSTED FREE CASH FLOWS(a):	YEAR ENDED
	DECEMBER 31, 2020	DECEMBER 31, 2019
Cash provided by operating activities of continuing operations	$124	$22
Capital expenditures, net	(51)	(75)
Adjusted Free Cash Flows	$73	$(53)

(a)

Adjusted free cash flows is defined as cash provided by (used for) operating activities from continuing operations adjusted for capital expenditures, net of proceeds from sale of assets, excluding strategic capital. Adjusted free cash flows is a non-GAAP measure of cash generated during a period which is available for dividend distribution, debt reduction, strategic acquisitions and repurchase of our common stock. Adjusted free cash flows is not necessarily indicative of the adjusted free cash flows that may be generated in future periods.

ADJUSTED NET DEBT(a):	DECEMBER 31, 2020	DECEMBER 31, 2019
Debt due within one year	$17	$19
Long-term debt & finance lease obligation	1,067	1,063
Total debt	1,084	1,082
Original issue discount, premiums and debt issuance costs	11	6
Cash and cash equivalents	(94)	(64)
Adjusted Net Debt	$1,001	$1,024

(a)

Adjusted net debt is defined as the amount of debt after the consideration of the original issue discount, premiums, and debt issuance costs, less cash. Adjusted net debt is a non-GAAP measure of debt and is not necessarily indicative of the adjusted net debt that may occur in future periods.

2021 RYAM PROXY STATEMENT	D-3

APPENDIX D NON-GAAP FINANCIAL MEASURES

Rayonier Advanced Materials Inc.

Reconciliation of Non-GAAP Measures  (Continued)

December 31, 2020 (Unaudited)

(millions of dollars, except per share information)

	THREE MONTHS ENDED						YEAR ENDED
	DECEMBER 31, 2020		SEPTEMBER 26, 2020		DECEMBER 31, 2019		DECEMBER 31, 2020		DECEMBER 31, 2019
ADJUSTED OPERATING INCOME (LOSS) AND INCOME (LOSS) FROM CONTINUING OPERATIONS(a):	$	PER DILUTED SHARE	$	PER DILUTED SHARE	$	PER DILUTED SHARE	$	PER DILUTED SHARE	$	PER DILUTED SHARE
Operating Income (Loss)	$37		$17		$(32)		$27		$(83)
Duties reversal	(21)		-		-		(21)		-
Severance expense	-		-		1		-		1
Non-recurring expense(b)	-		-		-		-		1
Loan amendment costs	-		-		1		-		4
Insurance recovery	-		-		-		-		(4)
Adjusted Operating Income (Loss)	$16		$17		$(30)		$6		$(81)
Income (Loss) from Continuing Operations	$9	$0.14	$29	$0.45	$(57)	$(0.91)	$-	$-	$(119)	$(2.33)
Pension settlement (gain) loss	(3)	(0.04)	-	-	9	0.14	(3)	(0.04)	9	0.16
Duties reversal	(21)	(0.32)	-	-	-	-	(21)	(0.33)	-	-
Severance expense		-	-	-	1	0.02	-	-	1	0.03
Loss on debt extinguishment	8	0.12	-	-	-	-	8	0.12	-	-
Non-recurring expense(b)	-	-	-	-	-	-	-	-	1	0.02
Loan amendment costs	-	-	-	-	1	0.01	-	-	4	0.07
Insurance recovery	-	-	-	-	-	-	-	-	(4)	(0.07)
Tax effects of adjustments	4	0.07	-	-	(3)	(0.04)	4	0.07	(2)	$(0.04)
Adjusted Income (Loss) from Continuing Operations	$(3)	$(0.03)	$29	$0.45	$(49)	$(0.78)	$(12)	$(0.18)	$(110)	$(2.16)

(a)

Adjusted Operating Income (Loss) is defined as operating income adjusted for non-recurring costs related to the Company’s review of its commodity asset portfolio, duties reversal, loan amendment costs, insurance recovery received, and severance expense. Adjusted income (loss) from Continuing Operations is defined as net income (loss) from Continuing Operations adjusted net of tax for non-recurring costs related to the Company’s review of its commodity asset portfolio, loan amendment costs, duties receivable, insurance recovery received, severance expense, pension settlement, and loss on debt extinguishment. Adjusted operating and net income (loss) are not necessarily indicative of results that may be generated in future periods.

(b)	Non-recurring expenses are related to the Company’s review of its commodity asset portfolio.

D-4

RAYONIER ADVANCED MATERIALS INC.

1301 RIVERPLACE BLVD

SUITE 2300

JACKSONVILLE, FL 32207

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 16, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 16, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	D45934-P53345	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

  RAYONIER ADVANCED MATERIALS INC.

The Board of Directors recommends you vote “FOR” the following:

1. Election of Directors

Nominees:		For	Against	Abstain

1a. Charles E. Adair		☐	☐	☐		For	Against	Abstain

1b. Julie A. Dill		☐	☐	☐	4. Approval of the 2021 Rayonier Advanced Materials Inc. Incentive Stock Plan.	☐	☐	☐
1c. James F. Kirsch		☐	☐	☐

					5. Ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm for the Company for 2021.	☐	☐	☐
The Board of Directors recommends you vote “1 YEAR” on the following proposal:	1 Year	2 Years	3 Years	Abstain

2. Advisory vote on the frequency of future non-binding votes on the compensation of our named executive officers.	☐	☐	☐	☐	NOTE: Properly executed proxies will be voted in the manner instructed herein, or if no instruction is provided, then the proxy will be voted “For” all nominees, “One Year” on Proposal 2 and “For” Proposals 3, 4 and 5. The named proxies are also authorized, in their discretion, to consider and act upon such other business as may properly come before the meeting or any adjournment thereof.
The Board of Directors recommends you vote “FOR” proposals 3, 4 and 5.		For	Against	Abstain
3. Advisory vote to approve the compensation of our named executive officers as disclosed in our Proxy Statement.		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be Held on May 17, 2021:

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D45935-P53345

RAYONIER ADVANCED MATERIALS INC.

Annual Meeting of Stockholders

May 17, 2021 5:30 PM

This proxy is solicited by the Board of Directors of

Rayonier Advanced Materials Inc. (“RYAM”)

and the Trustees of various retirement plans sponsored by RYAM.

By signing this card, I (we) hereby (i) authorize PAUL G. BOYNTON, MARCUS J. MOELTNER and R. COLBY SLAUGHTER, or each of them, each with full power to appoint his substitute, to vote as Proxy for me (us), and (ii) direct Reliance Trust Company, Trustee under the Rayonier Advanced Materials Inc. Investment and Savings Plan for Salaried Employees, Rayonier Advanced Materials Inc. Jesup Plant Savings Plan for Hourly Employees, and Rayonier Advanced Materials Inc. Fernandina Plant Savings Plan for Hourly Employees, to vote in person or by proxy all shares of Common Stock of Rayonier Advanced Materials Inc. which the undersigned is entitled to vote, and which are allocated to any accounts of the undersigned under such Plans, in each case, on all matters which properly come before the Annual Meeting of Stockholders of Rayonier Advanced Materials Inc. to be held at The DoubleTree Hotel, 1201 Riverplace Boulevard, Jacksonville, Florida on Monday, May 17, 2021 at 5:30 p.m., Eastern Daylight Time, or at any adjournment thereof, the number of shares which I (we) would be entitled to vote if personally present. The proxies shall vote subject to the directions indicated on the reverse side of this card and the proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or at any adjournment thereof.

If this proxy card is properly executed by the stockholder(s), the stock represented by this proxy will be voted in the manner directed herein. If no direction is properly made, this proxy will be voted “For” all nominees, “One Year” on Proposal 2 and “For” Proposals 3, 4, and 5. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

YOU MAY VOTE BY INTERNET OR PHONE BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE. IF YOU CHOOSE TO VOTE BY MAIL, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued, and to be signed and dated, on reverse side.)